The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities and are not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.
 Filed pursuant to Rule 424(b)(5)
 Registration Statement No. 333-291214
Subject to Completion, dated November 3, 2025
Preliminary Prospectus Supplement
(To Prospectus dated November 3, 2025)
WeRide Inc.
88,250,000 Class A Ordinary Shares
This prospectus supplement relates to the offering of 88,250,000 Class A ordinary shares, par value US$0.00001 per share, by WeRide Inc. as part of a global offering, or the Global Offering, consisting of an international offering of 83,837,500 Class A ordinary shares offered hereby, and a Hong Kong public offering of 4,412,500 Class A ordinary shares. The public offering price for the international offering and the Hong Kong public offering is HK$     per Class A ordinary share, or approximately US$     per Class A ordinary share based on an exchange rate of HK$     to US$1.00.
Our American Depositary Shares, or ADSs, are listed on the Nasdaq Stock Market, or Nasdaq, under the symbol “WRD.” The closing price of our ADSs on Nasdaq on October 31, 2025 was US$10.67 per ADS, or HK$27.63 per Class A ordinary share, based upon an exchange rate of HK$7.7698 to US$1.00, per the exchange rate published by The Wall Street Journal as of October 31, 2025. Each ADS represents three Class A ordinary shares.
The allocation of Class A ordinary shares between the international offering and the Hong Kong public offering is subject to reallocation. For more information, see “Underwriting” beginning on page S-45 of this prospectus supplement. The public offering price in the international offering may differ from the public offering price in the Hong Kong public offering. The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the United States in compliance with applicable law. We are paying a registration fee for Class A ordinary shares sold in the United States, as well as for Class A ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time into the United States.
We have applied to list our Class A ordinary shares on The Stock Exchange of Hong Kong Limited, or the Hong Kong Stock Exchange, pursuant to the Hong Kong Listing Rules under the stock code “0800.”
We are an “emerging growth company” as defined under applicable U.S. federal securities laws and are eligible for certain reduced public company reporting requirements.

Investing in our Class A ordinary shares, including those represented by ADSs, involves risks. See “Risk Factors” beginning on page S-14 of this prospectus supplement, on page 17 of the accompanying base prospectus and the risk factors described in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus for additional information and factors you should consider before investing in our securities.

WeRide Inc. is not an operating company in mainland China, but a Cayman Islands holding company with operations mainly conducted by its subsidiaries in mainland China. As used in this prospectus supplement, “we,” “us,” “our company,” “the Company” or “our” refers to WeRide Inc., our Cayman Islands holding company, and its subsidiaries, including WeRide, and “WeRide” refers to Guangzhou Wenyuan Zhixing Technology Co., Ltd. and its subsidiaries in mainland China. Unless otherwise specified, in the context of describing business and operations, we are referring to the business and operations conducted by WeRide.
For the years ended December 31, 2022, 2023 and 2024, there were intra-group loans, capital contributions and amounts paid under intra-group transactions. See “Prospectus Summary—Cash Flows through Our Organization” in the accompanying base prospectus. We have established stringent controls and procedures for monitoring cash flows within our organization. The cash of our group is under the unified management of our finance department. Each cash requirement, after raised by the business department of an operating entity, is required to go through a two-to- five-level review process, depending on the relevant business department making such request and the amount of cash involved. A single employee is not permitted to complete all requisite reviews of a cash transfer, but rather only portions of the whole procedure. For special cash requirements that are out of the ordinary course of our business, additional review may be required to ensure the cash transfer is compliant with our internal policies and procedures. After such cash requirement is approved by the responsible persons in the finance department, the treasury department makes the cash transfer to the relevant operating entities. We

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities and are not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.
strictly follow the foregoing controls and procedures to ensure that each transfer of cash among our Cayman Islands holding company and our subsidiaries is subject to internal approval. To date, we have not had any difficulty in transferring cash among our Cayman Islands holding company and our subsidiaries. The cash transfers through our organization are also subject to restrictions and limitations under PRC laws and regulations, which may restrict our subsidiaries’ ability to pay dividends or make payments to the Cayman Islands holding company, and thus cause the value of our securities you invest in the Global Offering to significantly decline or become of little or no value. For the years ended December 31, 2022, 2023 and 2024, no assets other than cash were transferred between the Cayman Islands holding company and its subsidiaries. As of the date of this prospectus supplement, no subsidiaries have paid dividends or made other distributions to the Cayman Islands holding company, and no dividends or distributions have been paid or made to U.S. investors. In the future, cash proceeds raised from overseas financing activities, including the Global Offering, may be transferred by us to our mainland China subsidiaries via capital contribution or shareholder loans, as the case may be. For a detailed description of how cash is transferred through our organization and these restrictions, see “Prospectus Summary—Cash Flows through Our Organization” in the accompanying base prospectus.
We face various legal and operational risks and uncertainties associated with being based in or having our operations primarily in mainland China and the complex and evolving PRC laws and regulations.
For example, we face risks associated with the fact that the PRC government has significant authority in regulating our operations and may influence or intervene in our operations at any time, regulatory approvals on offerings conducted overseas by, and foreign investment in, China-based issuers, anti- monopoly regulatory actions and oversight on data security. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless.
On December 16, 2021, the Public Company Accounting Oversight Board, or the PCAOB, issued its report notifying the SEC, of its determination that it was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong, including our auditor, which is headquartered in mainland China. Under the Holding Foreign Companies Accountable Act, or the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections because of a position taken by an authority in the foreign jurisdiction for two consecutive years, the SEC shall prohibit our shares or ADSs from being traded on a national securities exchange or in the over- the- counter trading market in the U.S. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. Furthermore, on December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements under the HFCAA, pursuant to which the SEC will identify a “Commission-Identified Issuer” if an issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction, and will then impose a trading prohibition on an issuer after it is identified as a Commission-Identified Issuer for two consecutive years. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission- Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading in the U.S. under the HFCAA. For more details, see “Risk Factors—Risks Related to Doing Business in Mainland China—The PCAOB had historically been unable to inspect our auditor in relation to their audit work,” and “Risk Factors—Risks Related to Doing Business in Mainland China—Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting or prohibition of trading of the ADSs, or the threat of their being delisted or prohibited from trading, may materially and adversely affect the value of your investment” in the accompanying prospectus.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities and are not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.
	Per Class A ordinary share	Total
Public offering price(1)	HK$	HK$
Underwriting discounts and commissions(2)	HK$	HK$
Proceeds, before expenses, to us(3)	HK$	HK$

(1)
Equivalent to US$ per ADS, based upon each ADS representing three Class A ordinary shares and an exchange rate of HK$ to US$1.00 as of            , 2025, per the exchange rate published by The Hong Kong Monetary Authority as of             , 2025.

(2)
See “Underwriting” for additional information regarding compensation payable by us to the underwriters.

(3)
Includes estimated net proceeds of HK$ from the sale of 4,412,500 Class A ordinary shares in the Hong Kong public offering

We have granted the international underwriters the option to purchase up to an additional 13,237,500 Class A ordinary shares at the public offering price until 30 days after the last day for the lodging of applications under the Hong Kong public offering. China International Capital Corporation Hong Kong Securities Limited may choose to enter into a borrowing arrangement with Humber Partners Limited and/or Yanli Holdings Limited to facilitate the settlement of over-allocations. If such stock borrowing arrangement is entered into, China International Capital Corporation Hong Kong Securities Limited is obligated to return Class A ordinary shares to Humber Partners Limited, Yanli Holdings Limited or their/its nominees, as the case may be, by exercising the option to purchase additional Class A ordinary shares from us or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or by China International Capital Corporation Hong Kong Securities Limited to Humber Partners Limited and/or Yanli Holdings Limited for the loan of these Class A ordinary shares.
We have two classes of ordinary shares, Class A ordinary shares and Class B ordinary shares. Upon the completion of the Global Offering, 956,020,146 Class A ordinary shares and 54,814,423 Class B ordinary shares will be issued and outstanding, assuming the underwriters do not exercise their option to purchase additional Class A ordinary shares and based on 867,770,146 Class A ordinary shares and 54,814,423 Class B ordinary shares issued and outstanding as of June 30, 2025. Each Class A ordinary share is entitled to one vote, and each Class B ordinary share is entitled to 40 votes. Each Class B ordinary share is convertible to one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. See the section titled “Description of Share Capital” in the accompanying prospectus for additional information on our share capital. Dr. Tony Xu Han, our founder, chairman and chief executive officer, and Dr. Yan Li, our co-founder, director and chief technology officer, beneficially own in the aggregate all of our issued Class B ordinary shares, representing in the aggregate 69.64% of the voting power of our total issued and outstanding shares immediately after the completion of the Global Offering, assuming the underwriters do not exercise their option to purchase additional Class A ordinary shares. Dr. Han has voluntarily committed to a three-year lock-up, effective as of October 28, 2025, covering all shares of our share capital or securities convertible into,exchangeable, or exercisable for any share of our share capital, directly or indirectly owned or controlled by him. During this lock-up period, Dr. Han will not sell, transfer, pledge, or otherwise dispose of any of such securities, subject to customary exceptions.
Delivery of the Class A ordinary shares in the Global Offering is expected to be made on or about      , 2025.

CICC	(in alphabetical order)	Morgan Stanley
J.P. Morgan
BOC International	FUTU	Daiwa Capital Markets	ABCI	ICBCI
The date of this prospectus supplement is           , 2025.

Our Comprehensive Product Portfolio for Diversified Use Cases

WeRide
To Transform Urban Living with
Autonomous Driving
Robovan

WeRide One

Robotaxi – Mobility-as-a-Service

WeRide
文远知行
BJHAD
无人化测试

WeRide

Robotaxi
WeRide
文远知行

WeRide

Robobus – Public Transportation Solutions

Renault Group
WeRide

CONRAD

Robovan – Logistics-as-a-Service

无人驾驶货运车
Robovan
JMC
文远知行

Robovan
无人驾驶货运车
WeRide

WeRide
文远知行
无人物流W5

Robosweeper – S1 and S6 Models for Urban Sanitation

Robosweeper
文远知行
无人驾驶环卫车
WeRide
003
2010
YUTONG

WeRide

Robosweeper
文远知行
无人驾驶环卫车
WeRide
003

ADAS Solution – One Stage End-to-end ADAS

EXEED

1,500+ / 700+

Vehicles / Robotaxis in L4 autonomous driving fleet[1]

30+ Cities in 11 Countries

With trial and commercial operations across multiple products[2]

7 Countries

where our products have received autonomous driving permits[2,3]

2,200+ Days

Of proven operation record[2]

Approximately 55 Million Kilometers

Autonomous driving mileage on public roads[2]

No Regulatory Discipline

For autonomous driving system failure[2,4]

Notes:

(1) As of October 20, 2025

(2) As of the date of this prospectus

(3) Including Belgium, China, the US, the UAE, Singapore, France and Saudi Arabia

(4) According to CIC

Prospectus Supplement

Prospectus

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, Class A ordinary shares only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.
No action is being taken in any jurisdiction outside the United States to permit a public offering of the Class A Ordinary Shares or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
On November 3, 2025, we filed with the SEC an automatic registration statement on Form F-3ASR (File No. 333-291214) utilizing a shelf registration process relating to the securities described in this prospectus supplement. Under this shelf registration process, we may, from time to time, sell any combination of Class A Ordinary Shares, Class B Ordinary Shares, ADS representing Class A Ordinary Shares, Preferred Shares, Debt Securities, Warrants and Units.
The two parts of this document include: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides a general description of the securities that we may offer, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information” and “Incorporation of Documents by Reference.”
Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus supplement modifies or supersedes that statement. Any statements so modified or superseded will be deemed not to constitute a part of this prospectus supplement except as so modified or superseded. In addition, to the extent of any inconsistencies between the statements in this prospectus supplement and similar statements in any previously filed report incorporated by reference into this prospectus supplement, the statements in this prospectus supplement will be deemed to modify and supersede such prior statements.
The registration statement that contains this prospectus supplement, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus supplement. That registration statement can be read on the SEC’s website or at the SEC’s offices mentioned below under the heading “Where You Can Find More Information.”
We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus that we prepare or authorize. We have not authorized anyone to provide you with different or additional information, and we take no responsibility for any other information that others may give you. If you receive any other information, you should not rely on it.
This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which this prospectus supplement relates, nor do this prospectus supplement and the accompanying base prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information in this prospectus supplement and the accompanying base prospectus is accurate at any date other than the date indicated on the cover page of this prospectus supplement or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations or prospects may have changed since that date.
You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed in connection with this offering or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the applicable parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date.
WeRide Inc. is not an operating company in mainland China, but a Cayman Islands holding company with operations mainly conducted by its subsidiaries in mainland China. As used in this prospectus supplement, “we,” “us,” “our company,” “the Company” or “our” refers to WeRide Inc., our Cayman Islands holding

S-ii

company, and its subsidiaries, including WeRide, and “WeRide” refers to Guangzhou Wenyuan Zhixing Technology Co., Ltd. and its subsidiaries in mainland China. Unless otherwise specified, in the context of describing business and operations, we are referring to the business and operations conducted by WeRide.

S-iii

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements contained or incorporated by reference in this prospectus supplement, including the documents referred to or incorporated by reference in this prospectus supplement or statements of our management referring to our summarizing the contents of this prospectus supplement, include “forward-looking statements”. We have based these forward-looking statements on our current expectations and projections about future events. Our actual results may differ materially or perhaps significantly from those discussed herein, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “may,” “will,” “believe,” “expect,” “anticipate,” “aim,” “intend,” “estimate,” “plan,” “is/are likely to,” “project,” “potential,” “continue” and other similar expressions. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements included or incorporated by reference in this prospectus supplement or our other filings with the U.S. Securities and Exchange Commission, or the SEC include, but are not necessarily limited to, those relating to:
•
our mission, goals and strategies;

•
our future business development, financial condition and results of operations;

•
the expected changes in our revenue, expenses or expenditures;

•
the expected growth of the autonomous driving market in China and globally;

•
our expectations regarding demand for and market acceptance of our products and services;

•
our ability to improve and enhance our autonomous driving technology and offer quality products and services;

•
competition in our industry;

•
government policies and regulations relating to our industry;

•
general economic and business conditions in China and globally;

•
the outcome of any legal or administrative proceedings; and

•
assumptions underlying or related to any of the foregoing.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipate in our forward-looking statements. Please see “Risk Factors” beginning on page S-14 of this prospectus supplement, on page 17 of the accompanying base prospectus, and in our reports filed with the SEC or for additional risks which could adversely impact our business and financial performance.
Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus supplement are based on information available to us on the date of this prospectus supplement. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout (or incorporated by reference in) this prospectus supplement.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights selected information contained or incorporated by reference in this prospectus supplement. This summary does not contain all of the information you should consider before investing our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference, especially the information presented under the heading “Risk Factors” of this prospectus supplement, and our financial statements and the notes to those financial statements, which are incorporated by reference, and the other financial information appearing elsewhere in or incorporated by reference into this prospectus supplement, before making your investment decision. See “Incorporation of Certain Information by Reference.” Certain information contained in this prospectus supplement and the accompanying prospectus concerning WeRide’s industry and the regions in which WeRide operates, including its general expectations, market position, market size, market opportunity, market share, competitive landscape, market rankings, capabilities of market participants and other management estimates, if so indicated, is based on an industry report dated October 27, 2025, or the CIC Report, and commissioned by us and prepared by China Insights Industry Consultancy Limited, or CIC, to provide information regarding WeRide’s industry and market position. Neither we nor any other party involved in the Global Offering has independently verified such information, and neither we nor any other party involved in the Global Offering makes any representation as to the accuracy or completeness of such information. Investors are cautioned not to place any undue reliance on the information, including statistics and estimates, set forth in this section or similar information included elsewhere in this prospectus supplement and the accompanying prospectus.
Overview
WeRide is a global pioneer in L4 autonomous driving. We have deployed autonomous driving products and solutions in over 30 cities across 11 countries, including China, the UAE, Saudi Arabia, Switzerland, France, Singapore and Japan, as of October 20, 2025. Our robotaxi services are among the first in the world to achieve scaled commercial operation in both China and the Middle East. In 2024, WeRide was ranked as the second- largest company globally in revenue from L4 and above autonomous driving on city roads capturing a 21.8% market share, according to CIC.
We adopt a balanced growth strategy, prioritizing markets that demonstrate strong potential for autonomous driving adoption in the long run—both internationally and in China’s major cities—while focusing on regions where autonomous vehicles offer clear economic and operational advantages. As of October 20, 2025, we deployed a fleet of over 1,500 autonomous vehicles, comprising 1,108 self-operated vehicles and 415 vehicles deployed in partnership with third parties. For self-operated vehicles, 286 vehicles were used for commercial activities and 822 vehicles were used solely for testing purposes. All 415 vehicles deployed in partnership with third parties were used for commercial activities.
We believe that securing a first-mover advantage in key overseas markets is critical to establishing our longterm global leadership and capturing early commercial opportunities as regulatory frameworks and market demand evolve. WeRide has established a leading international footprint with notable first-mover advantages in key overseas markets. In France, Switzerland and Belgium, WeRide is the only company that has successfully deployed L4 autonomous driving solutions to date, according to CIC. In Singapore, WeRide is the only autonomous driving company with a dual presence in both robotaxi and robobus deployment, maintaining a lead of at least 1.5 years ahead of the next market entrant in L4 development, according to CIC. In the UAE, WeRide is more than two years ahead of the second player in terms of L4 autonomous driving deployment and remains the first company in the world to commence a L4 fully driverless testing outside of China and the U.S., according to CIC. Similarly, in Saudi Arabia, WeRide leads by approximately two years in L4 autonomous driving implementation, according to CIC.
Overseas markets, especially in Europe and the Middle East, present potentially higher penetration rates for the technology and more favorable cost-performance dynamics, making them ideal destinations for scaling our robotaxi services. For example, in Abu Dhabi, where we have already commercialized, riding fares are listed around more than four times higher than those in Tier 1 cities in China, according to CIC. We have over 100 robotaxis in the Middle East, where we believe our robotaxis deliver superior unit economics and higher profitability. We plan to continue to scale our current fleet and expand to more global cities, deploying tens of thousands of robotaxis in the coming years.

Recent Development
Continued Business and Revenue Growth
Since June 30, 2025, we have continued to steadily expand our business. According to our unaudited management accounts, we recorded higher revenue for the three months ended September 30, 2025 compared to the three months ended June 30, 2025. This growth was driven by an increase in both product revenue and service revenue.
Please note that the above information is prepared based on our unaudited management accounts, which are preliminary in nature and may be subject to change. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Material Accounting Policies” in Exhibit 99.1 to our Report on Form 6-K (File No. 001-42213) filed with the SEC on November 3, 2025, or the Supplemental 6-K, and “Risk Factors—Risks Related to the Commercialization of Our Products and Technologies,” and “Risk Factors—Risks Related to Our Financial Condition and Need for Additional Capital” in the accompanying prospectus and “Special Note Regarding Forward-Looking Statements.”
Continued International Expansion
In April 2025, we announced that we are integrating our autonomous robotaxis into Dubai’s public transportation system through a partnership with Dubai’s Road and Transport Authority and Uber, which was formalized via a memorandum of understanding signed in March 2025. This latest launch in Dubai follows our successful robotaxi launch in Abu Dhabi in 2021, positioning us as a key player in autonomous mobility technology services in the Middle East. It also marks the second city in the region where we are collaborating with Uber to bring cutting-edge autonomous mobility solutions to the public. This collaboration represents a significant milestone in our mission to make autonomous mobility a global reality, reinforcing our position as a partner of choice in bringing innovative technology closer to people.
In May 2025, we and Uber announced a significant expansion of our previously announced strategic partnership, adding 15 additional cities globally over the next five years, including in Europe.
In June 2025, we announced that we are partnering with Renault Group for the second consecutive year, to provide a L4 autonomous minibus shuttle service during the 2025 Grand Slam tournament on the iconic clay courts.
In July 2025, our robotaxi was granted Saudi Arabia’s first robotaxi autonomous driving permit.
In August 2025, we and Grab, Southeast Asia’s leading superapp, announced a strategic partnership between us to accelerate the deployment and commercialization of L4 robotaxis in Southeast Asia, and reflects a shared vision to seamlessly integrate WeRide vehicles into Grab’s network to enhance service level.
In September 2025, our robobus was granted Belgium’s first federal test permit for a Level 4 autonomous shuttle, making us the only technology company in the world with products holding autonomous driving permits in seven countries: Belgium, China, France, the UAE, Saudi Arabia, Singapore, and the U.S.
Commitment to Equity Investment
Uber has committed to an equity investment of US$100 million, in addition to its existing investment, in our company as part of the recently announced expanded cooperation. This investment is expected to be called by us and completed by the fourth quarter of 2025, with closing subject to customary conditions, unless extended at our option. Uber will invest at a price based on the volume-weighted average price of our ADSs prior to the closing. Additionally, Grab has committed to a strategic equity investment in our company as part of the recently announced strategic partnership. The foregoing summary of the terms of Uber’s commitment is qualified in its entirety by reference to the text of the Uber Commitment Letter, which is filed hereto as Exhibit 10.23 and is incorporated herein by reference.
Potential Regulatory Development
Chinese government may increase its scrutiny over the use of proceeds raised by domestic companies from Hong Kong share sales or their overseas investment. When we repatriate funds to the PRC from overseas financing activities, we may be required to complete certain filing or approval procedures to transfer funds out of the PRC for purposes such as investment, acquisition, or other capital account activities. Such requirements may negatively affect our ability to pursue overseas expansion.
Continued Net Loss
We expect to record net loss in 2025 primarily due to anticipated increases in our research and development expenses and selling expenses. We expect our research and development expenses to increase in 2025 as we continue to expand our R&D team and invest in developing new technologies, products and solutions. We also expect our selling expenses to increase in absolute amount in 2025, as we continue accelerating market entry and global expansion through both zero-to-one expansion into new geographies and scaling in new markets once we have established operations. We may incur net loss, considering the initial fixed investments and preparation for scaled commercialization when entering new markets. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Description of Key Components of Results of Operations—Operating Expenses” in the Supplemental 6-K for more details.
The information above is based on preliminary unaudited information and management estimates as of September 30, 2025, is not a comprehensive statement of our financial results nor predictive of our results for the year ending December 31, 2025, and is subject to completion of our financial closing procedures. Our independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, this preliminary estimate.
Our Holding Company Structure and Risks Related to Doing Business in Mainland China
WeRide Inc. is not an operating company in China, but a Cayman Islands holding company with operations mainly conducted by its subsidiaries in mainland China. As used in this prospectus supplement, “we,” “us,” “our company,” “the Company” or “our” refers to WeRide Inc., our Cayman Islands holding company, and its subsidiaries.
We face various legal and operational risks and uncertainties associated with being based in or having our operations primarily in mainland China and the complex and evolving PRC laws and regulations. For example, we face risks associated with the fact that the PRC government has significant authority in regulating our operations and may influence or intervene in our operations at any time, regulatory approvals on offerings conducted overseas by, and foreign investment in, China-based issuers, anti-monopoly regulatory actions, and oversight on data security. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or become of little or no value. For a detailed description of risks related to doing business in mainland China, see “Risk Factors—Risks Related to Doing Business in mainland China” in the accompanying prospectus.
PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of such securities to significantly decline or become of little or no value. For more details, see “Risk Factors—Risks Related to Doing Business in mainland China—The PRC government’s significant oversight and discretion over our business operation could result in a material adverse change in our operations and the value of our ADSs” in the accompanying prospectus.
Risks and uncertainties arising from the legal system in mainland China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, which may also exist in other jurisdictions, could result in a material adverse change in our operations and the value of our ADSs. For more details, see “Risk Factors—Risks Related to Doing Business in mainland China—There may be changes from time to time in the interpretation and application of the laws of mainland China, and any failure to comply with laws and regulations could have a material adverse effect on our business, results of operations, financial condition and the value of our ADSs” in the accompanying prospectus.
Permissions Required from the PRC Authorities for Our Operations
We conduct our business primarily through our subsidiaries in mainland China. Our operations in mainland China are governed by PRC laws and regulations. As of the date of this prospectus supplement, as advised by

Commerce & Finance Law Offices, we have obtained all of the requisite licenses and permits from the PRC government authorities that are material for our business operations, including, among others, a license for ride hailing operations for the WeRide Go app, four urban solid waste licenses and several road testing permits held by our mainland China subsidiaries. However, we may be required to obtain additional licenses, permits, filings or approvals for our products and services in the future. If (i) we fail to obtain, maintain or renew the relevant licenses, permits, filings or approvals, (ii) we inadvertently conclude that such licenses, permits, filings or approvals are not required, while they actually are required, or (iii) we are required to obtain the relevant approval or complete other filing procedures as a result of changes of applicable laws, regulations or interpretations thereof but fail to do so, as the case may be, the competent PRC government authorities may have the power to, among other things, levy fines, confiscate our income, revoke our licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by government authorities may have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ADSs. See “Risk Factors—Risks Related to Our Business and Industry—Any lack of requisite approvals, licenses or permits applicable to our business operation may have a material and adverse impact on our business and results of operations” in the accompanying prospectus.
Permissions Required from the PRC Authorities for the Global Offering
On December 28, 2021, the Cyberspace Administration of China, or the CAC, together with certain other PRC governmental authorities, jointly released the Revised Cybersecurity Review Measures, which took effect on February 15, 2022. Pursuant to the Revised Cybersecurity Review Measures, (i) operators of critical information infrastructure that intend to purchase network products and services and online platform operators that conduct data processing activities, in each case that affect or may affect national security, and (ii) operators of network platforms seeking listing abroad that are in possession of more than one million users’ personal information must apply for a cybersecurity review. The Revised Cybersecurity Review Measures set out certain general factors which would be the focus in assessing the national security risk during a cybersecurity review, including without limitation, risks of influence, control or malicious use of critical information infrastructure, core data, important data or large amounts of personal information by foreign governments in relation to a listing abroad. If we are required to go through a cybersecurity review, we face uncertainties as to whether we will be able to timely complete the review, or at all, which may subject us to government enforcement actions and investigations, fines, penalties, suspension of our non-compliant operations, and materially and adversely affect our business and results of operations.
As of the date of this prospectus supplement, we are not in possession of more than one million users’ personal information. However, if we plan to list our securities on other foreign exchanges in the future, and if by that time the amount of users’ personal information we possess exceeds one million, we will be obligated to apply for a cybersecurity review. For detailed information, see “Risk Factors—Risks Related to Our Business and Industry—Our business generates and processes a large amount of data, and we are required to comply with PRC and other applicable laws relating to privacy and cybersecurity. The improper use or disclosure of data or failure to comply with applicable laws and regulations could have a material and adverse effect on our business and prospects” in the accompanying prospectus.
On February 17, 2023, the CSRC, as approved by the State Council, released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines, or the Filing Rules. The Filing Rules took effect on March 31, 2023, when the CSRC started to accept filing applications. Under the Filing Rules, a filing-based regulatory system will apply to “indirect overseas offering and listing” of PRC domestic enterprises, which refers to such securities offering and listing in an overseas market made by an offshore entity based on the underlying equity, assets, earnings or other similar rights of a domestic enterprise which operates its main business domestically in mainland China. The Filing Rules apply to all overseas equity financing and listing activities of PRC domestic enterprises, including initial and follow-on offerings of shares, depository receipts, convertible corporate bonds, or other equity instruments and trading of securities in overseas market.
We have completed the required filings with the CSRC for our US IPO in accordance with the requirements under the Filing Rules, and the CSRC has concluded the filing procedure and published the filing results on the CSRC website on October 17, 2024. However, under the Filing Rules, any post-listing follow-on offering by an issuer in the same overseas market shall be subject to filing requirements within three business days after the completion of the offering. Furthermore, any future capital raising activities such as follow-on equity or debt offerings, listing on other stock exchanges and going private transactions, may also be subject to the filing requirement with the CSRC. Failure to complete such filing procedures as required under the Filing Rules, or a rescission of any such filings completed by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities, which could include fines and penalties on our operations in mainland China, and other forms of sanctions that may materially and adversely affect our business, financial condition and results of operations. For detailed information, see “Risk Factors—Risks Related to Doing Business in mainland China—We may be required to complete filing procedures with the China Securities Regulatory Commission in connection with our future offerings. We cannot predict whether we will be able to complete such filing on a timely manner, or at all” in the accompanying prospectus. In connection with the Global Offering, on September 24, 2025, the CSRC issued a notification on our completion of the PRC filing procedures for the Global Offering and the proposed listing of our Class A ordinary shares on the Hong Kong Stock Exchange.
The Holding Foreign Companies Accountable Act
Pursuant to the Holding Foreign Companies Accountable Act, which was enacted on December 18, 2020 and further amended by the Consolidated Appropriations Act, 2023, signed into law on December 29, 2022, or the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board, or the PCAOB, because of a position taken by an authority in the foreign jurisdiction for two consecutive years, the SEC will prohibit our shares or the ADSs from being traded on a national securities exchange or in the over-the- counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Risk Factors—Risks Related to Our Business and Industry—The PCAOB had historically been unable to inspect our auditor in relation to their audit work” and “Risk Factors—Risks Related to Our Business and Industry—Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting or prohibited from trading of the ADSs, or the threat of their being delisted or prohibited from trading, may materially and adversely affect the value of your investment” in the accompanying prospectus.
Implication of Being a Foreign Private Issuer
We are a foreign private issuer within the meaning of the rules under the United States Securities Exchange Act of 1934, as amended, or Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market Rules. See “Risk Factors—Risks Related to Our Class A Ordinary Shares and the ADSs—As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market’s corporate governance requirements; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Stock Market’s corporate governance requirements” in the accompanying prospectus.

Implication of Being an Emerging Growth Company
As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include an exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting.
We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenue of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of our US IPO; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the United States Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our ADSs that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above. Based on the aggregate market value of our Class A ordinary shares (including Class A ordinary shares represented by ADSs) held by non-affiliates as of June 30, 2025, we expect to become a “large accelerated filer” and no longer qualify as an emerging growth company as of December 31, 2025.
Corporate Information
Our principal executive offices are located at 21st Floor, Tower A, Guanzhou Life Science Innovation Center, No. 51, Luoxuan Road, Guangzhou International Biotech Island, Guangzhou, People’s Republic of China. Our telephone number at this address is +86 (20) 2909-3388. Our registered office in the Cayman Islands is located at the offices of International Corporation Services Ltd, P.O. Box 472, Harbour Place, 2nd Floor, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands.
Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our main website is https://www.weride.ai/. The information contained on our websites is not a part of this prospectus supplement or the accompanying prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.
Conventions that Apply to this Prospectus Supplement
Unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to:
•
“ADAS” are to advanced driver-assistance system;

•
“ADRs” are to the American depositary receipts that may evidence the ADSs;

•
“ADSs” are to the American depositary shares, each of which represents three Class A ordinary shares;

•
“Class A ordinary shares” are to our Class A ordinary shares of par value US$0.00001 per share, carrying one vote per share;

•
“Class B ordinary shares” are to our Class B ordinary shares of par value US$0.00001 per share carrying 40 votes per share;

•
“commercialization revenue” are to revenue generated from products and services which have been commercially deployed;

•
“CSRC” are to China Securities Regulatory Commission;

•
“GNSS” are to global navigation satellite system;

•
“IDE” are to integrated development environment;

•
“IFRS” are to International Financial Reporting Standards Accounting Standards as issued by the International Accounting Standards Board;

•
“IMU” are to inertial measurement unit;

•
“Joint Sponsors” or “Sponsor-Overall Coordinators” are to China International Capital Corporation Hong Kong Securities Limited and Morgan Stanley Asia Limited;

•
“LiDAR” are to light detection and ranging;

•
“OEM” are to original equipment manufacturer;

•
“Offer Share(s)” are to our Class A ordinary shares offered in the Global Offering.

•
“ordinary shares” are to our Class A ordinary shares and/or Class B ordinary shares;

•
“our US IPO” are to the initial public offering of our ADSs in the United States in October 2024;

•
“our memorandum and articles of association” are to our eighth amended and restated memorandum and articles of association that became effective immediately prior to the completion of our US IPO;

•
“our/the WFOE” or “Wenyuan Guangzhou” are to Guangzhou Wenyuan Zhixing Technology Co., Ltd.;

•
“Overall Coordinators” or “Joint Global Coordinators” or “Joint Bookrunners” are to China International Capital Corporation Hong Kong Securities Limited, Morgan Stanley Asia Limited and J.P. Morgan Securities (Asia Pacific) Limited;

•
“PCAOB” are to The United States Public Company Accounting Oversight Board;

•
“RMB” and “Renminbi” are to the legal currency of mainland China;

•
“R&D” are to research and development;

•
“Guangzhou Jingqi” are to Guangzhou Jingqi Technology Ltd.;

•
“US$,” “U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States;

•
“We,” “us,” “our company” and “our” are to WeRide Inc., our Cayman Islands holding company and its subsidiaries, including WeRide, and “WeRide” are to Guangzhou Wenyuan Zhixing Technology Co., Ltd. and its subsidiaries in mainland China. Unless otherwise specified, in the context of describing business and operations, we are referring to the business and operations conducted by WeRide; and

•
“Yutong” are to Zhengzhou Yutong Group Co., Ltd. and its affiliates.

Unless the context indicates otherwise, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional ADSs.
Our reporting currency is Renminbi. This prospectus supplement also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations from Renminbi and Hong Kong dollars to U.S. dollars are made at a rate of RMB7.1636 to US$1.00 and HK$7.8499 to US$1.00, the exchange rate in effect as of June 30, 2025 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. We make no representation that any Renminbi or U.S. dollar amounts referred to in this prospectus supplement could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, or at all.
Due to rounding, numbers presented throughout this prospectus supplement may not add up precisely to the totals provided and percentages may not precisely reflect the absolute figures.
This prospectus supplement contains information derived from various public sources and certain information from a report we commissioned regarding our industry and our market position in China prepared by China Insights Industry Consultancy Limited, an independent research firm. Such information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in this prospectus supplement. The industry in which we operate is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the “Risk Factors” section. These and other factors could cause results to differ materially from those expressed in this prospectus.

THE GLOBAL OFFERING
Public Offering Price
HK$    , or US$    , per Class A ordinary share.
Class A ordinary shares offered by us
We are offering 88,250,000 Class A ordinary shares in the Global Offering, consisting of an international offering of 83,837,500 Class A ordinary shares offered hereby, and a Hong Kong public offering of 4,412,500 Class A ordinary shares. For more information, see “Underwriting.”
Option to Purchase Additional Class A ordinary shares
We have granted the international underwriters the option to purchase up to an additional 13,237,500 Class A ordinary shares at the public offering price until 30 days after the last day for the lodging of applications under the Hong Kong public offering. China International Capital Corporation Hong Kong Securities Limited may choose to enter into a borrowing agreement with Humber Partners Limited and/or Yanli Holdings Limited to facilitate the settlement of over-allocations.
Class A ordinary shares Outstanding Immediately After the Global Offering
956,020,146 Class A ordinary shares (or 969,257,646 Class A ordinary shares if the underwriters exercise in full the option to purchase additional Class A ordinary shares).
Use of proceeds
We estimate that we will receive net proceeds from the Global Offering of      approximately      HK$2,932.1 million,      after      deducting      the underwriting      commissions and estimated expenses paid or payable by us in connection with the Global Offering and based upon an indicative offer price of HK$35.0 per Offer Share for both the Hong Kong Public Offering and the International Offering, and assuming that the over-allotment option is not exercised.
In line with our strategies, we intend to apply the net proceeds from the Global Offering for the following purposes and in the amounts set forth below:
•
Approximately 40.0% of the net proceeds, or HK$1,172.8 million, will be used to develop our autonomous driving technology stack including infrastructure and core capabilities, data, autonomous driving technology solutions, and an operations platform;

•
Approximately 40.0% of the net proceeds, or HK$1,172.8 million, will be used to accelerate the commercial mass production and/or the operation of our L4 fleets, to improve the quality of our autonomous driving products and solutions and expand our business scale over the next five years;

•
Approximately 10.0% of the net proceeds, or HK$293.2 million, will be used to establish marketing teams and branches necessary for us to expand into existing markets and additional markets, as well as to invest in marketing activities over the next five years; and

•
Approximately 10.0% of the net proceeds, or HK$293.3 million, will be used for working capital and general corporate purposes.

See “Use of Proceeds” for more information.
Lock-up
We, each member of the single largest group of Shareholders and Key Persons have agreed, subject to some exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our ordinary shares, or ADSs representing the ordinary shares, or any securities convertible into or exchangeable or exercisable for our ordinary shares, or ADSs representing the ordinary shares, for a period of time after the date of the Hong Kong underwriting agreement, or the date by reference to which disclosure of its/his/her shareholdings in the Company is made in the Hong Kong prospectus, as the case may be. Some of these ordinary shares may be released prior to the expiration of the applicable lock-up period at the discretion of the designated representatives.
In addition, Dr. Tony Xu Han, our founder, chairman and Chief Executive Officer, has voluntarily committed to a three-year lock-up, effective as of October 28, 2025, covering all shares of our share capital or securities convertible into, exchangeable, or exercisable for any share of our share capital, directly or indirectly owned or controlled by him. During this lock-up period, Dr. Han will not sell, transfer, pledge, or otherwise dispose of any of such securities, subject to customary exceptions.
See “Shares Eligible for Future Sales” and “Underwriting” for more information.
Risk Factors
Investing in our securities involves a high degree of risk. For a discussion of factors you should carefully consider before deciding to invest in our securities, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-14 of this prospectus supplement, on page 17 of the accompanying prospectus, in our Annual Report on Form 20-F for the fiscal year ended December 31, 2024 and in the other documents incorporated by reference into this prospectus supplement.
Proposed Hong Kong Stock Exchange Code for the Class A Ordinary Shares
We have applied to list our Class A ordinary shares on the Hong Kong Stock Exchange pursuant to the Hong Kong Listing Rules under the stock code “0800.”
Listing
Our ADSs are listed on the Nasdaq Global Market under the symbol “WRD.”
Payment and Settlement
The underwriters expect to deliver the Class A ordinary shares against payment therefor through the facilities of the Depository Trust Company on         , 2025.
The numbers of Class A ordinary shares to be outstanding after the Global Offering are based on 867,770,146 Class A ordinary shares and 54,814,423 Class B ordinary shares issued and outstanding as of June 30, 2025, but exclude:

•
14,043,943 Class A ordinary shares issuable upon the settlement of restricted stock units granted under the WeRide Inc. Amended and Restated 2018 Share Plan, or the 2018 Share Plan;

•
83,636,052 Class A ordinary shares issuable upon the exercise of outstanding share options with a weighted average exercise price of US$1.2 per share granted under the 2018 Share Plan; and

•
30,596,910 additional Class A ordinary shares reserved for future issuance under the 2018 Share Plan.

SUMMARY CONSOLIDATED FINANCIAL DATA
The following summary consolidated statements of profit or loss and summary consolidated statements of cash flow data for the years ended December 31, 2022, 2023 and 2024, and summary consolidated statements of financial position data as of December 31, 2023 and 2024 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The following summary consolidated statements of profit or loss and summary consolidated statements of cash flow data for the six months ended June 30, 2025 and 2024 and summary consolidated statements of financial position data as of June 30, 2025 have been derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. Our unaudited condensed consolidated financial statements were prepared on a basis consistent with our audited consolidated financial statements and include, in our opinion, all adjustments of a normal and recurring nature that are necessary for the fair statement of the financial information set forth in those financial statements.
Our consolidated financial statements are prepared and presented in accordance with International Financial Reporting Standards Accounting Standards as issued by the International Accounting Standards Board. Our historical results are not necessarily indicative of results expected for future periods and our results for the six months ended June 30, 2025 are not necessarily indicative of results to be expected for the full fiscal year or any other period. You should read this Summary Consolidated Financial Data section together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.
The following table presents our summary consolidated statements of profit or loss for the periods indicated.
	For the Year Ended December 31,							For the Six Months Ended June 30,
	2022		2023		2024			2024		2025
	RMB	%	RMB	%	RMB	US$	%	RMB	%	RMB	US$	%
	(in thousands, except for percentages)
Revenue
Product revenue	337,717	64.0	54,190	13.5	87,710	12,244	24.3	21,045	14.0	69,281	9,671	34.7
Service revenue	189,826	36.0	347,654	86.5	273,424	38,168	75.7	129,253	86.0	130,334	18,194	65.3
Total revenue	527,543	100.0	401,844	100.0	361,134	50,412	100.0	150,298	100.0	199,615	27,865	100.0
Cost of revenue(1)
Cost of goods sold	(192,523)	(36.5)	(34,138)	(8.5)	(71,716)	(10,011)	(19.9)	(17,157)	(18.0)	(35,461)	(4,950)	(25.6)
Cost of services	(102,475)	(19.4)	(184,230)	(45.8)	(178,703)	(24,946)	(49.5)	(78,532)	(82.0)	(103,095)	(14,392)	(74.4)
Total cost of revenue	(294,998)	(55.9)	(218,368)	(54.3)	(250,419)	(34,957)	(69.3)	(95,509)	(100.0)	(138,556)	(19,342)	(100.0)
Gross profit	232,545	44.1	183,476	45.7	110,715	15,455	30.7	54,789	36.5	61,059	8,523	30.6
Other net income	19,296	3.7	15,750	3.9	16,491	2,302	4.6	7,939	5.3	3,021	422	1.5
Research and development expenses(1)	(758,565)	(143.8)	(1,058,395)	(263.4)	(1,091,357)	(152,348)	(302.2)	(517,210)	(344.2)	(644,635)	(89,988)	(322.9)
Administrative expenses(1)	(237,236)	(45.0)	(625,369)	(155.6)	(1,138,802)	(158,970)	(315.3)	(208,293)	(138.6)	(278,942)	(38,939)	(139.8)
Selling expenses(1)	(23,574)	(4.5)	(41,447)	(10.3)	(53,566)	(7,478)	(14.8)	(22,784)	(15.2)	(27,780)	(3,878)	(13.9)
Impairment loss on receivables and contract assets	(11,696)	(2.2)	(40,217)	(10.0)	(28,664)	(4,001)	(7.9)	(13,424)	(8.9)	(2,800)	(391)	(1.4)
Operating loss	(779,230)	(147.7)	(1,566,202)	(389.7)	(2,185,183)	(305,040)	(605.1)	(698,983)	(465.1)	(890,077)	(124,251)	(445.9)
Net foreign exchange gain	20,209	3.8	7,052	1.8	27,880	3,892	7.7	4,659	3.1	5,629	786	2.8
Interest income	36,111	6.8	132,042	32.9	176,902	24,695	49.0	82,294	59.4	74,946	10,462	37.5
Fair value changes of financial assets at fair value through profit or loss (“FVTPL”)	7,731	1.5	42,960	10.7	(61,834)	(8,632)	(17.1)	3,503	3.0	23,154	3,232	11.6
Other finance costs	(4,202)	(0.8)	(3,490)	(0.9)	(3,451)	(482)	(1.0)	(1,356)	(0.9)	(3,292)	(460)	(1.6)

	For the Year Ended December 31,							For the Six Months Ended June 30,
	2022		2023		2024			2024		2025
	RMB	%	RMB	%	RMB	US$	%	RMB	%	RMB	US$	%
	(in thousands, except for percentages)
Inducement charges of warrants	(125,213)	(23.7)	—	—	—	—	—	—	—	—	—	—
Fair value changes of financial liabilities measured at FVTPL	25,308	4.8	(4,549)	(1.1)	—	—	—	—	—	—	—	—
Changes in the carrying amounts of preferred shares and other financial instruments subject to redemption and other preferential rights	(479,210)	(90.8)	(554,048)	(137.9)	(465,254)	(64,947)	(128.8)	(278,226)	(185.1)	—	—	—
Loss before taxation	(1,298,496)	(246.1)	(1,946,235)	(484.2)	(2,510,940)	(350,514)	(695.3)	(880,109)	(585.6)	(789,640)	(110,231)	(395.6)
Income tax	—	—	(2,866)	(0.7)	(5,868)	(819)	(1.6)	(1,591)	(1.0)	(1,877)	(262)	(0.9)
Loss for the year/period	(1,298,496)	(246.1)	(1,949,101)	(484.9)	(2,516,808)	(351,333)	(696.9)	(881,700)	(586.6)	(791,517)	(110,493)	(396.5)

Note:
(1)
Share-based compensation expenses were allocated as follows:

	For the Year Ended December 31,				For the Six Months Ended June 30,
	2022	2023	2024		2024	2025
	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Cost of revenue	—	(10,284)	(7,161)	(1,000)	(3,021)	—	—
Research and development expenses	(231,000)	(440,138)	(234,350)	(32,714)	(150,368)	(86,386)	(12,059)
Administrative expenses	(89,978)	(465,678)	(937,660)	(130,892)	(133,328)	(129,414)	(18,065)
Selling expenses	(4,451)	(15,684)	(8,696)	(1,214)	(5,183)	(3,722)	(520)
Total	(325,429)	(931,784)	(1,187,867)	(165,820)	(291,900)	(219,522)	(30,644)
The following table presents our summary consolidated statements of financial position data as of the dates indicated:
	As of December 31,				As of June 30,
	2022	2023	2024		2025
	RMB	RMB	RMB	US$	RMB	US$
	(in thousands)
Current assets	5,073,473	5,370,023	7,287,995	1,017,365	6,635,157	926,233
Non-current assets	311,918	244,235	405,775	56,644	510,696	71,289
Total assets	5,385,391	5,614,258	7,693,770	1,074,009	7,145,853	997,522
Total (deficit)/equity	(2,082,116)	(3,051,918)	7,066,019	986,378	6,463,756	902,305
Current liabilities	7,379,407	8,591,413	542,489	75,729	601,280	83,936
Non-current liabilities	88,100	74,763	85,262	11,902	80,817	11,281
Total liabilities	7,467,507	8,666,176	627,751	87,631	682,097	95,217
Net current (liabilities)/ assets	(2,305,934)	(3,221,390)	6,745,506	941,636	6,033,877	842,297
Total equity and liabilities	5,385,391	5,614,258	7,693,770	1,074,009	7,145,853	997,522

The following table presents our summary consolidated statements of cash flow data for the periods indicated:
	For the Year Ended December 31,				For the Six Months Ended June 30,
	2022	2023	2024		2024	2025
	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Net cash used in operating activities	(670,381)	(474,890)	(593,595)	(82,863)	(327,180)	(663,396)	(92,606)
Net cash (used in)/generated from investing activities	(2,202,414)	(546,944)	325,505	45,439	453,236	218,699	30,529
Net cash generated from financing activities	2,184,588	446,954	2,823,875	394,198	(8,877)	3,899	544
Net (decrease)/increase in cash and cash equivalents	(688,207)	(574,880)	2,555,785	356,774	117,179	(440,798)	(61,533)
Cash and cash equivalents as of January 1	2,725,568	2,233,691	1,661,152	231,888	1,661,152	4,268,300	595,832
Effect of foreign exchange rate changes	196,330	2,341	51,363	7,170	(50,612)	8,635	1,205
Cash and cash equivalents as of December 31/June 30	2,233,691	1,661,152	4,268,300	595,832	1,828,943	3,836,137	535,504

RISK FACTORS
An investment in our Class A ordinary shares or ADSs involves significant risks. Before making an investment decision, you should consider carefully all of the information in this prospectus supplement, including the risks and uncertainties described below, together with the risk factors and uncertainties described under the heading “Item 3. Key Information—D. Risk factors” in our most recently filed annual report on Form 20-F, which is incorporates into this prospectus supplement by reference, as updated by our subsequent filings under the Exchange Act, including in Exhibit 99.1 to our Report on Form 6-K, filed with the SEC on November 3, 2025, or the Supplemental 6-K, and, if applicable in any accompanying prospectus or documents incorporated by reference before investing in any securities that may be offered or sold pursuant to this prospectus supplement. Any of the following risks could have a material and adverse effect on our business, financial condition and results of operations. The market price of our Class A ordinary shares or ADSs could decline, and you may lose all or part of your investment.
Risks Related to Doing Business in Mainland China
China’s M&A Rules and certain other PRC regulations establish complex procedures for certain acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.
A number of PRC laws and regulations have established procedures and requirements that could make merger and acquisition activities in China by foreign investors more time consuming and complex, such as the PRC Anti-monopoly Law, the Rules on the Merger and Acquisition of Domestic Enterprises by Foreign Investors, the Rules of the Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Security Review Rules, and the Measures for the Security Review of Foreign Investment. These laws and regulations impose requirements in some instances that MOFCOM and the NDRC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. In addition, the Anti-Monopoly Law requires that MOFCOM be notified in advance of any concentration of undertaking if certain thresholds are triggered. The M&A Security Review Rules provide that mergers and acquisitions by foreign investors that raise “national security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by MOFCOM, and prohibit any attempt to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. Moreover, the Measures for the Security Review of Foreign Investment provide that foreign investors or the relevant parties in China shall proactively report to the Office of the Working Mechanism any foreign investment in, among other sectors, important information technology and key technology that involve national security concerns and result in the foreign investor’s acquisition of actual control of the enterprise invested in before making such investment. In the future, we may grow our business by acquiring complementary businesses. While the consummation of the Global Offering, which does not involve an acquisition subject to the aforementioned regulations, does not conflict with any of these regulations and does not require notification to, review by or approval from MOFCOM or the NDRC under these regulations, complying with the applicable requirements of the relevant regulations to complete any future acquisitions that we may engage in could be time consuming, and any required approval processes, including approval from MOFCOM, may delay or inhibit our ability to complete such acquisitions, which could affect our ability to expand our business or maintain our market share.
Risks Related to Our General Operations
The current tensions in international trade and rising political tensions, particularly between the U.S. and China, the U.S. and the European Union, or the European Union and China may adversely impact our business, financial condition, and results of operations.
It is unknown whether and to what extent new tariffs, economic or trade sanctions, export controls or other new laws or regulations related to trade (and in particular trade with or involving China) will be adopted by the U.S. government or the European Union government, or the effect that any such actions would have on us, the industry we operate in, our business partners and end users. Any unfavorable government policies on international trade, such as capital controls, export controls, sanctions or tariffs, may affect the demand for our products and services, impact the competitive position of our products or prevent us from being able to sell products in certain countries. Any new trade-related laws or restrictions, or the regeneration of existing trade agreements could have an adverse effect on our business, financial condition, results of operations.
We have been closely monitoring policies in the United States that are aimed at restricting U.S. persons from investing in or supplying to certain Chinese companies. The United States and various foreign governments have imposed controls, license requirements and restrictions on the import or export of technologies and products, or voiced the intention to do so. For instance, the United States is in the process of developing new export controls with respect to “emerging and foundational” technologies, which may include certain AI and semiconductor technologies. Moreover, many of the recent policy updates in the United States may have unforeseen implications for our business. On October 28, 2024, the U.S. Department of the Treasury issued a final rule on U.S. outbound investment, or the Final Rule, which became effective on January 2, 2025. In addition, President Trump issued the America First Investment Policy Memorandum on February 21, 2025, which proposes to further expand the set of technologies and investment types of concern. See “Business—Our Business in the U.S.—Certain Rules and Regulations Impacting Our Group and Operations—Final Rule on U.S. Outbound Investment” in the Supplemental 6-K for more details regarding the Final Rule on U.S. Outbound Investment. Based on the opinion of our U.S. counsel for matters relating to the Final Rule, there is ambiguity with respect to how the U.S. Department of the Treasury may interpret the scope of the Final Rule and we cannot rule out the possibility that our development of autonomous driving systems could be considered a “covered activity” (as defined in the Final Rule) or that we may otherwise meet the definition of Covered Foreign Persons provided in the Final Rule. If we are deemed a Covered Foreign Person under the Final Rule because of our interaction with and potential engagement in the aforementioned sensitive technological sectors, such as artificial intelligence, our U.S. counsel for matters relating to the Final Rule is of the opinion that there is a basis to support the view that investment through this Global Offering should qualify for the “publicly traded securities” exemption to be outside the scope of “covered transactions” under the Final Rule provided that such investment would not afford the U.S. person rights beyond standard minority shareholder protections with respect to the Company, because we are already publicly listed on the Nasdaq and the securities to be issued in this Global Offering are of the same class as the shares underlying the ADSs already traded on the Nasdaq. However, there is no assurance that the U.S. Department of the Treasury will take the same view as our U.S. counsel for matters relating to the Final Rule, and the U.S. Department of the Treasury has not provided guidance that would definitively confirm that the Global Offering can be exempted from the Final Rule under the “publicly traded securities” exemption. Neither we nor the underwriters for this Global Offering are advising investors on compliance with the Final Rules, and any investor that is uncertain about the Final Rule’s application to their purchase of shares in this Global Offering or the need to file a notification with the U.S. Department of the Treasury, should consult their own counsel. If we were to be deemed a “covered foreign person,” and if U.S. persons engaged in a “covered transaction” (each as defined under the Final Rule) that involves the acquisition of our equity interests, such U.S. persons may need to make a notification no later than 30 days after the relevant purchase pursuant to the Final Rule. Whether underwriters or investors in this Global Offering decide to make such a notification, either voluntarily or because they hold a different view from ours, will be based on their own assessment of the implication of the Final Rule. Certain underwriters have informed us of their intention to make notifications with the U.S. Department of the Treasury. In addition, even though U.S. persons’ acquisitions of certain publicly traded securities are exempted from the scope of covered transactions under the Final Rule, the Final Rule could still limit our ability to raise capital or contingent equity capital from U.S. investors after this offering given that relevant laws, regulations, and policies continue to evolve and we cannot rule out the possibility of being deemed a Covered Foreign Person in the future due to different views taken by the U.S. Department of the Treasury, potential amendments to the Final Rule or the introduction of similar regulations. If our ability to raise such capital is significantly and negatively affected, it could be detrimental to our business, financial condition and prospects. In such a case, the value of our shares may significantly decline, or in extreme cases, become worthless.
The U.S. Department of Commerce’s Bureau of Industry and Security, or BIS, has promulgated a final rule, the BIS Final Rule, which went into effect on March 16, 2025, 60 days from the date of publication in the Federal Register on January 15, 2025. The data collected from our road testing in the United States is not necessary for our research and development activities in the United States, which are not otherwise prohibited or restricted by the BIS Final Rule. As such, we do not expect the BIS Final Rule to have a material impact on our ability to continue our research and development in the United States. The BIS Final Rule could prohibit or restrict third parties from reselling or importing our products or products using our technology into the United States, but to our knowledge no such third party resale or importation occurs at present. However, it is possible that this prohibition or restriction on third-party activities could deter customers from purchasing our products or services in the future. See “Business—Our Business in the U.S—Certain Rules and Regulations Impacting Our Group and Operations—BIS Final Rule” included in the Supplemental 6-K for more details regarding the BIS Final Rule.
Additionally, there have been recent media reports on deliberations within the U.S. government regarding limiting or restricting China-based companies from accessing U.S. capital markets, and delisting China-based companies from U.S. national securities exchanges. On April 9, 2025, the U.S. Secretary of the Treasury, Scott Bessent, indicated the possibility of delisting U.S.-listed China-based issuers, amid the escalating trade war between the U.S. and China. Subsequently, on May 2, 2025, certain members of a U.S. House select committee and a Senate special committee sent a joint letter to the SEC urging the SEC to consider delisting certain China-based issuers, including us. If any such deliberations were to materialize, the resulting legislation, executive orders or administrative actions or other actions from U.S. government may have material and adverse impact on the stock performance of China-based issuers listed in the United States, including our Company, and there can be no assurance that we will always be able to maintain the listing of our ADSs on a national stock exchange in the U.S., such as the Nasdaq Stock Market, or that you will always be allowed to trade our Class A Ordinary Shares or ADSs. See “—Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting or prohibition of trading of our ADSs, or the threat of their being delisted or prohibited from trading, may materially and adversely affect the value of your investment.”
Our business in Europe includes a commercial deployment in France, which is part of the EU and a pilot project in Switzerland, which is part of the European Economic Area, or EEA. See “Business—Our Products and Solutions—Robotaxi—Achievements and Global Expansion” in the Supplemental 6-K. We have been closely monitoring policies in the EU and EEA, which are relevant to our plans to offer services in these markets, including tariffs, export controls and other international trade issues that may affect our business. In addition, trade tensions between the U.S. and EU, such as the recent countermeasures imposed on U.S. steel and aluminum exports by the EU could have an impact on our business, in particular if they are expanded by the EU to cover China or alternatively if the EU adopts similar restrictions to the U.S. on VCS or our other technologies described above in order to secure decreases to, or avoid future escalation of U.S. tariffs on EU products.
It is uncertain whether and how the U.S. government or European Union government will further regulate the autonomous driving and artificial intelligence industries or whether any new and more stringent regulations and/or, limitations, restrictions or prohibitions will be promulgated and implemented on the application, development, commercialization and use in the United States or European Union, or EU, of autonomous driving technology by entities deemed to PRC affiliated, based or controlled, as well as how entities deemed to be U.S./EU and/or U.S./EU affiliated entities interact with the foregoing entities. There could be regulatory or legislative changes targeting this industry that have a material adverse impact on our business and operations, our ability to raise capital and the market price of our Class A ordinary shares and ADSs.
Moreover, national security and foreign policy concerns may prompt governments to impose trade or other restrictions, which could make it more difficult to restrict our access to certain markets or technology. The political landscape in the United States could affect the U.S. government’s attitude towards China and cause uncertainty to restrictions it may impose on Chinese technology. Measures such as these could deter suppliers and investors in the United States and/or other countries that impose export controls and other restrictions from providing technologies and products to, making investments in, or otherwise engaging in transactions with Chinese companies. For example, on February 21, 2025, U.S. President Donald J. Trump issued a memo titled the “America First Investment Policy,” or the America First Memo, outlining the ongoing review and consideration of potential new or expanded restrictions on U.S. outbound investment in the PRC in sectors such as semiconductors, artificial intelligence, quantum, biotechnology, hypersonics, aerospace, advanced manufacturing, directed energy, and other areas implicated by the PRC’s national military-civil fusion strategy. See “Business—Our Business in the U.S.—Certain Rules and Regulations Impacting Our Group and Operations—Restrictions Impacting Our Suppliers” in the Supplemental 6-K for more details regarding the America First Memo. The America First Memo also contemplates potential restrictions on investments in publicly traded securities by pension funds, university endowments and other limited partner investors. Investor concerns may also adversely affect the value and trading of the securities of China-based companies. As a result, Chinese companies would have to identify and secure alternative supplies or sources of financing, which they may not be able to do in a timely manner and on commercially acceptable terms, or at all. In addition, Chinese companies may have to limit and reduce their research and development and other business activities, or cease conducting transactions with parties, in the United States and other countries that impose export controls or other restrictions. Given that we operate a research and development center in the United States, and we cooperate with certain U.S.-based suppliers, our business is particularly susceptible to these controls and restrictions. In addition, the U.S. government could enhance scrutiny on China-based autonomous driving companies, including prohibiting these companies from conducting testing or making it not feasible for these companies to conduct testing in the U.S. Our financial condition and results of operations could be materially and adversely affected as a result.
We are subject to export control, sanctions, trade policies and similar laws and regulations, and non-compliance of such laws, regulations, policies and administrative orders can subject us to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect our business, financial condition and results of operations.
Any Chinese companies or individuals targeted under U.S. economic sanctions or export control restrictions may lose access to the U.S. markets. U.S. entities and individuals may not be permitted to do business with sanctioned companies and individuals, and other international enterprises may as a matter of law and/or policy decide not to engage in transactions with such companies or individuals. See “Business—Our Business in the U.S.—Certain Rules and Regulations Impacting Our Group and Operations—Restrictions Impacting Our Suppliers” in the Supplemental 6-K for more details. In addition, policies that are aimed at restricting U.S. or other foreign persons from supplying certain Chinese companies have been issued in the U.S. and other foreign jurisdictions in recent years. These measures could deter suppliers and investors in the United States and/or other countries that impose export controls and other restrictions from providing technologies and products to, making investments in, or otherwise engaging in transactions with Chinese companies. We may be affected by future changes in U.S. export control laws and regulations. In particular, the tightened U.S. export controls, including export controls related to the export to mainland China of certain advanced semiconductors and equipment to manufacture them, as well as export control on emerging technologies could become an additional barrier in securing sufficient supplies of semiconductors. In addition, in the future, if we, any of our customers, suppliers or other ecosystem partners that have collaborative relationships with our company or our affiliates were to become targeted under sanctions or export control restrictions, or if we were unable to source U.S.- origin software and components from third parties or otherwise access U.S. technology as a result of such regulatory changes, our product and service development, commercialization and other aspects of our business operations may be materially interrupted. In addition, under the Foreign Investment Risk Review Modernization Act, investments in companies that deal in critical technology are, in some instances, subject to filing requirements and, review and approval by CFIUS. See “Business—Our Business in the U.S.—Certain Rules and Regulations Impacting Our Group and Operations—CFIUS Relating Rules and Regulations” in the Supplemental 6-K for more details regarding the CFIUS rules and regulations. We currently do not produce, design, test, manufacture, fabricate or develop any critical technologies. As such, we do not believe there is any mandatory filing requirement with the CFIUS in connection with the Global Offering. However, if our technology is later considered as critical technology by CFIUS, future investment in our company could become subject to filing requirements, and we could be subject to potential enforcement actions in connection with such filings.
Non-compliance with these laws and regulations could subject us to adverse media coverage, investigations, and severe administrative, civil and criminal sanctions, collateral consequences, remedial measures and legal expenses, all of which could materially and adversely affect our business, prospects, results of operations, financial condition and reputation.
Risks Related to Our WVR Structure
The concentration of our Share’s voting power limited our shareholders’ ability to influence corporate matters.
Our company is controlled through weighted voting rights. Each Class A ordinary shares carries only one fortieth (1/40) of the voting rights of each Class B ordinary shares and one tenth (1/10) of the voting rights of each Class B ordinary shares after amendment of our currently effective memorandum and articles of association in the Post-Listing GM (except as required by applicable law and in relation to the Reserved Matters). Immediately upon the completion of Global Offering, our WVR Beneficiaries will be Dr. Han, our founder, chairman of our board of directors, executive Director and CEO, and Dr. Li, our co-founder, executive Director and CTO.Dr. Han and Dr. Li will beneficially own 27,129,666 Class A ordinary shares and 54,814,423 Class B ordinary shares, representing (i) approximately 70.15% of the voting rights in our company (assuming the overallotment option is not exercised) with respect to shareholder resolutions relating to matters other than the Reserved Matters, on the basis that Class A ordinary shares entitle the shareholder to one vote per share and Class B ordinary shares entitle the shareholder to 40 votes per Share and (ii) approximately 37.85% of the effective voting rights in our company, assuming that Class A ordinary shares entitle the shareholder to one vote per share and the exercise of voting rights attached to Class B ordinary shares will be capped at ten votes per share. Dr. Han and Dr. Li therefore have significant influence over management and affairs of our company and over all matters requiring shareholder approval, including the election of directors (excluding the appointment, election or removal of any independent non-executive director) and significant corporate transactions, such as a mergers, consolidations, liquidations and the sale of all or substantially all of our assets, and other significant corporate actions. In addition, the issuance of the Class A ordinary shares, including future stock-based acquisition transactions and employee equity incentive programs, could prolong the duration of our WVR Beneficiaries’ ownership of our voting power immediately after the completion of the Global Offering and their ability to determine the outcome of most matters submitted to a vote of our shareholders. This concentrated control limits or severely restricts our shareholders’ ability to influence corporate matters and, as a result, we may take actions that our Shareholders do not view as beneficial. As a result, the market price of our Class A ordinary shares or the ADSs could be adversely affected. This concentrated control could discourage others from pursuing any potential merger, takeover, or other change of control transactions that holders of Class B ordinary shares may view as beneficial, and may also discourage, delay, or prevent a change of control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their Shares as part of a sale of our company and may reduce the price of our Class A ordinary shares or the ADSs.
Our dual-class share structure may render our securities ineligible for inclusion in certain stock market indices, and thus adversely affect the trading price and liquidity of our Class A ordinary shares or the ADSs.
We cannot predict whether our dual-class share structure with different voting rights will result in a lower or more volatile market price of our Class A ordinary shares and/or ADSs, in adverse publicity, or other adverse consequences. Certain index providers have announced restrictions on including companies with multi-class share structures in certain of their indices. For example, S&P Dow Jones and FTSE Russell have changed their to decline and could impair our ability to raise capital through the sale of additional equity securities. Such sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. Additionally, our shareholders may, subject to any applicable lock-up restrictions, sell their securities in the market. We cannot predict what effect, if any, that market sales of securities held by a principal shareholder or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A ordinary shares or ADSs. In addition, if we issue additional ordinary shares, in the form of ADSs or otherwise, either through private transactions or in the public markets in the United States or other jurisdiction, your ownership interests in our company would be diluted and this, in turn, would have an adverse effect on the price of our Class A ordinary shares or ADSs.
All of the Class A ordinary shares sold in the Global Offering will be freely tradable without restrictions or further registration under the Securities Act, except for any shares held by our “affiliates” as defined in Rule 144 under the Securities Act, and shares subject to lock-up agreements described below.
In connection with the Global Offering, we, each member of the single largest group of Shareholders and Key Persons have agreed, subject to some exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our ordinary shares, or ADSs representing the ordinary shares, or any securities convertible into or exchangeable or exercisable for our ordinary shares, or ADSs representing the ordinary shares, for a period of time after the date of the Hong Kong underwriting agreement, or the date by reference to which disclosure of its/his/her shareholdings in the Company is made in the Hong Kong prospectus, as the case may be. Some of these ordinary shares may be released prior to the expiration of the applicable lock-up period at the discretion of the designated representatives. To the extent shares are released before the expiration of the applicable lock-up period and sold into the market, the market price of our Class A ordinary shares or ADSs could decline significantly. See “Shares Eligible for Future Sale.”
Risks Related to Our Class A ordinary shares and the ADSs
Substantial future sales or perceived potential sales of our Class A ordinary shares and ADSs in the public market could cause the price of our Class A ordinary shares and ADSs to decline.
Future sales of a substantial number of our Class A ordinary shares or ADSs in the public market, or the perception that these sales could occur, could cause the market price of our Class A ordinary shares or ADSs to decline and could impair our ability to raise capital through the sale of additional equity securities. Such sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. Additionally, our shareholders may, subject to any applicable lock-up restrictions, sell their securities in the market. We cannot predict what effect, if any, that market sales of securities held by a principal shareholder or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A ordinary shares or ADSs. In addition, if we issue additional ordinary shares, in the form of ADSs or otherwise, either through private transactions or in the public markets in the United States or other jurisdiction, your ownership interests in our company would be diluted and this, in turn, would have an adverse effect on the price of our Class A ordinary shares or ADSs.
All of the Class A ordinary shares sold in the Global Offering will be freely tradable without restrictions or further registration under the Securities Act, except for any shares held by our “affiliates” as defined in Rule 144 under the Securities Act, and shares subject to lock-up agreements described below.
In connection with the Global Offering, we, each member of the single largest group of Shareholders and Key Persons have agreed, subject to some exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our ordinary shares, or ADSs representing the ordinary shares, or any securities convertible into or exchangeable or exercisable for our ordinary shares, or ADSs representing the ordinary shares, for a period of time after the date of the Hong Kong underwriting agreement, or the date by reference to which disclosure of its/his/her shareholdings in the Company is made in the Hong Kong prospectus, as the case may be. Some of these ordinary shares may be released prior to the expiration of the applicable lock-up period at the discretion of the designated representatives. In addition, Dr. Tony Xu Han, our founder, chairman and Chief Executive Officer, has voluntarily committed to a three-year lock-up, effective as of October 28, 2025, covering all shares of our share capital or securities convertible into, exchangeable, or exercisable for any share of our share capital, directly or indirectly owned or controlled by him. During this lock-up period, Dr. Han will not sell, transfer, pledge, or otherwise dispose of any of such securities, subject to customary exceptions. To the extent shares are released before the expiration of the applicable lock-up period and sold into the market, the market price of our Class A ordinary shares or ADSs could decline significantly. See “Shares Eligible for Future Sale.”
Certain principal shareholders have substantial influence over our key corporate matters and will continue to have such influence following the Global Offering.
Certain principal shareholders of our company have certain special rights with respect to our key corporate matters, in addition to voting power based on beneficial ownership in our company. Pursuant to our currently effective memorandum and articles of association, Tonyhan Limited, an entity beneficially owned by Dr. Tony Xu Han, our chairman and chief executive officer, and Yanli Holdings Limited, an entity beneficially owned by Dr. Yan Li, our director and chief technology officer, or their affiliates remain as our shareholders of our Company, they shall together be entitled to appoint, remove, and replace at least two directors, subject to certain conditions. Pursuant to a nominating and support agreement dated July 26, 2024 with Alliance Ventures, B.V., a shareholder of our Series C 1 Preferred Shares, Dr. Tony Xu Han and Dr. Yan Li, which became effective upon the completion of our U.S. IPO, Alliance Ventures, B.V. is entitled to the right to appoint, remove, and replace two directors, subject to certain conditions. These special rights enable these principal shareholders to have substantial influence over our key corporate matters and could discourage others from pursuing any change of control transaction that holders of our Class A ordinary shares and ADSs may view as beneficial. Such right will be terminated upon the listing of our Class A ordinary shares on the Hong Kong Stock Exchange. See “Management—Terms of Directors and Officers” and “Related Party Transactions—Nominating and Support Agreement” in the Supplemental 6-K.
Because we do not expect to pay dividends in the foreseeable future after the Global Offering, you must rely on price appreciation of our Class A ordinary shares and ADSs for return on your investment.
We currently intend to retain most, if not all, of our available funds and any future earnings after the Global Offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Class A ordinary shares and/or ADSs as a source for any future dividend income.
Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account of the company, provided that in no circumstances may a dividend be paid out of share premium if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A ordinary shares and ADSs will likely depend entirely upon any future price appreciation of such securities. There is no guarantee that our Class A ordinary shares and ADSs will appreciate in value after the Global Offering or even maintain the price at which you purchased them. You may not realize a return on your investment in our Class A ordinary shares and ADSs and you may even lose your entire investment.
Our management will have broad discretion over the use of the proceeds we receive in the Global Offering and may not apply the proceeds in ways that increase the value of your investment.
Our management will have broad discretion to use the net proceeds payable to us from the Global Offering and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply the net proceeds from the Global Offering in ways that increase the value of your investment. If we do not invest or apply the net proceeds from the Global Offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause the market price of our Class A ordinary shares or ADSs to decline.
We believe that we may have been classified as a passive foreign investment company for U.S. federal income tax purposes, which could result in adverse U.S. federal income tax consequences to U.S. Holders of our ADSs and/or Class A ordinary shares.
A non-U.S. corporation, such as our company, will generally be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes, for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of its assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income.
Based on the value of our assets and composition of our income and assets, including goodwill (taking into account the expected cash proceeds from, and our anticipated market capitalization following the Global Offering), we believe that we may have been a PFIC for the taxable year ended December 31, 2024 and it is likely we may be a PFIC for the current taxable year unless the market price of our ADSs and/or Class A ordinary shares increases and/or we invest a substantial amount of the cash and other passive assets we hold in assets that produce or are held for the production of active income.
If we are classified as a PFIC for any taxable year during which a U.S. Holder (as defined in “Taxation—United States Federal Income Tax Considerations”) holds our ADSs and/or Class A ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. For more information, see “Taxation—United States Federal Income Tax Considerations—Passive Foreign Investment Company Considerations”.

Risks Related to the Global Offering and the Dual Listing
Consummation of the Global Offering is subject to market and other conditions, and there can be no assurance that it will be completed on the terms described in this prospectus, or at all.
Acceptance of all applications for Offer Shares will be conditional on (i) the Hong Kong Stock Exchange granting approval for the listing of, and permission to deal in, the Class A ordinary shares in issue and to be issued as mentioned in this prospectus, on the Main Board of the Hong Kong Stock Exchange and such approval not subsequently having been withdrawn or revoked prior to the date of listing of our Class A ordinary shares on the Hong Kong Stock Exchange, (ii) the pricing of such shares offered in the Global Offering having been agreed between the joint representatives (for themselves and on behalf of the underwriters) of the Global Offering and the Company, and (iii) certain other conditions.
The satisfaction of these conditions is subject to market conditions and our compliance with applicable Hong Kong Listing Rules. If any of the conditions to the Global Offering is not satisfied, due to our failure to meet the aforesaid Rule 8A.06(1) requirements or any other reasons, prior to the dates and times specified, the Global Offering will not proceed and will lapse.
We will incur increased costs as a result of listing in Hong Kong.
We are now a public company in the United States that may incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and the Nasdaq, imposes various requirements on the corporate governance practices of public companies. These rules and regulations increase our legal and financial compliance costs and make some corporate activities more time-consuming and costly. We cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs. After we become a public company listed on the Hong Kong Stock Exchange, we will be subject to laws, rules and regulations in Hong Kong as well. As a dual-listed company in Hong Kong and the United States, we will have to comply with laws and regulations on both markets. However, Hong Kong and the United States have different regulatory regimes governing matters related to listed companies and in certain cases have fairly different requirements on certain matters. We will incur additional costs and expenses in complying with the complex regulatory systems on both markets. Failure to comply with any regulatory requirements could result in material adverse impact on the trading of our Class A ordinary shares or ADSs and reputation and subject us to administrative penalties.
An active trading market for our Class A ordinary shares on the Hong Kong Stock Exchange might not develop or be sustained and trading prices of the Class A ordinary shares might fluctuate significantly.
Following the completion of the Global Offering, we cannot assure you that an active trading market for our Class A ordinary shares on the Hong Kong Stock Exchange will develop or be sustained. The trading price or liquidity for our ADSs on the Nasdaq might not be indicative of those of our Class A ordinary shares on the Hong Kong Stock Exchange following the completion of the Global Offering. If an active trading market of the Class A ordinary shares on the Hong Kong Stock Exchange does not develop or is not sustained after the Global Offering, the market price and liquidity of our Class A ordinary shares could be materially and adversely affected.
In 2014, the Hong Kong, Shanghai, and Shenzhen stock exchanges collaborated to create an interexchange trading mechanism called Stock Connect that allows international and PRC investors to trade eligible equity securities listed in each other’s markets through the trading and clearing facilities of their home exchange. Stock Connect currently covers over 3,000 equity securities trading in the Hong Kong, Shanghai, and Shenzhen markets. Stock Connect allows PRC investors to trade directly in eligible equity securities listed on the Hong Kong Stock Exchange, known as Southbound Trading; without Stock Connect, PRC investors would not otherwise have a direct and established means of engaging in Southbound Trading. In October 2019, the Shanghai and Shenzhen stock exchanges separately announced their amended implementation rules in connection with Southbound Trading to include shares of WVR companies to be traded through Stock Connect. However, since these rules are relatively new, there remains uncertainty as to the implementation details, especially with respect to shares of those companies with a secondary or dual-primary listing on the Hong Kong Stock Exchange. It is unclear whether and when our Class A ordinary shares of our Company, a WVR company with a dual-primarily listing in Hong Kong upon the listing, will be eligible to be traded through Stock Connect, if at all. The ineligibility or any delay of our Class A ordinary shares for trading through Stock Connect will affect PRC investors’ ability to trade our Class A ordinary shares and therefore may limit the liquidity of the trading of our Class A ordinary shares on the Hong Kong Stock Exchange.
Since there will be a gap of several days between pricing and trading of our Class A ordinary shares, the price of the ADSs traded on the Nasdaq may fall during this period and could result in a fall in the price of our Class A ordinary shares to be traded on the Hong Kong Stock Exchange.
The offer price for both the international offering and the Hong Kong public offering is expected to be determined on the price determination date. However, our Class A ordinary shares will not commence trading on the Hong Kong Stock Exchange until they are delivered, which is expected to be a few business days after the price determination date. As a result, investors may not be able to sell or otherwise deal in our Class A ordinary shares during that period. Accordingly, holders of our Class A ordinary shares are subject to the risk that the trading price of our Class A ordinary shares could fall when trading commences as a result of adverse market conditions or other adverse developments that could occur between the price determination date and the time trading begins. In particular, as our ADSs will continue to be traded on the Nasdaq and their price can be volatile, any fall in the price of the ADSs may result in a fall in the price of our Class A ordinary shares to be traded on the Hong Kong Stock Exchange.
The characteristics of the U.S. capital markets and the Hong Kong capital markets are different.
Upon the listing, we will be subject to the Hong Kong Stock Exchange and the Nasdaq listing and regulatory requirements concurrently. The Nasdaq and the Hong Kong Stock Exchange have different trading hours, trading characteristics (including trading volume and liquidity), trading and listing rules, and investor bases (including different levels of retail and institutional participation). As a result of these differences, the trading prices of our Class A ordinary shares and the ADSs representing them might not be the same, even allowing for currency differences. Fluctuations in the price of the ADSs due to circumstances peculiar to its home capital market could materially and adversely affect the price of our Class A ordinary shares. Because of the different characteristics of the U.S. and Hong Kong equity markets, the historic market prices of our ADSs may not be indicative of the performance of our securities, including our Class A ordinary shares, after the Global Offering.
The deposit of our Class A ordinary shares for delivery of ADSs and the surrender of ADSs for cancellation and withdrawal of our Class A ordinary shares may adversely affect the liquidity or trading price of our securities.
The ADSs are currently traded on the Nasdaq. Subject to compliance with U.S. securities laws and the terms of the deposit agreement, holders of our Class A ordinary shares may deposit Class A ordinary shares with the depositary for delivery of ADSs. Any holder of ADSs may also withdraw the underlying Class A ordinary shares represented by the ADSs pursuant to the terms of the deposit agreement for trading on the Hong Kong Stock Exchange. In the event that a substantial number of Class A ordinary shares are deposited with the depositary for delivery of ADSs or that a substantial number of ADSs are surrendered for cancellation and withdrawal of our Class A ordinary shares, the liquidity and trading price of our Class A ordinary shares on the Hong Kong Stock Exchange and the ADSs on the Nasdaq may be adversely affected.
The time required for the exchange between our Class A ordinary shares and the ADSs might be longer than expected and investors might not be able to settle or effect any sale of their securities during this period, and the exchange of our Class A ordinary shares into ADSs involves costs.
There is no direct trading or settlement between the Nasdaq and the Hong Kong Stock Exchange on which our ADSs and Class A ordinary shares are respectively traded. In addition, the time differences between Hong Kong and New York, unforeseen market circumstances, or other factors may delay the deposit of the Class A ordinary shares for delivery of the ADSs or the surrender of ADSs for cancellation and withdrawal of our Class A ordinary shares. Investors will be prevented from settling or effecting the sale of their securities during such periods of delay. In addition, we cannot assure you that any deposit of our Class A ordinary shares for delivery of ADSs or surrender of ADSs for cancellation and withdrawal of our Class A ordinary shares will be completed in accordance with the timelines that investors may anticipate.

Furthermore, the depositary for the ADSs is entitled to charge the ADS holders fees for various services including for the issuance of our ADSs upon deposit of Class A ordinary shares, cancellation of ADSs, distributions of cash dividends or other cash distributions, distributions of ADSs pursuant to share dividends or other free share distributions, distributions of securities other than ADSs, and annual service fees. As a result, shareholders who deposit Class A ordinary shares for delivery of ADSs or surrender ADSs for cancellation and withdrawal of our Class A ordinary shares may not achieve the level of economic return they may anticipate.
There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following the Hong Kong public offering and the listing of our Class A ordinary shares on the Hong Kong Stock Exchange.
In connection with the Hong Kong public offering and the listing of our Class A ordinary shares on the Hong Kong Stock Exchange, we will establish a branch register of members in Hong Kong, or the Hong Kong Share Register. Our Class A ordinary shares that are traded on the Hong Kong Stock Exchange, including those that may be converted from our ADSs, will be registered on the Hong Kong Share Register, and the trading of these Class A ordinary shares on the Hong Kong Stock Exchange will be subject to the Hong Kong stamp duty. To facilitate the conversion of our ADS and Class A ordinary share and trading between the Nasdaq and the Hong Kong Stock Exchange, we also intend to move a portion of our issued Class A ordinary shares from our register of members maintained in the Cayman Islands to our Hong Kong Share Register.
Under the Hong Kong Stamp Duty Ordinance, any person who effects any sale or purchase of Hong Kong stock, defined as stock the transfer of which is required to be registered in Hong Kong, is required to pay Hong Kong stamp duty. The stamp duty is currently set at a total rate of 0.26% of the greater of the consideration for, or the value of, shares transferred, with 0.13% payable by each of the buyer and the seller.
To the best of our knowledge, Hong Kong stamp duty has not been levied in practice on the trading or conversion of ADSs of companies that are listed in both the United States and Hong Kong and that have maintained all or a portion of their shares, including underlying shares represented by ADSs, in their Hong Kong share registers. However, it is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs of these dual-listed companies constitutes a sale or purchase of the underlying Hong Kong-registered shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. If Hong Kong stamp duty is determined by the competent authority to apply to the trading or conversion of our ADSs, the trading price and the value of your investment in our Class A ordinary shares and/or ADSs may be affected.
We may be subject to securities litigation, which is expensive and could divert management attention.
Companies that have experienced volatility in the volume and market price of their shares have been subject to an increased incidence of securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, and, if adversely determined, could have a material adverse effect on our business, financial condition and results of operations.
Purchasers of our Class A ordinary shares will incur immediate and significant dilution and may experience further dilution if we issue additional shares or other equity securities in the future, including pursuant to the share incentive schemes.
The offer price for both the international offering and the Hong Kong public offering is higher than the net tangible asset value per Class A ordinary share immediately prior to the Global Offering. Therefore, purchasers of the Class A ordinary shares in the Global Offering will experience an immediate dilution in pro forma net tangible asset value. In order to expand our business, we may consider offering and issuing additional shares or other equity securities in the future. Purchasers of the Class A ordinary shares in the Global Offering may experience dilution in the net tangible asset value per share of their Class A ordinary shares if we issue additional shares or other equity securities in the future at a price which is lower than the net tangible asset value per Class A ordinary share at that time. Furthermore, we may issue ordinary shares pursuant to the share incentive schemes, which would further dilute shareholders’ interests in our Company.

Forward-looking information in this prospectus may be proved inaccurate.
This prospectus contains certain forward-looking statements and information relating to us that is based on our management’s belief and assumptions. The words “anticipate,” “believe,” “expect,” “going forward” and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. Such statements reflect our management’s current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risk factors described herein. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our financial condition may be adversely affected and may vary materially from those described herein as anticipated, believed, estimated or expected. You are strongly cautioned that reliance on any forward looking statements involves known or unknown risks and uncertainties. Subject to the requirements of the Hong Kong Listing Rules, we do not intend to publicly update or otherwise revise the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise. As a result of these and other risks, uncertainties and assumptions, the forward-looking events and circumstances discussed herein might not occur in the way we expect, or at all. In all cases, you should consider carefully how much weight or importance you should attach to, or place on, such facts or statistics.
We cannot guarantee the accuracy of facts, forecasts and other statistics obtained from official governmental sources contained in this prospectus.
Certain facts, statistics and data contained in this prospectus relating to China, Hong Kong, the autonomous driving industry have been derived from various official government publications we generally believe to be reliable. We have taken reasonable care in the reproduction or extraction of the official government publications for the purpose of disclosure in this prospectus and have no reason to believe that such information is false or misleading or that any fact has been omitted that would render such information false or misleading. However, we cannot guarantee the quality or reliability of such source materials. They have not been prepared or independently verified by us, Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the underwriters, or any of their respective affiliates or advisors and, therefore, we make no representation as to the accuracy of such statistics, which may not be consistent with other information compiled within or outside China and Hong Kong. Due to possibly flawed or ineffective collection methods or discrepancies between published information and market practice, such statistics in this prospectus may be inaccurate or may not be comparable to statistics produced with respect to other economies. Furthermore, we cannot assure you that they are stated or compiled on the same basis or with the same degree of accuracy as the case may be in other jurisdictions. In all cases, you should give due consideration as to how much weight or importance they should attach to or place on such facts.
You should read the entire prospectus carefully, and we strongly caution you not to place any reliance on any information contained in press articles and/or other media regarding us, our business, our industry or the Global Offering.
There may have been, prior to the publication of this prospectus, and there may be subsequent to the date of this prospectus but prior to the completion of the Global Offering, press and/or media regarding us, our business, our industries and the Global Offering. None of us, Joint Sponsors, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the underwriters or any other person involved in the Global Offering has authorized the disclosure of information about the Global Offering in any press or media and none of these parties accepts any responsibility for the accuracy or completeness of any such information or the fairness or appropriateness of any forecasts, views or opinions expressed by the press and/or other media regarding the Class A ordinary shares, the Global Offering, our business, our industry or us. We make no representation as to the appropriateness, accuracy, completeness or reliability of any such information, forecasts, views or opinions expressed in any such publications. To the extent that such statements, forecasts, views or opinions are inconsistent or conflict with the information contained in this prospectus, we disclaim them. Accordingly, you are cautioned to make your investment decisions on the basis of the information contained in this prospectus only and should not rely on any other information.

USE OF PROCEEDS
We estimate that we will receive net proceeds from the Global Offering of approximately HK$2,932.1 million, after deducting the underwriting commissions and estimated expenses paid or payable by us in connection with the Global Offering and based upon an indicative offer price of HK$35.0 per Offer Share for both the Hong Kong Public Offering and the International Offering, and assuming that the over-allotment option is not exercised.
In line with our strategies, we intend to apply the net proceeds from the Global Offering for the following purposes and in the amounts set forth below:
•
Approximately 40.0% of the net proceeds, or HK$1,172.8 million, will be used to develop our autonomous driving technology stack, including infrastructure and core capabilities, data, autonomous driving technology solutions, and an operations platform;

•
approximately 20.0% of the net proceeds, or HK$586.4 million, will be used for the R&D and enhancement of our infrastructure and core capabilities, including our collaborative distributed model, cloud-native development platform and an expansive suite of tools for simulation, incident analysis, and data analytics, among others, which will consistently support the upgrade of our autonomous driving products and solutions and broader AI applications. To support these efforts, we plan to allocate (i) approximately 10.0% of the net proceeds, or HK$293.2 million, to recruit, train and retain skilled R&D personnel; and (ii) approximately 10.0% of the net proceeds, or HK$293.2 million, to invest in equipment and related services to enhance computing power, storage servers and other routine operation and maintenance equipment.

•
approximately 20.0% of the net proceeds, or HK$586.4 million, will be used for the R&D and enhancement of our data quality and autonomous driving technology solutions, including HD mapping and mapless solutions, AI models, hybrid architecture, and world simulator, as well as our unified operations platform. To support these efforts, we plan to invest (i) approximately 10.0% of the net proceeds, or HK$293.2 million, in recruiting, training and retaining skilled technical personnel specializing in algorithms, software, hardware, and data processing; (ii) approximately 5.0% of the net proceeds, or HK$146.6 million, in upgrading R&D equipment and enhancing our computing capabilities, development tools and software platforms; (iii) approximately 4.0% of the net proceeds, or HK$117.3 million, in investing in vehicles for R&D testing, as well as related onboard hardware and software, and small enclosed testing sites for R&D testing; and (iv) approximately 1.0% of the net proceeds, or HK$29.3 million, in expanding our R&D centers to accommodate and support more research projects simultaneously, thereby improving the quality and efficiency of our overall R&D process.

•
Approximately 40.0% of the net proceeds, or HK$1,172.8 million, will be used to accelerate the commercial mass production and/or the operation of our L4 fleets, to improve the quality of our autonomous driving products and solutions and expand our business scale over the next five years;

•
approximately 18.0% of the net proceeds, or HK$527.8 million, will be used for the scaling up of our robotaxi commercialization and ride-hailing services, to improve operational service capabilities. To support these efforts, we plan to invest (i) approximately 4.0% of the net proceeds, or HK$117.4 million, in the continuous improvement of our fleet operation and management capabilities and upgrade WeRide Go; (ii) approximately 8.0% of the net proceeds, or HK$234.6 million, in the development of new robotaxi models and production of robotaxi in collaboration with partners; (iii) approximately 2.0% of the net proceeds, or HK$58.6 million, in the construction of local operating infrastructure; (iv) approximately 2.0% of the net proceeds, or HK$58.6 million, in the expansion of fleet operation team and the online platform operation and maintenance team; and (v) approximately 2.0% of the net proceeds, or HK$58.6 million, in additional driverless testing and application for new operating licenses.

•
approximately 12.0% of the net proceeds, or HK$351.8 million, will be used to advance the commercial production and operation of our robobuses, robovans and robosweepers. To support these efforts, we plan to invest (i) approximately 8.0% of the net proceeds, or HK$234.6 million, in scaling up the production of our robobuses, robovans and robosweepers in collaboration with partners; (ii) approximately 2.0% of the net proceeds, or HK$58.6 million, in the.

commercialization, pilot operations, and driverless testing of our robobuses, robovans and robosweepers in various cities around the world; and (iii) approximately 2.0% of the net proceeds, or HK$58.6 million, in the ongoing operational and technical support services.
•
approximately 10.0% of the net proceeds, or HK$293.2 million, will be used to co-develop and distribute ADAS with strategic partners, Bosch and explore more partnership opportunities for ADAS. To support these efforts, we plan to invest (i) approximately 4.0% of the net proceeds, or HK$117.2 million, in the development of ADAS technology; (ii) approximately 3.0% of the net proceeds, or HK$88.0 million, in the building of product development team, including recruiting, training and retaining ADAS technology and product developers; and (iii) approximately 3.0% of the net proceeds, or HK$88.0 million, in hardware and software inputs required for co-development.

With respect to R&D personnel, in addition to retaining existing talents and enhancing their training and development, we will also persist in expanding our R&D talent team and recruiting top-notch engineers and industry professionals globally. We expect to use net proceeds to recruit over 60 experienced R&D engineers and over 80 R&D data processing staff each year.
We expect to hire R&D engineers who hold a master’s degree or higher in computer science, automation, electronic engineering, or related fields, and are proficient in common platform architectures, data structures, programming languages, and algorithms, and have over 5 years of experience in relevant professional domains or industries such as autonomous driving, machine learning and robotics. We expect the newly hired R&D data processing personnel to be familiar with data processing, annotation, and analysis skills, possess data processing project management capabilities, have a basic understanding of autonomous driving and artificial intelligence technologies, and have over 1 year of experience in the relevant field.
•
Approximately 10.0% of the net proceeds, or HK$293.2 million, will be used to establish marketing teams and branches necessary for us to expand into existing markets and additional markets, as well as to invest in marketing activities over the next five years.

•
approximately 5.0% of the net proceeds, or HK$146.6 million, will be used to further expand our overseas business. We plan to make the following specific investments in the Middle East, Europe, Japan, Singapore and other key regions for future expansion: (i) approximately 3.0% of the net proceeds, or HK$88.0 million, in building experienced local sales and customer service teams; (ii) approximately 1.0% of the net proceeds, or HK$29.3 million, in establishing overseas offices; and (iii) approximately 1.0% of the net proceeds, or HK$29.3 million, in conducting customer visits and marketing and promotional activities such as product launches and test drives.

•
approximately 5.0% of the net proceeds, or HK$146.6 million, will be used to promote ongoing marketing activities in China to support our branding, negotiation of partnership opportunities. To support these efforts, we plan to invest (i) approximately 3.0% of the net proceeds, or HK$88.0 million, in recruiting, retaining and training sales personnel based on business needs; and (ii) approximately 2.0% of the net proceeds, or HK$58.6 million, in supporting the development of marketing activities such as product launches and test drives.

•
Approximately 10.0% of the net proceeds, or HK$293.3 million, will be used for working capital and general corporate purposes.

To the extent our net proceeds are either more or less than expected, we will adjust our allocation of the net proceeds for the above purposes on a pro rata basis.
If the over-allotment option is fully exercised, we will receive additional net proceeds of approximately HK$463.3 million (based on the maximum Public Offer Price of HK$35.0 per Offer Share). In the event that the over-allotment option is exercised, we intend to apply the additional net proceeds to the above purposes on a pro rata basis.
To the extent that our proceeds are not sufficient to fund the purposes set out above, we intend to fund the balance through a variety of means, including cash generated from operations, bank loans and other borrowings.

If any part of our plan does not proceed as planned for reasons such as changes in government policies that would render any of our plans not viable, or the occurrence of force majeure events, our Directors will carefully evaluate the situation and may reallocate the net proceeds from the Global Offering. We will issue an appropriate announcement if there is any material change to the above proposed use of proceeds.
To the extent that the net proceeds we receive from the Global Offering are not immediately used for the above purposes, and to the extent permitted by the relevant laws and regulations, we intend to deposit the proceeds in short-term interest-bearing accounts at licensed commercial banks and/or other authorized financial institutions.

DIVIDEND POLICY
Our board of directors has discretion on whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium account, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decide to pay or recommend dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.
We have not previously declared or paid cash dividends, and we have no plan to declare or pay any dividends in the near future on our ordinary shares or ADSs. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.
We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our mainland China subsidiaries to pay dividends to us. See “Regulations—Regulations Relating to Foreign Exchange” in the Supplemental 6-K.
If we pay any dividends on our ordinary shares, we will pay those dividends which are payable in respect of the underlying Class A ordinary shares represented by the ADSs to the depositary, as the registered holder of such Class A ordinary shares, and the depositary then will pay such amounts to the ADS holders in proportion to the underlying Class A ordinary shares represented by the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. See “Description of American Depositary Shares” in the accompanying prospectus. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

CAPITALIZATION
The following table presents our capitalization as of June 30, 2025 presented on:
•
an actual basis; and

•
on an adjusted basis giving effect to our issuance and sale in the Global Offering of 88,250,000 Class A ordinary shares, resulting in estimated net proceeds of approximately HK$2,932.1 million (US$373.5 million), based on the offer price of HK$35.00, or US$4.46, per Class A ordinary share (equivalent to US$13.38 per ADS), after deducting estimated underwriting discounts and commissions, fees and estimated offering expenses payable by us, and assuming the underwriters do not exercise their option to purchase additional Class A ordinary shares.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Supplemental 6-K and our consolidated financial statements and related notes included as Exhibit 99.1 to our Current Report on Form 6-K (File No. 001-42213) filed with the SEC on October 21, 2025, as incorporated by reference herein.
	As of June 30, 2025
	Actual		As Adjusted
	RMB	US$	RMB	US$
	(in thousands, except share and per share data)
Long-term bank loan	47,534	6,635	47,534	6,635
Equity:
Class A ordinary shares	62	9	68	10
Class B ordinary shares	4	1	4	1
Share premium	12,800,243	1,786,845	15,479,029	2,160,789
Reserves	3,086,316	430,833	3,086,316	430,833
Accumulated losses	(9,422,869)	(1,315,382)	(9,422,869)	(1,315,382)
Total equity	6,463,756	902,306	9,142,548	1,276,250
Total capitalization(1)	6,511,290	908,941	9,190,082	1,282,886

Notes:
(1)
Total capitalization is the sum of long-term bank loan and total equity.

The numbers of ordinary shares to be outstanding after the Global Offering are based on 867,770,146 Class A ordinary shares and 54,814,423 Class B ordinary shares issued and outstanding as of June 30, 2025, but exclude:
•
14,043,943 Class A ordinary shares issuable upon the settlement of restricted stock units granted under the 2018 Share Plan;

•
83,636,052 Class A ordinary shares issuable upon the exercise of outstanding share options with a weighted average exercise price of US$1.2 per share granted under the 2018 Share Plan; and

•
30,596,910 additional Class A ordinary shares reserved for future issuance under the 2018 Share Plan.

DILUTION
If you invest in our Class A ordinary shares in the Global Offering, your interest will be diluted to the extent of the difference between the public offering price per Class A ordinary share and our net tangible book value per Class A ordinary share after this Global Offering. Dilution results from the fact that the public offering price per Class A ordinary share is substantially in excess of the net tangible book value per ordinary share attributable to the existing shareholders for our presently issued ordinary shares. Net tangible book value represents the amount of our total consolidated assets, excluding consolidated intangible assets and goodwill, less the amount of our total consolidated liabilities. Net tangible book value per ADS represents net tangible book value attributable to ADSs divided by 922,584,569, the total number of our ordinary shares outstanding as of June 30, 2025, times three, the ADS-to-share conversation ratio. Our net tangible book value as of June 30, 2025 was RMB6,399.5 million (US$893.3 million), or RMB6.94 (US$0.97) per ordinary share (representing 922,584,569 ordinary shares outstanding as of that date) and US$2.90 per ADS. Dilution is determined by subtracting as adjusted net tangible book value per ordinary share, after giving effect to the issuance and sale by us of 88,250,000 Class A ordinary shares in this Global Offering at an assumed offer price of HK$35.00, or US$4.46 per Class A ordinary share after deduction of the underwriting discounts and commissions and estimated offering expenses payable by us and assuming the Overall Coordinators do not exercise their option to purchase additional Class A ordinary shares. As Class A ordinary shares and Class B ordinary shares are entitled to the same rights, except for voting and conversion rights, the dilution is presented based on all issued and outstanding ordinary shares, including Class A ordinary shares and Class B ordinary shares.
Without taking into account any other changes in net tangible book value after June 30, 2025, other than to give effect to the issuance and sale by us of 88,250,000 Class A ordinary shares in this Global Offering at an assumed offer price of HK$35.00, or US$4.46, per Class A ordinary shares, assuming no adjustment to the allocation of Class A ordinary shares between the Hong Kong public offering and the international offering and after deduction of the underwriting discounts and commissions and estimated offering expenses payable by us, and assuming the Overall Coordinators do not exercise their option to purchase additional Class A ordinary shares, our as adjusted net tangible book value as of June 30, 2025 would have been US$1.27 billion, or US$1.26 per issued Class A ordinary share and US$3.77 per ADS. This represents an immediate increase in net tangible book value of US$0.29 per ordinary share and US$0.87 per ADS to the existing shareholders and an immediate dilution in net tangible book value of US$3.20 per ordinary share and US$9.60 per ADS to investors purchasing Class A ordinary shares in the Global Offering.
The following table illustrates this dilution to new investors purchasing Class A ordinary shares in the Global Offering.
	Per Ordinary Share		Per ADS
Public offering price	US$	4.46	US$	13.38
Actual net tangible book value as of June 30, 2025	US$	0.97	US$	2.90
As adjusted net tangible book value after giving effect to the Global Offering	US$	1.26	US$	3.77
Dilution in net tangible book value to new investors in the Global Offering	US$	3.20	US$	9.60
The dilution information discussed above is illustrative only and may change based on the actual public offering price. A US$1.00 increase (decrease) in the assumed public offering price of HK$35.00, or US$4.46, per ordinary share, would increase (decrease) our adjusted net tangible book value after giving effect to the Global Offering by US$83.5 million, the as adjusted net tangible book value per ordinary share and per ADS after giving effect to the Global Offering by US$0.08 per ordinary share and US$0.25 per ADS and the dilution in net tangible book value per ordinary share and per ADS to new investors in the Global Offering by US$0.92 per ordinary share and US$2.75 per ADS, assuming no change to the number of ordinary shares offered by us as set forth on the front cover page of this prospectus, assuming no adjustment to the allocation of ordinary shares between the Hong Kong public offering and the international offering and after deducting estimated underwriting discounts and commissions. If the Overall Coordinators were to exercise in full, for themselves or on behalf of the international underwriters, their option to purchase additional ordinary shares from us, the as adjusted net tangible book value would be US$1.30 per ordinary share and US$3.89 per ADS, and the dilution in as adjusted net tangible book value to new investors in the Global Offering would be US$3.16 per ordinary share and US$9.48 per ADS. This information is supplied for illustrative purposes only and assumes no exercise of the options or warrants outstanding as of June 30, 2025.
The foregoing calculations (other than the historical net tangible book value calculation) are based on 867,770,146 Class A ordinary shares and 54,814,423 Class B ordinary shares issued and outstanding as of June 30, 2025, but exclude:
•
14,043,943 Class A ordinary shares issuable upon the settlement of restricted stock units granted under the 2018 Share Plan;

•
83,636,052 Class A ordinary shares issuable upon the exercise of outstanding share options with a weighted average exercise price of US$1.2 per share granted under the 2018 Share Plan; and

•
30,596,910 additional Class A ordinary shares reserved for future issuance under the 2018 Share Plan.

The foregoing discussion and tables do not give effect to the exercise of any outstanding options, or the vesting of any restricted stock units. To the extent that options or outstanding as of June 30, 2025 may be exercised, or other shares are issued, investors purchasing shares in the Global Offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

PRINCIPAL SHAREHOLDERS
Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our ordinary shares as of October 20, 2025 by:
•
each of our directors and executive officers;

•
each person known to us to own beneficially 5% or more of our total outstanding ordinary shares; and

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.
Applicable percentage ownership prior to the Global Offering is based on 883,551,907 Class A ordinary shares and 54,814,423 Class B ordinary shares issued and outstanding as of October 20, 2025. Applicable percentage ownership after the Global Offering is based on 971,801,907 Class A ordinary shares and 54,814,423 Class B ordinary shares outstanding immediately after the completion of the Global Offering, including 88,250,000 Class A ordinary shares to be issued by us in the Global Offering (assuming the option of the international underwriters to purchase an additional 13,237,500 Class A ordinary shares is not exercised). The following table gives effect to the accelerated vesting of outstanding options and restricted share units under the 2018 Share Plan in connection with the Global Offering.
	Shares Beneficially Owned Prior to the Global Offering				Shares Beneficially Owned Immediately After the Global Offering
	Class A ordinary shares	Class B ordinary shares	% of total ordinary shares	% of aggregate voting power†	Class A ordinary shares	Class B ordinary shares	% of total ordinary shares	% of aggregate voting power†
Directors and Executive Officers**:
Tony Xu Han(1)	27,595,518	41,249,590	7.1	54.1	27,595,518	41,249,590	6.5	52.6
Yan Li(2)	37,643,637	13,564,833	5.4	18.8	37,643,637	13,564,833	4.9	18.3
Hua Zhong(3)	20,471,531	—	2.2	0.7	20,471,531	—	2.0	0.6
Jennifer Xuan Li(4)	24,671,757	—	2.6	0.8	24,671,757	—	2.3	0.8
Qingxiong Yang(5)	*	—	*	*	*	—	*	*
Huiping Yan(6)	*	—	*	*	*	—	*	*
David Tong Zhang(7)	*	—	*	*	*	—	*	*
Jean-François Salles	—	—	—	—	—	—	—	—
Kazuhiro Doi	—	—	—	—	—	—	—	—
All directors and executive officers as a group	74,248,109	92,923,912	16.6	81.9	74,248,109	92,923,912	15.3	71.3
Principal Shareholders:
Tony Xu Han(1)	—	68,845,108	7.1	54.1	—	68,845,108	6.5	52.6
Yan Li(2)	27,129,666	24,078,804	5.4	18.8	27,129,666	24,078,804	4.9	18.3
Yutong entities(8)	67,044,482	—	7.1	2.2	67,044,482	—	6.5	2.1
Qiming entities(9)	62,865,042	—	6.7	2.0	62,865,042	—	6.1	2.0
Alliance Ventures B.V.(10)	63,680,080	—	6.8	2.1	63,680,080	—	6.2	2.0

Notes:
*
Represents beneficial ownership of less than 1%.

**
Except as indicated otherwise below, the business address of each of our directors and executive officers is 21st Floor, Tower A, Guanzhou Life Science Innovation Center, No. 51, Luoxuan Road, Guangzhou International Biotech Island, Guangzhou, People’s Republic of China.

†
For each person or group included in this column, percentage of total voting power represents voting power based on both Class A and Class B ordinary shares held by such person or group with respect to all of our outstanding Class A and Class B ordinary shares as a single class. Each holder of our Class A ordinary shares is entitled to one vote per share. Each holder of our Class B ordinary shares is entitled to 40 votes per share. Our Class B ordinary shares are convertible at any time by the holder into Class A ordinary shares on a one-for-one basis. The table above does not give effect to the potential conversion of all shares of Class B ordinary shares to Class A ordinary shares on a one-for-one basis. The percentage of aggregate voting power shown above assumes no conversion of Class B ordinary shares to Class A ordinary shares.

(1)
Represents (i) 16,399,590 Class B ordinary shares held by Tonyhan Limited, (ii) 24,850,000 Class B ordinary shares held by Xu Han Limited, and (iii) an aggregate of 27,595,518 Class A ordinary shares issuable to Dr. Tony Xu Han upon the exercise of options that are exercisable or subject to accelerated vesting within 60 days of October 20, 2025, which options currently entitle Dr. Tony Xu Han to receive Class B ordinary shares and will convert into rights to receive Class A ordinary shares in connection with the Global Offering. Dr. Tony Xu Han holds 51% equity interests in Tonyhan Limited through Xu Han Limited, which is in turn 100% owned by Dr. Tony Xu Han. Dr. Tony Xu Han is also the sole director of Tonyhan Limited. The registered address of each of Tonyhan Limited and Xu Han Limited is Harkom Corporate Services Limited of Jayla Place, P.O. Box 216, Road Town, Tortola, VG1110, British Virgin Islands.

(2)
Represents (i) 13,564,823 Class B ordinary shares and 11,129,666 Class A ordinary shares held by Humber Partners Limited, (ii) 10 Class B ordinary shares and 16,000,000 Class A ordinary shares held by Yanli Holdings Limited, and (iii) an aggregate of 10,513,971 Class A ordinary shares issuable to Dr. Yan Li upon the exercise of options that are exercisable or subject to accelerated vesting within 60 days of October 20, 2025, which options currently entitle Dr. Yan Li to receive Class B ordinary shares and will convert into rights to receive Class A ordinary shares in connection with the Global Offering. Dr. Yan Li holds 51% equity interests in Yanli Holdings Limited through Humber Partners Limited, which is in turn 100% owned by Dr. Yan Li. Dr. Li is also the sole director of Yanli Holdings Limited. The registered address of each of Yanli Holdings Limited and Humber Partners Limited is Harkom Corporate Services Limited of Jayla Place, P.O. Box 216, Road Town, Tortola, VG1110, British Virgin Islands.

(3)
Represents 16,573,442 Class A ordinary shares and 3,898,089 Class A ordinary shares issuable to Dr. Hua Zhong upon the exercise of options that are exercisable within 60 days of October 20, 2025.

(4)
Represents Class A ordinary shares issuable to Ms. Jennifer Xuan Li upon the exercise of options that are exercisable, or the settlement of restricted share units within 60 days of October 20, 2025.

(5)
Represents Class A ordinary shares issuable to Dr. Qingxiong Yang upon the exercise of options that are exercisable within 60 days of October 20, 2025.

(6)
Represents Class A ordinary shares issuable to Ms. Huiping Yan upon the settlement of restricted share units that will be vested within 60 days of October 20, 2025.

(7)
Represents Class A ordinary shares issuable to Mr. David Tong Zhang upon the exercise of options that are exercisable within 60 days of October 20, 2025.

(8)
Represents (i) 67,044,482 Class A ordinary shares held by Zhengzhou Xufeng Jiayuan Intelligent Connected Enterprise Management Center (Limited Partnership), or Zhengzhou Xufeng; and (ii) 67,044,482 Class A ordinary shares held by Beijing Xufeng Zhiyuan Intelligent Technology Limited Partnership, or Beijing Xufeng. We refer to Zhengzhou Xufeng and Beijing Xufeng collectively as Yutong entities in this prospectus. The general partner of both Zhengzhou Xufeng and Beijing Xufeng is Zhengzhou Xuxin Industrial Co., Ltd., which is wholly owned by Zhengzhou Yutong Group Co., Ltd., which, in turn, is controlled by seven individuals, namely Yuxiang Tang, Jianwei Cao, Baofeng Zhang, Yiguo Zhang, Bo Yang, Xinlei Lu and Lei Wang. Each of these individuals disclaims beneficial ownership of the shares of the issuer owned by the Yutong entities. The registered address of Zhengzhou Yutong Group Co., Ltd. is No. 8, Changchun Road, High-Tech Industrial Development Zone, Zhengzhou City, China. The registered address of each of Zhengzhou Xuxin Industrial Co., Ltd. and Zhengzhou Xufeng is 5021, Floor 5, North of Financial Plaza, intersection of Huaxia Avenue and Yungang Road, Hangkonggang District, Zhengzhou City, Henan Province, China. The registered address of Beijing Xufeng is Room 2099, No. 101, Building 1, Compound 36, South Hongjunying Road, Chaoyang District, Beijing, China.

(9)
This information is based on the information reported on the Schedule 13G filed by the Qiming entities (as defined below) on February 10, 2025. Represents (i) 47,787,195 Class A ordinary shares held by Qiming Venture Partners V, L.P., (ii) 1,482,675 Class A ordinary shares held by Qiming Managing Directors Fund V, L.P., (iii) 13,471,028 Class A ordinary shares held by Qiming Venture Partners VII, L.P., and (iv) 124,144 Class A ordinary shares held by Qiming VII Strategic Investors Fund, L.P. We refer to Qiming Venture Partners V, L.P., Qiming Managing Directors Fund V, L.P., Qiming Venture Partners VII, L.P. and Qiming VII Strategic Investors Fund, L.P. together as Qiming entities in this prospectus.

The general partner of Qiming Venture Partners V, L.P. is Qiming GP V, L.P., a Cayman Islands exempted limited partnership, whose general partner is Qiming Corporate GP V, Ltd., a Cayman Islands limited company which is also the general partner of Qiming Managing Directors Fund V, L.P. The voting and investment power of the shares held by Qiming Venture Partners V, L.P. and Qiming Managing Directors Fund V, L.P. in the company is exercised by Qiming Corporate GP V, Ltd., which is beneficially owned by Messrs. Duane Kuang, Gary Rieschel, Nisa Leung and Robert Headley. Messrs. Duane Kuang, Gary Rieschel, Nisa Leung and Robert Headley disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The registered address of Qiming Venture Partners V, L.P. and Qiming Managing Directors Fund V, L.P. is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
The general partner of Qiming Venture Partners VII, L.P. and Qiming VII Strategic Investors Fund, L.P. is Qiming GP VII, LLC, a Cayman Islands limited liability company. The voting and investment power of the shares held by Qiming Venture Partners VII, L.P. and Qiming VII Strategic Investors Fund, L.P. in our company are exercised by Qiming GP VII, LLC, which is beneficially owned by Messrs. Duane Kuang, Gary Rieschel, Nisa Leung and Robert Headley. Messrs. Duane Kuang, Gary Rieschel, Nisa Leung and Robert Headley disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The registered address of Qiming Venture Partners VII, L.P. and Qiming VII Strategic Investors Fund, L.P. is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(10)
Represents (i) 34,573,269 Class A ordinary shares directly owned by Alliance Ventures B.V., (ii) 10,616,604 Class A ordinary shares beneficially owned by Renault s.a.s., and Renault S.A., and (iii) 18,490,206 Class A ordinary shares beneficially owned by Nissan Motor Co., Ltd., as reported on the Schedule 13D filed by Alliance Ventures B.V., Renault s.a.s., Renault S.A. and Nissan Motor

Co., Ltd. on November 4, 2024. Alliance Ventures B.V. has three shareholders: Renault s.a.s., Nissan Motor Co., Ltd. and Mitsubishi Motors Corp. Renault s.a.s. is wholly owned by Renault S.A., which is in turn owned by French state, Nissan Finance Co., Ltd. and certain minority shareholders. Nissan Motor Co., Ltd. is owned by Renault S.A. and certain minority shareholders. Mitsubishi Motors Corp. is owned by Mitsubishi Corporation, Nissan Motor Co., Ltd. and certain minority shareholders. Renault S.A., Nissan Motor Co., Ltd., Mitsubishi Corporation, and Mitsubishi Motors Corporation are public companies. The registered address of Alliance Ventures B.V. is Boeingavenue 275, 1119PD Schiphol-Rijk, the Netherlands.
None of our Class B ordinary shares were held by record holders in the United States. The number of beneficial owners of our ADSs in the United States is likely to be much larger than the number of record holders of our Class A ordinary shares in the United States.

SHARES ELIGIBLE FOR FUTURE SALE
Upon closing of the Global Offering, we will have      Class A ordinary shares outstanding (or      Class A ordinary shares outstanding if the underwriters exercise their option to purchase additional Class A ordinary shares in full).
All of the Class A ordinary shares sold in the Global Offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act. Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our company. All issued ordinary shares prior to our US IPO are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities, in the form of ADSs or otherwise, may be sold only if they are the subject of an effective registration statement under the Securities Act or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 or 701 promulgated under the Securities Act, which rules are summarized below. Restricted ordinary shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus supplement may not be used in connection with any resale of the Class A ordinary shares acquired in the Global Offering by our affiliates.
Pursuant to Rule 144, ordinary shares will be eligible for sale at various times after the date of this prospectus supplement, subject to the lock-up agreements described below.
Lock-up Agreements
In connection with the Global Offering, we, each member of the single largest group of Shareholders and Key Persons have agreed, subject to some exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our ordinary shares, or ADSs representing the ordinary shares, or any securities convertible into or exchangeable or exercisable for our ordinary shares, or ADSs representing the ordinary shares, for a period of time after the date of the Hong Kong underwriting agreement, or the date by reference to which disclosure of its/his/her shareholdings in the Company is made in the Hong Kong prospectus, as the case may be.
Some of these ordinary shares may be released prior to the expiration of the applicable lock-up period at the discretion of the designated representatives.
In addition, Dr. Tony Xu Han, our founder, chairman and Chief Executive Officer, has voluntarily committed to a three-year lock-up, effective as of October 28, 2025, covering all shares of our share capital or securities convertible into, exchangeable, or exercisable for any share of our share capital, directly or indirectly owned or controlled by him. During this lock-up period, Dr. Han will not sell, transfer, pledge, or otherwise dispose of any of such securities, subject to customary exceptions.
See the section titled “Underwriting” for more information.
Rule 144
In general, Rule 144 provides that a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the ordinary shares proposed to be sold for at least six months is entitled to sell those shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.
In general, Rule 144 provides that our affiliates or persons selling our ordinary shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described above, within any three months, a number of our ordinary shares that does not exceed the greater of:
•
1% of the number of our Class A ordinary shares then outstanding, in the form of ADSs or otherwise, which will equal      Class A ordinary shares immediately after the completion of the Global Offering; or

•
the average weekly trading volume of our ordinary shares in the form of ADSs or otherwise, on the Nasdaq Stock Market, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales of our ordinary shares, in the form of ADSs or otherwise, made in reliance upon Rule 144 by our affiliates or persons selling our ordinary shares, in the form of ADSs or otherwise, on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.
Rule 701
Rule 701 generally allows a shareholder who purchased ordinary shares of the company pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of our company during the immediately preceding 90 days to sell these shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. Rule 701 also permits affiliates of our company to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144.

TAXATION
The following summary of Cayman Islands, PRC and U.S. federal income tax considerations of an investment in the ADSs or Class A ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this registration statement, all of which are subject to change. This summary does not deal with all possible tax considerations relating to an investment in the ADSs or Class A ordinary shares, such as the tax considerations under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, the People’s Republic of China and the United States. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Travers Thorp Alberga, our Cayman Islands counsel; to the extent it relates to PRC tax law, it represents the opinion of Commerce & Finance Law Offices, our PRC legal counsel.
Cayman Islands Taxation
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to shareholders or ADS holders levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.
Payments of dividends and capital in respect of our Class A ordinary shares and ADSs will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Class A ordinary shares or the ADSs, nor will gains derived from the disposal of our Class A ordinary shares or the ADSs be subject to Cayman Islands income or corporation tax.
People’s Republic of China Taxation
Under the EIT Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a resident enterprise and will be subject to the enterprise income tax at the rate of 25% on its global income. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, production, personnel, accounts and properties of an enterprise. In April 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in mainland China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in mainland China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50% of the enterprise’s voting board members or senior executives habitually reside in the PRC.
We believe that WeRide Inc. is not a PRC resident enterprise for PRC tax purposes. WeRide Inc. is a company incorporated outside of the PRC. WeRide Inc. is not controlled by a PRC enterprise or PRC enterprise group, and we do not believe that WeRide Inc. meets all of the conditions above. For the same reasons, we believe our other entities outside of China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with us.
If the PRC tax authorities determine that WeRide Inc. is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of the ADSs, if such dividends are treated as sourced from within the PRC. In addition, non-resident enterprise shareholders (including the ADS holders) may be subject to a 10% PRC tax on gains realized on the sale or other disposition of ADSs or Class A ordinary shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders (including the ADS holders) would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20%. Any PRC tax imposed on dividends or gains may be subject to a reduction or exemption if such reduction or exemption is available under an applicable tax treaty. It is also unclear whether non-PRC shareholders of WeRide Inc. would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that WeRide Inc. is treated as a PRC resident enterprise.
Provided that our Cayman Islands holding company, WeRide Inc., is not deemed to be a PRC resident enterprise, holders of the ADSs and Class A ordinary shares who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our Class A ordinary shares or ADSs. However, under SAT Bulletin 7 and SAT Bulletin 37, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests in an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. We and our non-PRC resident investors may be at risk of being required to file a return and being taxed under SAT Bulletin 7 and SAT Bulletin 37, and we may be required to expend valuable resources to comply with SAT Bulletin 7 and SAT Bulletin 37, or to establish that we should not be taxed under these bulletins.
United States Federal Income Tax Considerations
The following discussion is a summary of certain material U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our Class A ordinary shares or ADSs by a U.S. Holder (as defined below). This discussion applies only to Class A ordinary shares or ADSs held by a U.S. Holder as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended, or the Code, which is generally property held for investment. This discussion is based upon the Code, the United States Treasury Regulations promulgated thereunder, administrative rulings, and judicial decisions all as currently in effect, and all of which are subject to differing interpretations or change, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences described herein. There can be no assurance that the Internal Revenue Service, or the IRS, will not challenge the tax considerations described herein or that a court will not sustain such a challenge.
This discussion does not describe all U.S. federal income tax considerations that may be relevant to a U.S. Holder in light of such U.S. Holder’s particular circumstances, nor does it address the U.S. federal estate, gift or other non-income tax considerations, any alternative minimum tax, the Medicare tax on certain net investment income, the consequences of special tax accounting rules under Section 451(b) of the Code, or any state, local or non-U.S. tax considerations, relating to the ownership or disposition of our Class A ordinary shares or ADSs. The following summary does not address all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their individual circumstances or to persons in special tax situations such as:
•
banks and other financial institutions;

•
insurance companies;

•
pension or retirement plans;

•
cooperatives;

•
regulated investment companies;

•
real estate investment trusts;

•
broker-dealers;

•
traders in securities that elect to use a mark-to-market method of accounting;

•
certain former U.S. citizens or former long-term residents of the U.S.;

•
tax-exempt entities (including private foundations);

•
holders who acquire their Class A ordinary shares or ADSs pursuant to an exercise of employee stock options or otherwise as compensation;

•
investors who hold their Class A ordinary shares or ADSs as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

•
investors that have a functional currency other than the U.S. dollar;

•
persons that (directly, indirectly or constructively) own any of our Class B ordinary shares, or own Class A ordinary shares or ADSs representing 10% or more of our stock (by vote or value); or

•
partnerships or other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes or investors in such entities.

General
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A ordinary shares or ADSs that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of the United States or any state thereof or the District of Columbia;

•
an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust (A) the administration of which is subject to the primary supervision of a U.S. court and for which one or more U.S. persons within the meaning of Section 7701(a)(30) of the Code have the authority to control all substantial decisions of the trust or (B) that has in effect an election under the applicable United States Treasury Regulations to be treated as a United States person.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A ordinary shares or ADSs, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Class A ordinary shares or ADSs and their partners are urged to consult their tax advisors regarding an investment in our Class A ordinary shares or ADSs.
This discussion is for general informational purposes and is not intended as tax advice. Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, and non-U.S. and other tax considerations of the acquisition, ownership and disposition of our Class A ordinary shares or ADSs.
The discussion below assumes that the representations contained in the deposit agreements are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. For U.S. federal income tax purposes, it is generally expected that a U.S. Holder of ADSs will be treated as the beneficial owner of the underlying shares represented by the ADSs. The remainder of this discussion assumes that a U.S. Holder of our ADSs will be treated in this manner. Accordingly, deposits or withdrawals of Class A ordinary shares for ADSs will generally not be subject to U.S. federal income tax. The United States Treasury has expressed concern that intermediaries in the chain of ownership between the holder of an ADS and the issuer of the security underlying the ADS may be taking actions that are inconsistent with the beneficial ownership of the underlying security. Accordingly, the creditability of foreign taxes, if any, as described below, could be affected by actions taken by intermediaries in the chain of ownership between the holders of ADSs representing our ordinary shares and our company if, as a result of such actions, the holders of ADSs representing our ordinary shares are not properly treated as beneficial owners of the underlying ordinary shares.
Dividends
As noted in the discussion below entitled “Passive Foreign Investment Company Considerations,” we believe that we may have been a PFIC for the taxable year ended December 31, 2024 and that it is likely we may be classified as a PFIC for our current taxable year. Accordingly, the treatment most likely to apply to a U.S. Holder is set forth below in “Passive Foreign Investment Company Considerations.” If our ADSs or Class A ordinary shares are not treated as stock of a PFIC with respect to a particular U.S. Holder, the following rules would generally apply. Any distributions paid on our Class A ordinary shares or ADSs out of our current or accumulated earnings and profits, calculated according to U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder or by the depositary. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, the full amount of any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Any distribution we pay will generally be treated as “foreign source dividend income” for U.S. federal income tax purposes, and as a result, dividends received on our Class A ordinary shares or ADSs will not be eligible for the dividends received deduction generally allowed to corporations. The amount of any such distributions will include any amounts required to be withheld by us (or another applicable withholding agent) in respect of any non-U.S. taxes, including PRC tax withheld.
Individuals and certain other non-corporate U.S. Holders may be subject to tax on dividend income from a “qualified foreign corporation” at the lower tax rates applicable to long-term capital gain rather than the marginal tax rates generally applicable to ordinary income, provided that certain conditions are satisfied, including that (1) our Class A ordinary shares or ADSs on which the dividends are paid are readily tradeable on an established securities market in the United States, or, in the event that we are deemed to be a PRC resident enterprise under the PRC tax law, we are eligible for the benefits of the United States-PRC income tax treaty, or the Treaty, (2) we are neither a PFIC nor treated as such with respect to such a U.S. Holder for the taxable year in which the dividend was paid and the preceding taxable year, and (3) certain holding period requirements are met. We expect our ADSs, which are currently listed on the Nasdaq Stock Market, will be considered readily tradeable on an established securities market in the United States, although there can be no assurance in this regard.
In the event that we are deemed to be a PRC resident enterprise under the EIT Law (see “Taxation—People’s Republic of China Taxation”), U.S. Holders may be subject to PRC withholding taxes on dividends paid on our Class A ordinary shares or ADSs. A U.S. Holder may be eligible for a reduced rate of withholding, provided that the U.S. Holder is entitled to benefits under the Treaty.
Dividends paid on our Class A ordinary shares or ADSs, if any, will generally be treated as income from foreign sources and will generally constitute passive category income for U.S. foreign tax credit purposes. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any nonrefundable foreign withholding taxes imposed on dividends received on our Class A ordinary shares or ADSs. A U.S. Holder who does not elect to claim a foreign tax credit for foreign taxes withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.
Sale or Other Disposition
Subject to the discussion below entitled “Passive Foreign Investment Company Considerations,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of our Class A ordinary shares or ADSs in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such Class A ordinary shares or ADSs. A U.S. Holder’s adjusted tax basis in our Class A ordinary shares or ADSs generally will equal the U.S. Holder’s acquisition cost, reduced by any prior distributions treated as a return of capital. Any capital gain or loss will be long-term if the Class A ordinary shares or ADSs have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes, which will generally limit the availability of foreign tax credits. Long-term capital gain of individuals and certain other non-corporate U.S. Holders will generally be eligible for a reduced rate of taxation. The deductibility of a capital loss may be subject to limitations.
However, as described in “Taxation—People’s Republic of China Taxation,” if we are deemed to be a PRC resident enterprise under the EIT Law, gains from the disposition of our Class A ordinary shares or ADSs may be subject to PRC income tax and will generally be U.S.-source, which may limit the ability to receive a foreign tax credit. If a U.S. Holder is eligible for the benefits of the Treaty, such holder may be able to elect to treat such gain as PRC-source income under the Treaty. Pursuant to certain provisions of the United States Treasury Regulations (the applicability of which has been postponed until further guidance is issued), however, if a U.S. Holder is not eligible for the benefits of the Treaty or does not elect to apply the Treaty, then such holder may not be able to claim a foreign tax credit arising from any PRC tax imposed on the disposition of our Class A ordinary shares or ADSs, unless such credit can be applied (subject to applicable limitations) against U.S. federal income tax due on other income derived from foreign sources in the same income category (generally, the passive category). The rules regarding foreign tax credits and deduction of foreign taxes are complex. U.S. Holders should consult their tax advisors regarding the availability of a foreign tax credit or deduction in light of their particular circumstances, including their eligibility for benefits under the Treaty, and the potential impact of the United States Treasury Regulations.
If the consideration received by a U.S. Holder upon a sale or other taxable disposition of Class A ordinary shares or ADSs is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of such sale or disposition. A U.S. Holder may have foreign currency gain or loss to the extent of the difference, if any, between (i) the U.S. dollar value of such payment on the date of such sale or disposition and (ii) the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of settlement.
Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences of a sale or other taxable disposition of Class A ordinary shares or ADSs, including creditability of foreign taxes imposed on such sale or disposition by a taxing jurisdiction other than the United States, under its particular circumstances.
Passive Foreign Investment Company Considerations
A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. “Passive income” generally includes, among other things, dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets. For this purpose, cash and assets readily convertible into cash are categorized as passive assets and the company’s goodwill and other unbooked intangibles associated with active business activities may generally be classified as active assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.
Based on the value of our assets and composition of our income and assets, including goodwill, we believe that we may have been a PFIC for the taxable year ended December 31, 2024 and that it is likely we may be classified as a PFIC for our current taxable year. Depending upon the composition of our income and assets (taking into account the expected cash proceeds from, and our anticipated market capitalization following the Global Offering) during the current and subsequent taxable years, we could continue to be a PFIC for such years. However, PFIC status is a factual determination made annually that is not generally determinable until the close of each taxable year. Furthermore, even if the composition of our assets and income were to change such that we did not believe we were a PFIC, there are uncertainties in the application of the relevant rules, and it is possible that the IRS may challenge our classification of certain income or assets as non-passive, or our valuation of our goodwill and other intangibles, each of which may increase the likelihood of us becoming a PFIC for the current or subsequent taxable years. Accordingly, there can be no assurance regarding our PFIC status for our current or subsequent taxable years, and U.S. Holders of our ADSs and Class A ordinary shares should be willing to assume the risks of investing in a PFIC. If we are a PFIC for any taxable year during which a U.S. Holder holds our Class A ordinary shares or ADSs, the PFIC rules discussed below will generally apply to such U.S. Holder for such taxable year, and unless the U.S. Holder makes certain elections, will apply in future taxable years even if we cease to be a PFIC. There can be no assurance that we will not be treated as a PFIC for any future taxable year and our U.S. counsel expresses no opinion with respect to our PFIC status for any prior, current or future taxable year. Each U.S. Holder is strongly urged to consult its tax advisor regarding our PFIC status and any available elections to mitigate such tax consequences.
If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A ordinary shares or ADSs, and unless the U.S. Holder makes a mark-to-market election (as described below) for the first taxable year in which we are treated as a PFIC and the U.S. Holder held Class A ordinary shares or ADSs, or the U.S. Holder makes a purging election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution received during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A ordinary shares or ADSs), and (ii) any gain realized on the sale or other disposition of Class A ordinary shares or ADSs. Under the PFIC rules: the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the Class A ordinary shares or ADSs;
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the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”) will be taxable as ordinary income;

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the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as applicable to such U.S. Holder, for that year; and

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an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A ordinary shares or ADSs and any of our subsidiaries is also a PFIC (each, a “lower-tier PFIC”), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.
PFIC Elections
If we are treated as a PFIC and our Class A ordinary shares or ADSs constitute “marketable stock” (as defined below), a U.S. Holder may avoid the adverse PFIC tax consequences discussed above with respect to such Class A ordinary shares or ADSs if such U.S. Holder makes a mark-to-market election with respect to such Class A ordinary shares or ADSs for the first taxable year in which the U.S. Holder holds (or is deemed to hold) Class A ordinary shares or ADSs and each subsequent taxable year. If a U.S. Holder makes this election with respect to our Class A ordinary shares or ADSs, the U.S. Holder will generally (i) include as ordinary income for each taxable year the excess, if any, of the fair market value of Class A ordinary shares or ADSs held at the end of the taxable year over the adjusted tax basis, and (ii) deduct as an ordinary loss in each such taxable year the excess, if any, of the adjusted tax basis over the fair market value held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Class A ordinary shares or ADSs would be adjusted to reflect any income or loss resulting from the mark-to- market election. If a U.S. Holder makes a mark-to-market election in respect of our Class A ordinary shares or ADSs and we cease to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above in respect of such Class A ordinary shares or ADSs during any period that we are not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Class A ordinary shares or ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.
The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a “qualified exchange or other market” as defined in applicable United States Treasury Regulations. A “qualified exchange or other market” includes a national securities exchange that is registered with the SEC, such as the Nasdaq Stock Market, or a foreign securities exchange that satisfies certain requirements. Our Class A ordinary shares or ADSs will be marketable stock as long as the Class A ordinary shares or ADSs, respectively, are and remain regularly traded on a qualified exchange or other market. Such Class A ordinary shares or ADSs generally will be regularly traded for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter, but no assurances can be given in this regard.
Because a mark-to-market election cannot technically be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the general PFIC rules with respect to such holder’s indirect interest in any investment held by us that is treated as an equity interest in a PFIC for U.S. federal income tax purposes.
If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless Class A ordinary shares or ADSs cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a mark-to-market election in their particular circumstances.
If we determine we are a PFIC for any taxable year, we intend to make available an information statement that will contain the necessary information required for U.S. Holders to make qualified electing fund elections. We may choose to provide such information on our website.
If we are treated as a PFIC, during the period in which a U.S. Holder holds our Class A ordinary shares or ADSs and we subsequently cease to be treated as a PFIC, the U.S. Holder might seek to make a purging election to rid its Class A ordinary shares or ADSs of the PFIC taint. Under the purging election, the U.S. Holder will be deemed to have sold its Class A ordinary shares or ADSs at their fair market value and any gain recognized on such deemed sale will be treated as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new adjusted tax basis and holding period in the Class A ordinary shares or ADSs solely for purposes of the PFIC rules.
Related PFIC Rules
If we are treated as a PFIC and, at any time, have a non-U.S. subsidiary that is treated as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or sell or otherwise dispose of all or part of our interest in, such lower-tier PFIC, or the U.S. Holder otherwise was deemed to have sold or otherwise disposed of an interest in such lower-tier PFIC. U.S. Holders should consult their tax advisors regarding the application of the lower-tier PFIC rules in their particular circumstances.
If a U.S. Holder owns (or is deemed to own) our Class A ordinary shares or ADSs during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621 (whether or not a mark-to-market election is made) or such other form as is required by the United States Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS and could result in penalties. U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of owning and disposing of our Class A ordinary shares or ADSs if we are or become a PFIC.
Information Reporting and Backup Withholding
U.S. Holders may be subject to information reporting to the IRS and U.S. backup withholding with respect to dividends on and proceeds from the sale or other disposition of our Class A ordinary shares or ADSs. Backup withholding will not apply, however, to (i) U.S. Holders that are corporations or other exempt recipients and properly establish their exempt status or (ii) U.S. Holders that provide a correct taxpayer identification number and other required information on IRS Forms W-9 establishing that such U.S. Holders are not subject to backup withholding.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund of any excess amounts withheld provided that the required information is timely furnished to the IRS.
U.S. Holders should consult their tax advisors regarding the information reporting requirements and the application of backup withholding rules in their particular circumstances.
THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND NON-INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF OUR CLASS A ORDINARY SHARES OR ADSs, INCLUDING THE IMPACT OF ANY POTENTIAL CHANGE IN LAW, IN THEIR PARTICULAR CIRCUMSTANCES.

UNDERWRITING
The Global Offering
The offering of our Class A ordinary shares is referred to herein as the “Global Offering.” The Global Offering comprises:
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the offering of initially 4,412,500 Class A ordinary shares (subject to reallocation) in Hong Kong (the “Hong Kong offer shares”) as described in “—The Hong Kong Public Offering” below, which we refer to as the “Hong Kong public offering”; and

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the offering of initially 83,837,500 Class A ordinary shares (subject to reallocation and the option of the international underwriters to purchase additional Class A ordinary shares mentioned below) (the “international offer shares” and together with the Hong Kong offer shares, the “Offer Shares”), as described in “—The International Offering” below, which we refer to as the “international offering.”

The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in compliance with applicable law. We are paying a registration fee for Class A ordinary shares sold in the United States, as well as for Class A ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time into the United States.
China International Capital Corporation Hong Kong Securities Limited, Morgan Stanley Asia Limited and J.P. Morgan Securities (Asia Pacific) Limited are acting as overall coordinators (the “Overall Coordinators”) and joint global coordinators (the “Joint Global Coordinators”) for the Global Offering.
Under the terms and subject to the conditions in the Hong Kong underwriting agreement (as defined below), the Hong Kong underwriters below (the “Hong Kong underwriters”) have severally agreed to apply or procure applications for the number of Class A ordinary shares indicated below.
Hong Kong Underwriters	Number of Class A Ordinary Shares
China International Capital Corporation Hong Kong Securities Limited
Morgan Stanley Asia Limited
J.P. Morgan Securities (Asia Pacific) Limited
BOCI Asia Limited
Futu Securities International (Hong Kong) Limited
Daiwa Capital Markets Hong Kong Limited
ABCI Securities Company Limited/ABCI Capital Limited
ICBC International Securities Limited
Total	4,412,500
Under the terms and subject to the conditions in the international underwriting agreement (as defined below), the international underwriters for whom China International Capital Corporation Hong Kong Securities Limited, Morgan Stanley Asia Limited and J.P. Morgan Securities (Asia Pacific) Limited are acting as the Overall Coordinators, have severally agreed to purchase or procure purchasers to purchase from us, and we have agreed to sell to them or such purchasers, severally, the number of Class A ordinary shares indicated below:
International Underwriters	Number of Class A Ordinary Shares
China International Capital Corporation Hong Kong Securities Limited
Morgan Stanley Asia Limited
J.P. Morgan Securities (Asia Pacific) Limited

International Underwriters	Number of Class A Ordinary Shares
BOCI Asia Limited
Futu Securities International (Hong Kong) Limited
Daiwa Capital Markets Hong Kong Limited
ABCI Securities Company Limited
ICBC International Securities Limited
Total	83,837,500

The Hong Kong underwriters and the international underwriters are collectively referred to herein as the “underwriters”.
The Offer Shares will represent approximately 8.60% of the total shares in issue immediately following the completion of the Global Offering, assuming the option to purchase additional Class A ordinary shares is not exercised and no further Class A ordinary shares are allotted and issued under the 2018 Share Plan. If the Overall Coordinators exercise in full, on behalf of the international underwriters, their option to purchase additional Class A ordinary shares from us, the Offer Shares will represent approximately 9.76% of the total shares in issue immediately following the completion of the Global Offering (assuming no further Class A ordinary shares are allotted and issued under the 2018 Share Plan).
The underwriters propose to offer our Class A ordinary shares at the public offering price listed on the cover page of this prospectus supplement. Subject to the conditions in the Hong Kong underwriting agreement and the international underwriting agreement, the underwriters are obligated, severally but not jointly, to take and pay for all of the Class A ordinary shares offered hereby if any such shares are taken. The offering of our Class A ordinary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We have applied to list our Class A ordinary shares on the Hong Kong Stock Exchange under the stock code “0800.” The shares will be traded in board lots of 100 shares each. Our ADSs are listed on the Nasdaq Global Select Market under the symbol “WRD.” Each ADS represents three Class A ordinary shares.
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in the Global Offering. The Overall Coordinators may agree to allocate a number of our Class A ordinary shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Overall Coordinators to underwriters that may make internet distributions on the same basis as other allocations.
The Hong Kong Public Offering
Number of Class A ordinary shares offered
We are initially offering 4,412,500 Offer Shares for subscription by the public in Hong Kong at the public offer price, representing 5.0% of the total number of Offer Shares initially available under the Global Offering. The number of Offer Shares offered under the Hong Kong public offering, subject to the reallocation of Offer Shares between the international offering and the Hong Kong public offering, will represent approximately 0.43% of the total Class A ordinary shares issued and outstanding immediately following the completion of the Global Offering, assuming the option to purchase additional Class A ordinary shares is not exercised and no further Class A ordinary shares are allotted and issued under the 2018 Share Plan.
The Hong Kong public offering is open to members of the public in Hong Kong as well as to institutional and professional investors. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities which regularly invest in shares and other securities.
Completion of the Hong Kong public offering is subject to the conditions set out in the paragraph headed “—Conditions of the Global Offering” below.

Allocation
Allocation of the Offer Shares to investors under the Hong Kong public offering will be based solely on the level of valid applications received under the Hong Kong public offering. The basis of allocation may vary, depending on the number of Hong Kong offer shares validly applied for by applicants. Such allocation could, where appropriate, consist of balloting, which would mean that some applicants may receive a higher allocation than others who have applied for the same number of Hong Kong offer shares, and those applicants who are not successful in the ballot may not receive any Hong Kong offer shares.
For allocation purposes only, the total number of the Offer Shares initially available under the Hong Kong public offering (after taking account of any reallocation) will be divided into two pools (with any odd lots being allocated to pool A), pool A and pool B. The Hong Kong offer shares in pool A will be allocated on an equitable basis to applicants who have applied for Hong Kong offer shares with an aggregate subscription price of HK$5 million (excluding the brokerage, SFC transaction levy, Stock Exchange trading fee and AFRC transaction levy payable) or less. The Hong Kong offer shares in pool B will be allocated on an equitable basis to applicants who have applied for Hong Kong offer shares with an aggregate subscription price of more than HK$5 million (excluding the brokerage, SFC transaction levy, Stock Exchange trading fee and AFRC transaction levy payable) and up to the total value in pool B.
Investors should be aware that applications in pool A and applications in pool B may receive different allocation ratios. If any Hong Kong offer shares in one (but not both) of the pools are undersubscribed, such unsubscribed Hong Kong offer shares will be transferred to the other pool to satisfy demand in that other pool and be allocated accordingly. For the purpose of this paragraph only, the “price” for the Offer Shares means the price payable on application therefore (without regard to the public offer price as finally determined). Applicants can only receive an allocation of Hong Kong offer shares from either pool A or pool B but not from both pools. Multiple or suspected multiple applications and any application for more than 2,206,200 Hong Kong offer shares, being approximately 50% of the 4,412,500 Hong Kong offer shares initially available under the Hong Kong public offering are liable to be rejected.
Reallocation
The allocation of the Offer Shares between the Hong Kong public offering and the international offering is subject to reallocation. Paragraph 4.2 of Practice Note 18 and 18C. 09 of the Listing Rules of the Hong Kong Stock Exchange requires a clawback mechanism to be put in place which would have the effect of increasing the number of Offer Shares under the Hong Kong public offering to a certain percentage of the total number of Offer Shares offered under the Global Offering if certain prescribed total demand levels are reached:
(a)
4,412,500 Offer Shares available in the Hong Kong public offering, representing 5.0% of the Offer Shares initially available under the Global Offering;

in the event that the international offer shares are fully subscribed or oversubscribed
(b)
if the number of Offer Shares validly applied for under the Hong Kong public offering represents 10 times or more but less than 50 times the number of Offer Shares initially available for subscription under the Hong Kong public offering, then the Offer Shares will be reallocated to the Hong Kong public offering from the international offering such that the total number of Offer Shares available under the Hong Kong public offering will be 8,825,000 Offer Shares, representing 10.0% of the Offer Shares initially available under the Global Offering; and

(c)
if the number of Offer Shares validly applied for under the Hong Kong public offering represents 50 times or more of Offer Shares initially available for subscription under the Hong Kong public offering, then the Offer Shares will be reallocated to the Hong Kong public offering from the international offering such that the total number of Offer Shares available under the Hong Kong public offering will be 17,650,000 Offer Shares, representing 20.0% of the Offer Shares initially available under the Global Offering.

In each case, the additional Offer Shares reallocated to the Hong Kong public offering will be allocated between pool A and pool B and the number of Offer Shares allocated to the international offering will be correspondingly reduced in such manner as the Overall Coordinators deem appropriate. In addition, the

Overall Coordinators may reallocate the Offer Shares from the international offering to the Hong Kong public offering to satisfy valid applications under the Hong Kong public offering.
In addition, the Overall Coordinators (for themselves and on behalf of the Underwriters) and the Joint Sponsors may, at their discretion, reallocate Offer Shares initially allocated for the international offering to the Hong Kong public offering to satisfy valid applications in pool A and pool B under the Hong Kong public offering. In the event that (i) the international offer shares are undersubscribed and the Hong Kong offer shares are fully subscribed or oversubscribed irrespective of the number of times; or (ii) the international offer shares are fully subscribed or oversubscribed and the Hong Kong offer shares are fully subscribed or oversubscribed as to less than 10 times of the number of Hong Kong offer shares initially available under the Hong Kong public offering, up to 4,412,500 Offer Shares may be reallocated to the Hong Kong public offering from the international offering, so that the total number of the Offer Shares available under the Hong Kong public offering will be increased to 8,825,000 Offer Shares, representing 10.0% of the number of the Offer Shares initially available under the Global Offering before any exercise of the Over-allotment Option.
The Offer Shares to be offered in the Hong Kong public offering and the Offer Shares to be offered in the international offering may, in certain circumstances, be reallocated between these offerings at the discretion of the Overall Coordinators.
If the Hong Kong public offering is not fully subscribed for, the Overall Coordinators have the authority to reallocate all or any unsubscribed Hong Kong offer shares to the international offering, in such proportions as the Overall Coordinators deem appropriate.
Where the international offer shares are not fully subscribed, if the Hong Kong offer shares are also not fully subscribed, the Global Offering will not proceed unless the Underwriters would subscribe or procure subscribers for their respective applicable proportions of the Offer Shares being offered which are not taken up under the Global Offering on the terms and conditions of this prospectus supplement and the Underwriting Agreements.
Applications
Each applicant under the Hong Kong public offering will also be required to give an undertaking and confirmation in the application submitted by him that he and any person(s) for whose benefit he is making the application have not applied for or taken up, or indicated an interest for, and will not apply for or take up, or indicate an interest for, any Offer Shares under the international offering. Such applicant’s application is liable to be rejected if such undertaking and/or confirmation is/are breached and/or untrue (as the case may be) or it has been or will be placed or allocated international offer shares under the international offering.
Applicants under the Hong Kong public offering may be required to pay, on application (subject to application channels), the maximum public offer price of HK$35.0 per Offer Share in addition to the brokerage, SFC transaction levy, Stock Exchange trading fee and AFRC transaction levy payable on each Offer Share. If the public offer price finally determined is less than the maximum public offer price of HK$35.0 per Offer Share, appropriate refund payments (including the brokerage, SFC transaction levy, Stock Exchange trading fee and AFRC transaction levy attributable to the surplus application monies) will be made to successful applicants (subject to application channels), without interest.
Hong Kong Underwriting Agreement
We have entered into an underwriting agreement with the Hong Kong underwriters, or the Hong Kong underwriting agreement, relating to the Hong Kong public offering.
The International Offering
The international offering will consist of an offering of initially 83,837,500 Offer Shares, representing 95.0% of the total number of Offer Shares initially available under the Global Offering (subject to any reallocation) and approximately 8.17% of the total shares issued and outstanding immediately after the completion of the Global Offering, assuming the option to purchase additional Class A ordinary shares is not exercised and no further Class A ordinary shares are allotted and issued under the 2018 Share Plan.

Allocation
The international offering includes the U.S. offering of the Offer Shares in the United States as well as the non-U.S. offering to institutional and professional investors and other investors in jurisdictions outside the United States. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities. Allocation of Offer Shares pursuant to the international offering will be effected in accordance with the “book-building” process and based on a number of factors, including the level and timing of demand, the total size of the relevant investor’s invested assets or equity assets in the relevant sector and whether or not it is expected that the relevant investor is likely to buy further Offer Shares, and/or hold or sell its Offer Shares, after the Listing. Such allocation is intended to result in a distribution of the Offer Shares on a basis which would lead to the establishment of a solid professional and institutional shareholder base to our benefit and the benefit of the shareholders as a whole. In addition, pursuant to Rule 18C.08 of the Hong Kong Listing Rules, at least 50% of the total number of shares offered in the Global Offering (assuming the option to purchase additional Class A ordinary shares is not exercised) will be taken up by independent price setting investors in the international offering.
The Overall Coordinators (on behalf of the underwriters) may require any investor who has been offered the Offer Shares under the international offering, and who has made an application under the Hong Kong public offering to provide sufficient information to the Overall Coordinators so as to allow them to identify the relevant application under the Hong Kong public offering and to ensure that it is excluded from any application of Offer Shares under the international offering.
International Underwriting Agreement
We expect to enter into an international underwriting agreement with the international underwriters relating to the international offering, or the international underwriting agreement, dated the date of the final prospectus supplement.
Sales in the United States
Some of the international underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. China International Capital Corporation Hong Kong Securities Limited is not a broker-dealer registered with the SEC, and, to the extent that its conduct may be deemed to involve participation in offers or sales of the Class A ordinary shares in the United States, those offers or sales will be made through one or more SEC-registered broker-dealers in compliance with applicable laws and regulations. Morgan Stanley Asia Limited is not a broker-dealer registered with the SEC, and, to the extent that its conduct may be deemed to involve participation in offers or sales of the Class A ordinary shares in the United States, those offers or sales will be made through one or more SEC-registered broker-dealers in compliance with applicable laws and regulations. J.P. Morgan Securities (Asia Pacific) Limited is not a broker- dealer registered with the SEC, and, to the extent that its conduct may be deemed to involve participation in offers or sales of the Class A ordinary shares in the United States, those offers or sales will be made through one or more SEC-registered broker-dealers in compliance with applicable laws and regulations. BOCI Asia Limited is not a broker-dealer registered with the SEC and it may not make sales in the United States or to U.S. persons. BOCI Asia Limited has agreed that it does not intend to, and will not, offer or sell any of our ordinary shares in the United States or to U.S. persons in connection with this offering. Futu Securities International (Hong Kong) Limited is not a broker-dealer registered with the SEC, and, to the extent that its conduct may be deemed to involve participation in offers or sales of the Class A ordinary shares in the United States, those offers or sales will be made through one or more SEC-registered broker-dealers in compliance with applicable laws and regulations. Daiwa Capital Markets Hong Kong Limited is not a broker-dealer registered with the SEC, and, to the extent that its conduct may be deemed to involve participation in offers or sales of the Class A ordinary shares in the United States, those offers or sales will be made through one or more SEC-registered broker-dealers in compliance with applicable laws and regulations. ABCI Securities Company Limited is not a broker-dealer registered with the SEC and it may not make sales in the United States or to U.S. persons. ABCI Securities Company Limited has agreed that it does not intend to, and will not, offer or sell any of our ordinary shares in the United States or to U.S. persons in connection with this offering. ICBC International Securities Limited is not a broker-dealer registered with the SEC and it may not make sales in the United States or to U.S. persons. ICBC International Securities Limited has agreed that it does not intend to, and will not, offer or sell any of our ordinary shares in the United States or to U.S. persons in connection with this offering.
Commissions and Expenses
The following table shows the per Class A ordinary share and total underwriting discounts and commissions to be paid to the underwriters by us. These amounts include gross proceeds of the Global Offering that may be paid to the underwriters and are shown assuming both no exercise and full exercise of the international underwriters’ option to purchase up to an additional 13,237,500 Class A ordinary shares. Total underwriting discounts and commissions to be paid to the underwriters represent    % of the total gross proceeds of the Global Offering (assuming the option to purchase additional Class A ordinary shares is not exercised). This presentation is based on the public offering price in both the international offering and the Hong Kong public offering is HK$      .
Paid by Us	No Exercise	Full Exercise
Per Class A ordinary share	HK$	HK$
Total	HK$	HK$
The estimated offering expenses payable by us, including registration, filing and listing fees, printing fees, legal and accounting expenses and sponsor fee, but exclusive of underwriting discounts and commissions, are approximately HK$      (US$      ), assuming the option to purchase additional Class A ordinary shares is not exercised. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to US$        .
International Underwriters’ Option to Purchase Additional Class A Ordinary Shares
In connection with the Global Offering, we have granted the international underwriters the right, exercisable by the Overall Coordinators on behalf of the international underwriters at any time until 30 days after the last date for the lodging of applications under the Hong Kong public offering, to purchase up to an aggregate of 13,237,500 additional Offer Shares, representing 15.0% of the Offer Shares at the same price per Offer Share under the international offering to cover over-allocations in the international offering, if any. If the international underwriters’ option to purchase additional Class A ordinary shares is exercised in full, the additional Class A ordinary shares will represent approximately 1.27% of the total shares in issue immediately following the completion of the Global Offering (assuming no further Class A ordinary shares are allotted and issued under the 2018 Share Plan). If the international underwriters exercise their option to purchase additional Class A ordinary shares, an announcement will be made.
Lock-Up Agreements
We have agreed to undertake to each of the Joint Sponsors, the Sponsor-Overall Coordinators, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Capital Market Intermediaries and the international underwriters that, except for (a) the issue, offer or sale of the Offer Shares by our Company pursuant to the Global Offering (including pursuant to any exercise of the option to purchase additional Class A ordinary shares); (b) the issue of Class A ordinary share or ADSs or transfer of treasury shares pursuant to the 2018 Share Plan in compliance with the Listing Rules and applicable Laws; (c) any capitalization issue, capital reduction or consolidation or sub-division of shares; (d) registration and issuance of ADSs and ADRs without enlarging the issued and outstanding share capital of our Company as at the date of the Hong Kong underwriting agreement; or (e) repurchase of securities pursuant to our Company’s share repurchase programs existing on the date of the international underwriting agreement to the extent in compliance with the Listing Rules and applicable Laws, we will not, without the prior written consent of the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the international underwriters) and unless in compliance with the Listing Rules, at any time during the period commencing on the date of the Hong Kong underwriting agreement and ending on the date falling six months after the Listing Date (the “First Six-Month Period”):

(i)
allot, issue, sell, accept subscription for, offer to allot, issue or sell, contract or agree to allot, issue or sell, mortgage, charge, pledge, hypothecate, lend, grant or sell any option, warrant, contract or right to subscribe for or purchase, grant or purchase any option, warrant, contract or right to allot, issue or sell, or otherwise transfer or dispose of or create an encumbrance over, or agree to transfer or dispose of or create an encumbrance over, either directly or indirectly, conditionally or unconditionally, or repurchase, any legal or beneficial interest in the share capital or any other securities of the Company or any interest in any of the foregoing (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to purchase any share capital or other securities of the Company, as applicable), or deposit any share capital or other securities of the Company, as applicable, with a depositary in connection with the issue of depositary receipts; or

(ii)
enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership (legal or beneficial) of the Class A ordinary shares or any other securities of the Company, or any interest in any of the foregoing (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to purchase, any Shares); or

(iii)
enter into any transaction with the same economic effect as any transaction described in (i) or (ii) above; or

(iv)
offer to or agree to do any of the foregoing specified in (i), (ii) or (iii) or announce any intention to do so,

in each case, whether any of the foregoing transactions is to be settled by delivery of share capital or such other securities, in cash or otherwise (whether or not the issue of such share capital or other securities will be completed within the First Six Month Period). The Company further agrees that, in the event the Company is allowed to enter into any of the transactions described in (i), (ii) or (iii) above or offers to or agrees to or announces any intention to effect any such transaction during the period of six months commencing on the date on which the First Six Month Period expires (the “Second Six Month Period”), it will take all reasonable steps to ensure that such an issue or disposal will not, and no other act of the Company will, create a disorderly or false market for any Class A ordinary shares or other securities of the Company.
Pursuant to the Hong Kong Listing Rules, we have undertaken to the Hong Kong Stock Exchange that no further shares or securities convertible into shares (whether or not of a class already listed) may be issued or form the subject of any agreement to such an issue within six months from the Listing Date (whether or not such issue of shares or securities will be completed within six months from the Listing Date), except for (a) the issue of shares, the listing of which has been approved by the Hong Kong Stock Exchange, pursuant to a share option scheme under Chapter 17 of the Listing Rules; (b) any capitalization issue, capital reduction or consolidation or sub-division of shares; (c) issue of Class A ordinary shares or securities pursuant to the Global Offering (including any exercise of option to purchase additional Class A ordinary shares); and (d) any other applicable circumstances provided under Rule 10.08 of the Listing Rules.
Each member of the single largest group of Shareholders has agreed to undertake to each of the Joint Sponsors, the Sponsor-Overall Coordinators, the Overall Coordinators, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Capital Market Intermediaries and the international underwriters that, without the prior written consent of the Joint Sponsors and the Overall Coordinators (for themselves and on behalf of the international underwriters) and unless in compliance with the requirements of the Listing Rules, except pursuant to the Stock Borrowing Agreement:
(a)
it/he will not, and will procure that the relevant registered holder(s), any nominee or trustee holding on trust for it/him and the companies controlled by it/him will not, at any time during the period commencing on the date of the Hong Kong Underwriting Agreement and ending on, and including the date that is twelve months after the Listing Date (the “Twelve Month Period”), (i) sell, offer to sell, accept subscription for, contract or agree to sell, mortgage, charge, pledge, hypothecate, lend, grant or sell any option, warrant, contract or right to purchase, grant or purchase any option, warrant, contract or right to sell, or otherwise transfer or dispose of or create an encumbrance over, or agree to transfer or dispose of or create an encumbrance over, either directly or indirectly, conditionally or unconditionally, any Shares or other equity securities of the Company or any interest therein (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to purchase, any Shares or any such other securities, as applicable or any interest in any of the foregoing), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership (legal or beneficial) of any Shares or other equity securities of the Company or any interest therein (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to purchase, any Shares or any such other securities, as applicable or any interest in any of the foregoing), or (iii) enter into any transaction with the same economic effect as any transaction specified in (i) or (ii) above, or (iv) offer to or agree to or announce any intention to effect any transaction specified in (i), (ii) or (iii) above, in each case, whether any of the transactions specified in (i), (ii) or (iii) above is to be settled by delivery of Shares or other equity securities of the Company or in cash or otherwise, and whether or not the transactions will be completed within the Twelve Month Period; and
(b)
until the expiry of the Twelve Month Period, in the event that it/he enters into any of the transactions specified in (i), (ii) or (iii) or offer to or agrees to or contract to or publicly announce any intention to effect any such transaction, it/he will take all reasonable steps to ensure that such a disposal will not create a disorderly or false market in the securities of the Company,

The restrictions above shall not prevent the single largest group of Shareholders from (i) purchasing additional Class A ordinary shares or other securities of the Company and disposing of such additional Class A ordinary shares or securities of the Company in accordance with the Hong Kong Listing Rules, provided that any such purchase or disposal does not contravene the lock-up arrangements with the single largest group of Shareholders referred to above or the compliance by the Company with the minimum public float requirement specified in the Hong Kong Listing Rules, and (ii) using the Shares or other securities of the Company or any interest therein beneficially owned by them as security (including a charge or a pledge) in favor of an authorized institution (as defined in the Banking Ordinance (Chapter 155 of the Laws of Hong Kong)) for a bona fide commercial loan, provided that (a) the relevant member(s) of the single largest group of Shareholders will immediately inform the Company and the Overall Coordinators in writing of such pledge or charge together with the number of Shares or other securities of the Company so pledged or charged if and when it/he or the relevant registered holder(s) pledges or charges any Shares or other securities of the Company beneficially owned by it/him, and (b) when the relevant member(s) of the single largest group of Shareholders receive(s) indications, either verbal or written, from the pledgee or chargee of any Shares that any of the pledged or charged Shares or other securities of the Company will be disposed of, it/he will immediately inform the Company and the Overall Coordinators of such indications.
We have agreed to undertake that, upon receiving such information in writing from the single largest group of Shareholders, it will, as soon as practicable and if required pursuant to the Hong Kong Listing Rules, the SFO and/or any other applicable law, notify the Hong Kong Stock Exchange and/or other relevant authorities, and make a public disclosure in relation to such information by way of an announcement.
In addition, pursuant to the Hong Kong Listing Rules, each member of the single largest group of Shareholders has irrevocably and unconditionally undertaken to us and to the Hong Kong Stock Exchange that except pursuant to the Global Offering, or option to purchase additional Class A ordinary shares, it/he shall not and shall procure that the relevant registered shareholder(s) controlled by it/him shall not, in the period commencing on the date by reference to which disclosure of its/his shareholdings in our company is made in the Hong Kong prospectus and ending on the date which is 12 months from the Listing Date, dispose of, nor enter into any agreement to dispose of or otherwise create any options, rights, interests or encumbrances (save as pursuant to a pledge or charge as security in favor of an authorized institution (as defined in the Banking Ordinance (Chapter 155 of the Laws of Hong Kong) for a bona fide commercial loan) in respect of, any of our securities that it/he is shown to beneficially own in the Hong Kong prospectus.
In addition, each member of the single largest group of Shareholders has further irrevocably and unconditionally undertaken to us and the Hong Kong Stock Exchange that, within the period commencing on the date by reference to which disclosure of its/his shareholdings in the Company is made in the Hong Kong prospectus and ending on the date which is 12 months from the Listing Date, it/he will: (a) when it/he pledges or charges any securities in our Company beneficially owned by it/him in favor of an authorized institution (as defined in the Banking Ordinance (Chapter 155 of the Laws of Hong Kong)) for a bona fide commercial loan pursuant to Note (2) to Rule 10.07(2) of the Hong Kong Listing Rules, immediately inform us in writing of such pledge or charge together with the number of our securities so pledged or charged; and (b) when it/he receives indications, either verbal or written, from the pledgee or chargee that any of our pledged or charged securities beneficially owned by it/him will be disposed of, immediately inform us in writing of such indications. We will also inform the Hong Kong Stock Exchange as soon as we have been informed of the matters mentioned in the paragraphs (a) and (b) above by any member of the single largest group of Shareholders and make a public disclosure in relation to such information by way of an announcement in accordance with the Hong Kong Listing Rules.
Pursuant to Rule 18C.14(1) of the Hong Kong Listing Rules, each of the key persons and their close associates (the “Key Persons”), comprising Dr. Han, Dr. Li, and Dr. Hua Zhong, has irrevocably and unconditionally undertaken to us and to the Hong Kong Stock Exchange that except pursuant to the Global Offering, or the option to purchase additional Class A ordinary shares, it/he/she shall not and shall procure that its/his/her respective close associates and the relevant registered shareholder(s) controlled by it/him/her shall not, in the period commencing on the date by reference to which disclosure of its/his/her shareholdings (or its/his/her respective close associate’s shareholdings, if applicable) in the Company is made in the Hong Kong prospectus and ending on the date which is 12 months from the Listing Date, dispose of, nor enter into any agreement to dispose of or otherwise create any options, rights, interests or encumbrances (save as (i) pursuant to a pledge or charge as security in favor of an authorized institution (as defined in the Banking Ordinance (Chapter 155 of the Laws of Hong Kong) for a bona fide commercial loan, or (ii) disposing any interest in such securities of our Company in the circumstances provided under Rule 18C.15 of the Hong Kong Listing Rules) in respect of, any of our securities that it/he/she (or its/his/her respective close associate, if applicable) is shown to beneficially own in the Hong Kong prospectus.
In accordance with Note 2 to Rule 18C.14 of the Hong Kong Listing Rules, each of the Key Persons has further irrevocably and unconditionally undertaken to us and the Hong Kong Stock Exchange, and shall procure its/his/her respective close associates, that within the period commencing on the date by reference to which disclosure of its/his/her shareholdings (or its/his/her respective close associate’s shareholdings, if applicable) in our company is made in the Hong Kong prospectus and ending on the date which is 12 months from the Listing Date, it/he/she will:
(a)
when it/he/she (or its/his/her respective close associate) pledges or charges any securities in our company beneficially owned by it/him/her (or by its/his/her respective close associate) in favor of an authorized institution (as defined in the Banking Ordinance (Chapter 155 of the Laws of Hong Kong)), immediately inform us in writing of such pledge or charge together with the number of our securities so pledged or charged; and

(b)
when it/he/she (or its/his/her respective close associate) receives indications, either verbal or written, from the pledgee or chargee that any of our pledged or charged securities beneficially owned by it/him/her (or by its/his/her respective close associate) will be disposed of, immediately inform us in writing of such indications. We will also inform the Hong Kong Stock Exchange as soon as we have been informed of the matters mentioned in the paragraphs (a) and (b) above by any of the Key Persons and make a public disclosure in relation to such information by way of an announcement in accordance with the Hong Kong Listing Rules.

Dr. Tony Xu Han, our founder, chairman and Chief Executive Officer, has voluntarily committed to a three-year lock-up, effective as of October 28, 2025, covering all shares of our share capital or securities convertible into, exchangeable, or exercisable for any share of our share capital, directly or indirectly owned or controlled by him. During this lock-up period, Dr. Han will not sell, transfer, pledge, or otherwise dispose of any of such securities, except as may be required by applicable laws.
Conditions of the Global Offering
Acceptance of all applications for Offer Shares will be conditional on:
•
the Hong Kong Stock Exchange granting approval for the listing of, and permission to deal in, the Class A ordinary shares in issue and to be issued pursuant to the Global Offering and such approval not having been withdrawn;

•
the pricing of the Offer Shares having been duly agreed among the Company and the Overall Coordinators (for themselves and on behalf of the underwriters) on the price determination date;

•
the execution and delivery of the international underwriting agreement on or around the price determination date; and

•
the obligations of the underwriters under each of the respective underwriting agreements becoming and remaining unconditional and not having been terminated in accordance with the terms of the respective agreements.

In each case on or before the dates and times specified in the respective underwriting agreements (unless and to the extent such conditions are validly waived on or before such dates and times) and, in any event, not later than the date which is 30 days after the date of the Hong Kong prospectus.
The consummation of each of the Hong Kong public offering and the international offering is conditional upon, among other things, the other offering becoming unconditional and not having been terminated in accordance with its terms.
Share certificates for the Offer Shares are expected to be issued on Wednesday, November 5, 2025 but will only become valid evidence of title at 8:00 a.m. in Hong Kong on Thursday, November 6, 2025 provided that (i) the Global Offering has become unconditional in all respects and (ii) the right of termination under the underwriting agreements has not been exercised at or before that time.
Dealings in the Class A Ordinary Shares
Assuming that the Hong Kong public offering becomes unconditional at or before 8:00 a.m. in Hong Kong on Thursday, November 6, 2025, it is expected that dealings in the Class A ordinary shares on the Hong Kong Stock Exchange will commence at 9:00 a.m. on Thursday, November 6, 2025. The Class A ordinary shares will be traded in board lots of 100 Class A ordinary shares each and the stock code of the Class A ordinary shares will be 0800.
Indemnity
We have agreed to indemnify several underwriters and their affiliates against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
Stabilization
Stabilization is a practice used by underwriters in some markets to facilitate the distribution of securities. To stabilize, the underwriters may bid for, or purchase, the securities in the secondary market, during a specified period of time, to retard and, if possible, prevent, a decline in the market price of the securities below the offer price. Such transactions may be effected in all jurisdictions where it is permissible to do so, in each case in compliance with all applicable laws and regulatory requirements, including those of Hong Kong. In Hong Kong, the price at which stabilization is effected is not permitted to exceed the offer price.
We have appointed China International Capital Corporation Hong Kong Securities Limited as the stabilizing manager. In connection with the Global Offering, the stabilizing manager through its affiliates or any person acting for it, on behalf of the underwriters, may over- allocate or effect short sales or any other stabilizing transactions with a view to stabilizing or maintaining the market price of the Class A ordinary shares for a limited period after the Listing Date at a level higher than that which might otherwise prevail in the open market. Short sales involve the sale by the stabilizing manager through its affiliates of a greater number of shares than the underwriters are required to purchase in the Global Offering. “Covered” short sales are sales made in an amount not greater than the option to purchase additional Class A ordinary shares. The stabilizing manager through its affiliates may close out the covered short position by either exercising the option to purchase additional Class A ordinary shares or purchasing Class A ordinary shares in the open market. In determining the source of the Class A ordinary shares to close out the covered short position, the stabilizing manager through its affiliates will consider, among others, the price of Class A ordinary shares in the open market as compared to the price at which they may purchase additional Class A ordinary shares pursuant to the over-allotment option. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Class A ordinary shares while the Global Offering is in progress. Any market purchases of the Class A ordinary shares may be effected on any stock exchange, including the Hong Kong Stock Exchange, any over-the-counter market or otherwise, provided that they are made in compliance with all applicable laws and regulatory requirements. However, there is no obligation on the stabilizing manager through its affiliates or any person acting for it to conduct any such stabilizing action, which if taken, (a) will be conducted at the absolute discretion of the stabilizing manager through its affiliates or any person acting for it, (b) may be discontinued at any time, and (c) is required to be brought to an end within 30 days after the last day for the lodging of applications under the Hong Kong public offering. The number of the Class A ordinary shares that may be over-allocated will not exceed the number of the Class A ordinary shares that may be sold and transferred pursuant to the exercise of the option to purchase additional Class A ordinary shares, namely, 13,237,500 Offer Shares, which is 15.0% of the number of Offer Shares initially available under the Global Offering, in the event that the whole or part of the option to purchase additional Class A ordinary shares is exercised.
In Hong Kong, stabilizing activities must be carried out in accordance with the Securities and Futures (Price Stabilizing) Rules. Stabilizing actions permitted pursuant to the Securities and Futures (Price Stabilizing) Rules include:
(a)
over-allocating for the purpose of preventing or minimizing any reduction in the market price of the Class A ordinary shares;

(b)
selling or agreeing to sell the Class A ordinary shares so as to establish a short position in them for the purpose of preventing or minimizing any deduction in the market price of the Class A ordinary shares;

(c)
subscribing, or agreeing to subscribe, for the Class A ordinary shares to be sold and transferred pursuant to the exercise of the option to purchase additional Class A ordinary shares in order to close out any position established under (a) or (b) above;

(d)
purchasing, or agreeing to purchase, any of the Class A ordinary shares for the sole purpose of preventing or minimizing any reduction in the market price of the Class A ordinary shares;

(e)
selling or agreeing to sell any Class A ordinary shares to liquidate any position established as a result of those purchases; and

(f)
offering or attempting to do anything described in (b), (c), (d) and (e) above.

Stabilizing actions by the stabilizing manager through its affiliates, or any person acting for it, will be entered into in accordance with the laws, rules and regulations in place in Hong Kong on stabilization.
Prospective applications for investors in the Offer Shares should note that:
(a)
as a result of effecting transactions to stabilize or maintain the market price of the Class A ordinary shares, the stabilizing manager through its affiliates, or any person acting for it, may maintain a long position in the Class A ordinary shares;

(b)
the size of the long position, and the period for which the stabilizing manager through its affiliates, or any person acting for it, will maintain the long position is at the discretion of the stabilizing manager through its affiliates and is uncertain;

(c)
liquidation of any such long position by the stabilizing manager through its affiliates and selling in the open market may lead to a decline in the market price of the Class A ordinary shares;

(d)
no stabilizing action can be taken to support the price of the Class A ordinary shares for longer than the stabilizing period, which begins on the Listing Date, and is expected to expire on Wednesday, December 3, 2025, being the 30th day after the last day for the lodging of applications under the Hong Kong public offering. After this date, when no further stabilizing action may be taken, demand for the Class A ordinary shares, and their market price, could fall after the end of the stabilizing period. These activities by the stabilizing manager through its affiliates may stabilize, maintain or otherwise affect the market price of the Class A ordinary shares. As a result, the price of the Class A ordinary shares may be higher than the price that otherwise may exist in the open market;
(e)
any stabilizing action taken by the stabilizing manager through its affiliates, or any person acting for it, may not necessarily result in the market price of the Class A ordinary shares staying at or above the public offer price either during or after the stabilizing period; and

(f)
stabilizing bids or transactions effected in the course of the stabilizing action may be made at a price at or below the public offer price and therefore at or below the price paid by applicants for, or investors in, the Offer Shares.

An announcement in compliance with the Securities and Futures (Price Stabilizing) Rules of the SFO will be made within seven days of the expiration of the stabilizing period.
In addition, stabilization transactions with respect to the ADSs may be effected by one of the underwriters or its affiliates before and after the listing of the Class A ordinary shares on the Hong Kong Stock Exchange in accordance with applicable laws and regulations.
Activities by Syndicate Members
The underwriters of the Hong Kong public offering and the international offering (together, the “Syndicate Members”) and their affiliates may each individually undertake a variety of activities (as further described below) which do not form part of the underwriting or stabilizing process.
The Syndicate Members and their affiliates are diversified financial institutions with relationships in countries around the world. These entities engage in a wide range of commercial and investment banking, brokerage, funds management, trading, hedging, investing and other activities for their own account and for the account of others. In the ordinary course of their various business activities, the Syndicate Members and their respective affiliates may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. Such investment and trading activities may involve or relate to our assets, securities and/or instruments and/or persons and entities with relationships with us and may also include swaps and other financial instruments entered into for hedging purposes in connection with our loans and other debt.
In relation to the Class A ordinary shares, those activities could include acting as agent for buyers and sellers of the Class A ordinary shares, entering into transactions with those buyers and sellers in a principal capacity, including as a lender to initial purchasers of the Class A ordinary shares (which financing may be secured by the Class A ordinary shares) in the Global Offering, proprietary trading in the Class A ordinary shares, and entering into over the counter or listed derivative transactions or listed and unlisted securities transactions (including issuing securities such as derivative warrants listed on a stock exchange) which have as their underlying assets, assets including the Class A ordinary shares. Those activities may require hedging activity by those entities involving, directly or indirectly, the buying and selling of the Class A ordinary shares. All such activities could occur in Hong Kong and elsewhere in the world and may result in the Syndicate Members and their affiliates holding long and/or short positions in the Class A ordinary shares, in baskets of securities or indices including the Class A ordinary shares, in units of funds that may purchase the Class A ordinary shares, or in derivatives related to any of the foregoing.
In relation to issues by Syndicate Members or their affiliates of any listed securities having the Class A ordinary shares as their underlying securities, whether on the Hong Kong Stock Exchange or on any other stock exchange, the rules of the stock exchange may require the issuer of those securities (or one of its affiliates or agents) to act as a market maker or liquidity provider in the security, and this will also result in hedging activity in the Class A ordinary shares in most cases.
All such activities may occur both during and after the end of the stabilizing period described under “Stabilization” above. Such activities may affect the market price or value of the Class A ordinary shares, the liquidity or trading volume in the Class A ordinary shares and the volatility of the price of the Class A ordinary shares, and the extent to which this occurs from day to day cannot be estimated.

It should be noted that when engaging in any of these activities, the Syndicate Members will be subject to certain restrictions, including the following:
•
the Syndicate Members (other than the Stabilizing Manager through its affiliates or any person acting for it) must not, in connection with the distribution of the Offer Shares, effect any transactions (including issuing or entering into any option or other derivative transactions relating to the Offer Shares), whether in the open market or otherwise, with a view to stabilizing or maintaining the market price of any of the Offer Shares at levels other than those which might otherwise prevail in the open market; and

•
the Syndicate Members must comply with all applicable laws and regulations, including the market misconduct provisions of the SFO, including the provisions prohibiting insider dealing, false trading, price rigging and stock market manipulation.

Certain of the Syndicate Members or their respective affiliates have provided from time to time, and expect to provide in the future, investment banking and other services to us and our affiliates for which such Syndicate Members or their respective affiliates have received or will receive customary fees and commissions.
Selling Restrictions
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to this offering. This prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A ordinary shares does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A ordinary shares (i) contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person; and (ii) do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information herein is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
European Economic Area
In relation to each Member State of the European Economic Area (each a “Member State”), no Offer Shares have been offered or will be offered, pursuant to any offers contemplated in this prospectus supplement, to the public in that Member State, except in that Member State at any time under the following exemptions under the Prospectus Regulation:
a)
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the international underwriters for any such offer; or

c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Offer Shares shall result in a requirement for the publication by us or any international underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation or of a supplement to a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant Member State who acquires the Offer Shares or to whom any offer is made will be deemed to have represented, warranted and agreed that:
i.
it is a “qualified investor” as defined in the Prospectus Regulation; and

ii.
in the case of any the Offer Shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that (i) the Offer Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant State other than qualified investors, as that term is defined in the Prospectus Regulation, or in circumstances in which the prior consent of the Overall Coordinators has been given to the offer or resale; or (ii) where such Offer Shares have been acquired by it on behalf of persons in any Relevant State other than qualified investors, the offer of the Offer Shares falls within one of the exemptions listed in points (b) to (d) of Article 1)4) of the Prospectus Regulation.

We, the Overall Coordinators, the international underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer of the Offer Shares to the public” in relation to any of the Offer Shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offer Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Offer Shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Canada
The Class A ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non- Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the international underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Cayman Islands
The Class A ordinary shares may not be offered or sold, directly or indirectly, to the public or to any member of the public in the Cayman Islands.

Hong Kong
This prospectus supplement has not been and will not be registered with the Registrar of Companies in Hong Kong. The Offer Shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (iv) pursuant to a registered “prospectus” which complies with or is exempt from compliance with Part XII of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong); and that there has not been issued and there will not be issued or will not be in the possession of any person for the purpose of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Offer Shares, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Offer Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
In purchasing the international offer shares, save as otherwise permitted under the Hong Kong Listing Rules, as amended or supplemented from time to time or within the scope of any waivers or consents granted or to be granted by the Hong Kong Stock Exchange, you will be deemed to have represented to and agreed as follows:
•
you and your ultimate beneficial owners are not (an) existing beneficial owner(s) of any of our shares (including ADS);

•
you and your ultimate beneficial owners are independent of, and not connected or acting in concert with, any of the directors, chief executives or substantial shareholders of ours or any of our subsidiaries, or any of their respective close associates (as such term is defined in the Hong Kong Listing Rules);

•
you and your ultimate beneficial owners are not our affiliate or otherwise acting for our benefit;

•
you and your ultimate beneficial owners are not a director or existing shareholder of our Company, or a close associate (as such term is defined in the Hong Kong Listing Rules) of any director or existing shareholder of our Company or a nominee of any of the foregoing;

•
you and your ultimate beneficial owners are not making, have not made and will not make offers or sales of the Offer Shares to any core connected person (as the term is defined in the Hong Kong Listing Rules) of ours at the time of completion of this Global Offering;

•
you and your ultimate beneficial owners are not directly or indirectly funded or backed by us, any of the directors, substantial shareholders, chief executives of ours or any of our subsidiaries or any of their respective close associates (as defined in the Hong Kong Listing Rules) or any of the underwriters;

•
you and your ultimate beneficial owners are not a core connected person or person who will become a core connected person of our Company immediately upon completion of the Global Offering, the subscription for Offer Shares by you or any person on whose behalf you may be acting is not financed directly or indirectly by any of our core connected persons, and you or any person on whose behalf you may be acting is not taking instructions from any of our core connected persons in making this subscription for Offer Shares;

•
you and your ultimate beneficial owners are not (a) person(s) who is/are accustomed to take instructions from any of our core connected persons (as defined in the Hong Kong Listing Rules) in relation to the acquisition, disposal, voting or any other disposition of our securities;

•
whether you acquire the Offer Shares on your own behalf or as a fiduciary or agent, the Offer Shares are acquired only for the purpose of investment;

•
you will require any person for whose accounts you are purchasing our Offer Shares and any person to whom you may offer or sell any of our Offer Shares to comply with the provisions of this section;

•
you and your ultimate beneficial owners have not applied for, and will not apply for, any Hong Kong offer shares;

•
you are not a connected client (as defined in Appendix 6 to the Hong Kong Listing Rules) of any of the underwriters;

•
if you are a Hong Kong purchaser, your business involves the acquisition and disposal, or the holding, of securities (whether as principal or as agent) and you fall within the category of persons described as “professional investors” under the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder;

•
you have received a copy of this prospectus supplement and the accompanying prospectus and have not relied on any information, representation or warranty provided or made by or on behalf of the international underwriters, us, or any other party involved in the international offering other than information contained in this prospectus supplement, and that none of the international underwriters, their respective affiliates, and their respective officers, agents and employees will be liable for any information or omission in this prospectus supplement, and you are responsible for making your own examination of our Company and your own assessment of the merits and risks of investing in the Offer Shares;

•
you and your ultimate beneficial owners will comply with all laws, regulations and restrictions (including the selling restrictions contained in this prospectus supplement) which may be applicable in your and your ultimate beneficial owners’ jurisdiction and you and your ultimate beneficial owners have obtained or will obtain any consent, approval or authorization required for you and your ultimate beneficial owners to subscribe for and accept delivery of our Offer Shares and you acknowledge and agree that none of us, our affiliates and the international underwriters and their respective affiliates shall have any responsibility in this regard;

•
you and your ultimate beneficial owners will comply with all guidelines issued by, and all requirements of, the Securities and Futures Commission of Hong Kong (the “SFC”) and the Hong Kong Stock Exchange in relation to subscription and placings (including but not limited to the Hong Kong Listing Rules) and provide all information as may be required by the regulatory bodies, including, without limitation, the Hong Kong Stock Exchange and the SFC, and in particular, the details set out in Appendix 6 to the Hong Kong Listing Rules and information required to satisfy conditions under any waiver or consent. You acknowledge that failure to provide information required by the regulatory bodies may subject you to prosecution and you undertake to fully indemnify the international underwriters and us for any non-compliance with the Hong Kong Listing Rules and all applicable laws and regulations;

•
you had at all material times and still have full power and authority to enter into the contract to subscribe for or purchase our Offer Shares for your own account or for the account of one or more persons for whom you exercise investment discretion and your agreement to do so constitutes your valid and legally binding obligation and is enforceable in accordance with its terms;

•
you will not copy or otherwise distribute this prospectus supplement or the accompanying prospectus to any third party;

•
you will on demand indemnify and keep indemnified us, our affiliates, officers, agents and employees and the international underwriters and their respective affiliates, officers, agents and employees for losses or liabilities incurred by any of the foregoing arising out of or in connection with any breach of either the selling restrictions, or your agreement to subscribe for or acquire your allocated Offer Shares, or any other breach of your obligations or representations hereunder; and

•
(A) we, the international underwriters and others will rely upon the truth and accuracy of your acknowledgments, representations, warranties and agreements set out above, (B) if any of the representations or warranties deemed to have been made by you by virtue of your purchase of the Offer Shares are no longer accurate, you will promptly notify us and the international underwriters, and (C) if you are acquiring any of the Offer Shares as a fiduciary or agent for one or more accounts, you have sole investment discretion with respect to each such account and have full power to make the foregoing acknowledgments, representations, warranties and agreements on behalf of each such account.

Japan
The Class A ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Kingdom of Saudi Arabia
This prospectus supplement and the accompanying prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority of the Kingdom of Saudi Arabia (the “Capital Market Authority”).
The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus supplement, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus supplement.
Prospective purchasers of the Class A ordinary shares under the international offering offered hereby should conduct their own due diligence on the accuracy of the information relating thereto. If you do not understand the contents of this prospectus supplement or the accompanying prospectus, you should consult an authorized financial adviser.
Korea
The Class A ordinary shares have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea under the Financial Investment Services and Capital Markets Act (the “FSCMA”), and none of the Class A ordinary shares may be offered, sold or delivered, or offered or sold to any person for re-offering or resale, directly or indirectly in Korea or to any resident of Korea except pursuant to applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law (the “FETL”) and the decrees and regulations thereunder. Furthermore, the Class A ordinary shares may not be resold to Korean residents unless the purchaser of the Class A ordinary shares complies with all applicable regulatory requirements (including, but not limited to, governmental approval requirements under the FETL and its subordinate decrees and regulations) in connection with the purchase of the Class A ordinary shares.
Malaysia
No prospectus or other offering material or document in connection with the offer and sale of the Class A ordinary shares has been or will be registered with the Securities Commission of Malaysia, or Commission, for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A ordinary shares may not be circulated or distributed, nor may the Class A ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the Class A ordinary shares as principal, if the offer is on terms that the Class A ordinary shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan

Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the Class A ordinary shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus supplement is subject to Malaysian laws. This prospectus supplement and the accompanying prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any Class A ordinary shares requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.
Singapore
This prospectus supplement and accompanying prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Class A ordinary shares may not be circulated or distributed, nor may the Class A ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Class A ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(i)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(ii)
a trust (where the trustee is not an accredited investor) the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A ordinary shares pursuant to an offer made under Section 275 of the SFA except:

(a)
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)
where no consideration is or will be given for the transfer;

(c)
where the transfer is by operation of law;

(d)
as specified in Section 276(7) of the SFA; or

(e)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

In addition, investors in Singapore should note that the Class A ordinary shares acquired by them are subject to resale and transfer restrictions specified under Section 276 of the SFA, and they, therefore, should seek their own legal advice before effecting any resale or transfer of their Class A ordinary shares.
State of Kuwait
The Class A ordinary shares have not been registered, authorized or approved for offering, marketing or sale in the State of Kuwait pursuant to Securities and Investment Funds Law of Kuwait No. 31/1990, as amended, and its executive bylaw, and as such the Class A ordinary shares shall not be offered or sold in the State of Kuwait. Interested investors from the State of Kuwait who approach us or any of the underwriters acknowledge this restriction and that this prospectus supplement and any related materials shall be subject to all applicable foreign laws and rules; therefore, such investors must not disclose or distribute such materials to any other person.
Switzerland
The Class A ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange Ltd. (“SIX”) or any other stock exchange or other regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance of prospectuses under Article 652a or Article 1156 of the Swiss Code of Obligations or disclosure standards for listing prospectuses under Article 27 et seqq. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Class A ordinary shares or the offering thereof may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement nor any other offering or marketing material relating to the offering of the Class A ordinary shares, us or the Class A ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of the Class A ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of the Class A ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Class A ordinary shares.
PRC
This prospectus supplement has not been and will not be circulated or distributed in the PRC, and the Class A ordinary shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any residents of the PRC except pursuant to applicable laws and regulations of the PRC. For the purposes of this paragraph, the PRC does not include Taiwan, Hong Kong or Macau.
Taiwan
The Class A ordinary shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Class A ordinary shares in Taiwan.
Qatar
This prospectus supplement and accompanying prospectus is not intended to constitute an offer, sale or delivery of shares or other securities under the laws of the State of Qatar including the rules and regulations of Qatar Financial Centre Authority (“QFCA”) or the Qatar Financial Centre Regulatory Authority (“QFCRA”). The Class A ordinary shares have not been and will not be listed on the Qatar Exchange and are not subject to the rules and regulations of the DSM Internal Regulations applying to the Qatar Exchange, the Qatar Financial Markets Authority (“QFMA”), the Qatar Central Bank (“QCB”), the QFCA or the QFCRA, or any laws of the State of Qatar.
This prospectus supplement has not been and will not be:
(i)
lodged or registered with, or reviewed or approved by the QFCA, the QFCRA, the QCB or the QFMA; or

(ii)
authorized or licensed for distribution in the State of Qatar, and the information contained in this prospectus supplement does not, and is not intended to, constitute a public or general offer or other invitation in respect of shares or other securities in the State of Qatar or the QFC.

The offer of the Class A ordinary shares and interests therein do not constitute a public offer of securities in the State of Qatar under the Commercial Companies Law No. (5) of 2002 (as amended) or otherwise under any laws of the State of Qatar, including the rules and regulations of the QFCA or QFCRA.
The Class A ordinary shares are only being offered to a limited number of investors who are willing and able to conduct an independent investigation of the risks involved in an investment in such shares. No transaction will be concluded in the jurisdiction of the State of Qatar (including the jurisdiction of the Qatar Financial Centre). We are not regulated by the QCB, QFMA, QFC Authority, QFC Regulatory Authority or any other government authority in State of Qatar. We do not, by virtue of this prospectus supplement, conduct any business in the State of Qatar. Our company is an entity regulated under laws outside the State of Qatar.
United Arab Emirates
The Global Offering has not been approved or licensed by the UAE Central Bank or any other relevant licensing authority in the United Arab Emirates (including the Dubai International Financial Centre), and does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended) or otherwise. Accordingly, the Class A ordinary shares may not be offered to the public in the United Arab Emirates (including the Dubai International Financial Centre).
The Class A ordinary shares may be offered, and this prospectus supplement may be issued, only to a limited number of investors in the United Arab Emirates (including the Dubai International Financial Centre) who qualify as sophisticated investors under the relevant laws of the United Arab Emirates (and the Dubai International Financial Centre). The Class A ordinary shares will not be offered, sold, transferred or delivered to the public in the United Arab Emirates (including the Dubai International Financial Centre).
United Kingdom
In relation to the United Kingdom (“UK”) no Offer Shares have been offered or will be offered, pursuant to any offers contemplated in this prospectus supplement, to the public in the UK, except under the following exemptions under Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”):
a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under in Article 2 of the UK Prospectus Regulation), in the United Kingdom. subject to obtaining the prior consent of the International Underwriters for any such offer; or

c)
in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (the “FSMA”),

provided that no such offer of Offer Shares shall require the publication by us, the international underwriters of a prospectus pursuant to Section 85 of the FSMA or of a supplement to a prospectus pursuant to Article 23 of the UK Prospectus Regulation. Each person in the UK who initially acquires the Offer Shares or to whom any offer is made will be deemed to have represented, warranted and agreed that:
i.
it is a “qualified investor” as defined in the UK Prospectus Regulation; and

ii.
in the case of any the Offer Shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that (i) the Offer Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant State other than qualified investors, as that term is defined in the UK Prospectus Regulation, or in circumstances in which the prior consent of the Overall Coordinators has been given to the offer or resale; or (ii) where such Offer Shares have been acquired by it on behalf of persons in any Relevant State other than qualified investors, the offer of the Offer Shares falls within one of the exemptions listed in section 86 of the FSMA.

For the purposes of this provision, the expression an “offer of the Offer Shares to the public” in relation to any of the Offer Shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and the Offer Shares to be offered so as to enable an investor to decide to purchase or subscribe for the Offer Shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
This prospectus supplement and any other material in relation to the Offer Shares described herein is directed only at, and available only to, and will be engaged only with (investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) (the “Order”) or (ii) high net-worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts falling within Articles 49(2)(a) to (d) of the Order, and/or (iii) other persons to whom it may lawfully be communicated (all such persons together being referred to as “relevant persons”). The Offer Shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with, relevant persons. This prospectus supplement and accompanying prospectus is only directed at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Persons who are not relevant persons should not take any action on the basis of this prospectus supplement and accompanying prospectus and should not act or rely on it or any of its contents.

CONVERSION BETWEEN ADSS AND CLASS A ORDINARY SHARES
In connection with the Hong Kong Public Offering, we have established a branch register of members in Hong Kong, or the Hong Kong share register, which will be maintained by our Hong Kong Share Registrar. Our principal register of members, or the Cayman share register, will continue to be maintained by our Principal Share Registrar.
As described in further detail below, holders of Class A ordinary shares registered on the Hong Kong share register will be able to deposit their Class A ordinary shares for delivery of ADSs and surrender their ADSs for cancelation and delivery of Class A ordinary shares. To facilitate deposits of Class A ordinary shares with the depositary for delivery of ADSs for trading on the Nasdaq and surrender of ADSs to the depositary for cancelation and delivery of Class A ordinary shares for trading on the Stock Exchange, we intend to move all our Class A ordinary shares represented by the ADSs from our Cayman share register to our Hong Kong share register.
DEPOSITARY
The depositary for our ADSs is Deutsche Bank Trust Company Americas, or the Depositary, whose office is located at 1 Columbus Circle, New York, NY10019, the United States. The certificated ADSs are evidenced by certificates referred to as ADR that are issued by the Depositary.
Every ADS represents ownership interests in three Class A ordinary shares, and any and all securities, cash or other property deposited with the Depositary in respect of such Class A ordinary shares but not distributed to ADS holders.
ADSs may be held either (i) directly (a) by having an ADR registered in the holder’s name or (b) by holding in the DRS, pursuant to which the Depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the Depositary to the ADS holders entitled thereto, or (ii) indirectly through the holder’s broker or other financial institution. The following discussion regarding ADSs assumes the holder holds its ADSs directly. If a holder holds the ADSs indirectly, it must rely on the procedures of its broker or other financial institution to assert the rights of ADS holders described in this section. If applicable, you should consult with your broker or financial institution to find out what those procedures are.
We do not treat ADS holders as shareholders, and ADS holders have no shareholders rights. Cayman Islands laws govern shareholders rights. Because the Depositary actually holds the legal title to the Class A ordinary shares represented by ADSs (through the Depositary’s custodian), ADS holders must rely on it to exercise the rights of shareholders. The obligations of the Depositary are set out in the deposit agreement, among us, the Depositary, and our ADS holders and beneficial owners as amended from time to time. The deposit agreement and the ADRs evidencing ADSs are governed by the law of the State of New York.
Converting Class A Ordinary Shares Traded in Hong Kong to ADSs
An investor who holds Class A ordinary shares registered in Hong Kong and intends to convert them to ADSs to trade on Nasdaq must deposit or have his/her/its broker deposit the Class A ordinary shares with the custodian in exchange for ADSs. A deposit of Class A ordinary shares traded in Hong Kong in exchange for ADSs involves the following procedures:
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If Class A ordinary shares have been deposited within CCASS, the investor must transfer such Class A ordinary shares to the Depositary’s account with the custodian within CCASS by following the CCASS procedures for transfer and deliver to the custodian instructions for the issuance and delivery of the corresponding ADSs.

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If Class A ordinary shares are held outside CCASS, the investor must arrange to deposit the Class A Ordinary Shares into CCASS for delivery to the Depositary’s account with the custodian within CCASS and must deliver to the custodian instructions for the issuance and delivery of the corresponding ADSs.

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Upon payment of its fees and expenses and of any taxes or charges, such as stamp duties or stock transfer taxes or fees, if applicable, and subject in all cases to the terms of the deposit agreement, the Depositary will issue the corresponding number of ADSs and will deliver the ADSs as instructed by the depositary party.

For Class A ordinary shares deposited in CCASS, under normal circumstances, the above steps generally take two Business Days, provided that the investor has provided timely and complete instructions. For Class A ordinary shares held outside CCASS in physical form, the above steps may take 14 Business Days or more to complete. Temporary delays may arise. For example, the transfer books of the Depositary may from time to time be closed to ADS issuances. The investor will be unable to trade the ADSs until the ADSs issuance procedures are completed.
Converting ADSs to Class A Ordinary Shares Traded in Hong Kong
An investor who holds ADSs and intends to convert them to Class A ordinary shares to trade on the Stock Exchange must cancel the ADSs the investor holds and withdraw the underlying Class A ordinary shares from our ADS program and cause his/her/its broker or other financial institution to trade such Class A ordinary shares on the Stock Exchange.
An investor who holds ADSs indirectly through a broker or other financial institution should follow the procedures of the broker or other financial institution and instruct the broker or other financial institution to arrange for cancelation of the ADSs and withdrawal of the underlying Class A ordinary shares from the Depositary’s account with the custodian within CCASS to the investor’s Hong Kong stock account. For investors holding ADSs directly, the following steps must be taken:
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To withdraw Class A ordinary shares from our ADS program, an investor who holds ADSs may turn in such ADSs to the Depositary (and the applicable ADR(s) if the ADSs are held in certificated form) and send an instruction to cancel such ADSs to the Depositary.

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Upon payment or net of its fees and expenses and any taxes or charges, such as stamp duties or stock transfer taxes or fees, if applicable, and subject in all cases to the terms of the deposit agreement, the Depositary will cancel the ADSs and instruct the custodian to deliver Class A ordinary shares underlying the canceled ADSs to the CCASS account designated by the investor.

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If the investor prefers to receive Class A ordinary shares outside CCASS, he/she/it must receive Class A ordinary shares in CCASS first and then arrange for withdrawal of the Class A ordinary shares from CCASS. The investor can then obtain a transfer form signed by HKSCC Nominees (as the transferor) and register Class A ordinary shares in its own name with the Hong Kong Share Registrar.

For Class A ordinary shares to be received in CCASS, under normal circumstances, the above steps generally take two Business Days, provided that the investor has provided timely and complete instructions.
For Class A ordinary shares to be received outside CCASS in physical form, the above steps may take 14 Business Days or more to complete. The investor will be unable to trade the Class A ordinary shares on the Stock Exchange until the procedures are completed.
Temporary delays may arise. For example, the transfer books of the Depositary may from time to time be closed to ADS cancelations. In addition, completion of the above steps and procedures for delivery for Class A ordinary shares in a CCASS account is subject to there being a sufficient number of Class A ordinary shares on the Hong Kong share register to facilitate a withdrawal from our ADS program directly into CCASS. We are not under any obligation to maintain or increase the number of Class A ordinary shares on the Hong Kong share register to facilitate such withdrawals.
Depositary Requirements
Before the Depositary delivers ADSs or permits withdrawal of Class A ordinary shares, the Depositary may require:
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production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

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compliance with procedures it may establish, from time to time, consistent with the deposit agreement, including completion and presentation of transfer documents.

The Depositary may refuse to deliver, transfer, or register issuances, transfers and cancelations of ADSs generally when the transfer books of the Depositary or our Hong Kong share registrar or Cayman share registrar are closed or at any time if the Depositary or we determine it advisable to do so, subject to such refusal complying with U.S. federal securities laws.
All costs attributable to the transfer of shares to effect a withdrawal from or deposit of Class A ordinary shares into our ADS program will be borne by the investor requesting the transfer. In particular, holders of Class A ordinary shares and ADSs should note that our Hong Kong Share Registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Listing Rules), for each transfer of Class A ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong. In addition, holders of Class A ordinary shares and ADSs must pay up to US$5.00 per 100 ADSs (or portion thereof) for each issuance of ADSs and each cancelation of ADSs, as the case may be, in connection with the deposit of Class A ordinary shares into, or withdrawal of Class A ordinary shares from, our ADS program.
LANGUAGE
If there is any inconsistency between the English version of this prospectus supplement and accompanying prospectus and the Chinese translation of this prospectus supplement and accompanying prospectus, the English version of this prospectus supplement and accompanying prospectus shall prevail unless otherwise stated. For ease of reference, the names of Chinese laws and regulations, government authorities, institutions, natural persons or entities have been included in this prospectus supplement in both the Chinese and English languages. In the event of any inconsistency, the Chinese version shall prevail.
ROUNDING
Certain amounts and percentage figures, such as share ownership and operating data, included in this prospectus supplement may have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures preceding them.

LEGAL MATTERS
We are being represented by Cooley LLP with respect to certain legal matters as to United States federal securities and New York State law. The underwriters are being represented by Latham & Watkins LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A ordinary shares represented by the ADSs offered in the Global Offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Travers Thorp Alberga. Certain legal matters as to PRC law will be passed upon for us by Commerce & Finance Law Offices and for the underwriters by Han Kun Law Offices. Cooley LLP may rely upon Travers Thorp Alberga with respect to matters governed by Cayman Islands law and Commerce & Finance Law Offices with respect to matters governed by PRC law. Latham & Watkins LLP may rely upon Han Kun Law Offices with respect to matters governed by PRC law.

EXPERTS
The consolidated financial statements of WeRide Inc. as of December 31, 2023 and 2024, and for each of the years in the three-year period ended December 31, 2024, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The registered business address of KPMG Huazhen LLP is 8th Floor, KPMG Tower, Oriental Plaza 1 East Chang An Avenue, Beijing 100738, the People’s Republic of China.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC an automatic registration statement on Form F-3ASR under the Securities Act with respect to the underlying Class A ordinary shares represented by the ADSs to be sold in the Global Offering. We have also filed a related registration statement on Form F-6 with the SEC to register the ADSs. This prospectus supplement, which constitutes a part of the registration statement on Form F-3, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and the ADSs.
We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our ordinary shares.
All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
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the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 25, 2025 (the “2024 Annual Report”);

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the Company’s Reports on Forms 6-K filed with the SEC on October 21, 2025, October 31, 2025 and November 3, 2025;

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the description of the securities contained in our registration statement on Form 8-A filed with the SEC on August 9, 2024 (File No. 001-42213) pursuant to Section 12 of the Exchange Act together with all amendments and reports filed for the purpose of updating that description; and

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with respect to each offering of the securities under this prospectus supplement, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus supplement.

Our 2024 Annual Report contains a description of our business and audited consolidated financial statements with reports by independent auditors.
Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement or the accompanying prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:
21st Floor, Tower A, Guanzhou Life Science Innovation Center, No. 51,
Luoxuan Road, Guangzhou International Biotech Island,
Guangzhou 510005
People’s Republic of China
+86 (20) 2909-3388
You should rely only on the information that we incorporate by reference or provide in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents.

PROSPECTUS
WeRide Inc.
Class A Ordinary Shares
American Depositary Shares representing Class A Ordinary Shares
Class B Ordinary Shares
Preferred Shares
Debt Securities
Warrants
Units
We or any selling securityholders may from time to time in one or more offerings offer and sell the securities described in this prospectus, either individually or in any combination, in one or more offerings at prices and on terms that will be determined at the time of the offering.
This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. We and/or our selling security holders may offer these securities in amounts, at prices and on terms determined at the time of offering. We and/or our selling security holders may sell the securities through public or private transactions directly to you, through agents, or through underwriters and dealers on or off the Nasdaq Stock Market, or Nasdaq. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.
Our securities may be sold directly by us or any selling security holders to you, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.
Our American Depositary Shares, or ADSs, are listed on the Nasdaq Global Market under the symbol “WRD.” Each ADS represents three Class A ordinary shares. On October 31, 2025, the last reported sale price of the ADSs on Nasdaq was $10.67 per ADS. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on Nasdaq or any other securities exchange of the securities covered by the applicable prospectus supplement.
Investing in these securities, including those represented by ADSs, involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described under the caption “Risk Factors” on page 17 of this prospectus and any other reports or documents incorporated by reference and those included in the accompanying prospectus and the documents incorporated by reference herein and therein to read about factors you should consider before investing in these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus and the documents incorporated by reference. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 3, 2025

i

ABOUT THIS PROSPECTUS
You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information about Us” and “Incorporation of Documents by Reference.”
In this prospectus, unless otherwise indicated or unless the context otherwise requires, references to:
“ADRs” are to the American depositary receipts that may evidence the ADSs;
“ADSs” are to the American depositary shares, each of which represents three Class A ordinary shares;
“Class A ordinary shares” are to our Class A ordinary shares of par value US$0.00001 per share, carrying one vote per share;
“Class B ordinary shares” are to our Class B ordinary shares of par value US$0.00001 per share carrying 40 votes per share;
“Guangzhou Jingqi” are to Guangzhou Jingqi Technology Ltd.;
“US$,” “U.S. dollars,” “$,” and “dollars” are to the legal currency of the United States; and
“We,” “us,” “our company” and “our” are to WeRide Inc., our Cayman Islands holding company and its subsidiaries, including WeRide, and “WeRide” are to Guangzhou Wenyuan Zhixing Technology Co., Ltd. and its subsidiaries in mainland China. Unless otherwise specified, in the context of describing business and operations, we are referring to the business and operations conducted by WeRide.
This prospectus is part of an automatic registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process available to us as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we or any selling securityholders may sell any of our securities to the extent permitted in this prospectus and the applicable prospectus supplement, from time to time in one or more offerings on a continuous or delayed basis. There is no limit on the aggregate amount of the securities that we or selling securityholders may offer pursuant to the registration statement of which this prospectus is a part. This prospectus only provides you with a summary description of these securities. Each time we or any selling securityholders sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the securities, and it is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, results of operations, financial condition and prospects may have changed since those dates.

PROSPECTUS SUMMARY
This prospectus summary highlights selected information included elsewhere in or incorporated by reference into this prospectus and the accompanying prospectus and does not contain all the information that you should consider before making an investment decision. You should read this entire prospectus and the accompanying prospectus carefully, including the “Risk Factors” sections and the financial statements and related notes and other information incorporated by reference, before making an investment decision.
Overview
WeRide is a global pioneer in L4 autonomous driving. We have deployed autonomous driving products and solutions in over 30 cities across 11 countries, including China, the UAE, Saudi Arabia, Switzerland, France, Singapore and Japan, as of October 20, 2025. Our robotaxi services are among the first in the world to achieve scaled commercial operation in both China and the Middle East. In 2024, WeRide was ranked as the second- largest company globally in revenue from L4 and above autonomous driving on city roads capturing a 21.8% market share, according to CIC.
We adopt a balanced growth strategy, prioritizing markets that demonstrate strong potential for autonomous driving adoption in the long run—both internationally and in China’s major cities—while focusing on regions where autonomous vehicles offer clear economic and operational advantages. As of October 20, 2025, we deployed a fleet of over 1,500 autonomous vehicles, comprising 1,108 self-operated vehicles and 415 vehicles deployed in partnership with third parties. For self-operated vehicles, 286 vehicles were used for commercial activities and 822 vehicles were used solely for testing purposes. All 415 vehicles deployed in partnership with third parties were used for commercial activities.
We believe that securing a first-mover advantage in key overseas markets is critical to establishing our longterm global leadership and capturing early commercial opportunities as regulatory frameworks and market demand evolve. WeRide has established a leading international footprint with notable first-mover advantages in key overseas markets. In France, Switzerland and Belgium, WeRide is the only company that has successfully deployed L4 autonomous driving solutions to date, according to CIC. In Singapore, WeRide is the only autonomous driving company with a dual presence in both robotaxi and robobus deployment, maintaining a lead of at least 1.5 years ahead of the next market entrant in L4 development, according to CIC. In the UAE, WeRide is more than two years ahead of the second player in terms of L4 autonomous driving deployment and remains the first company in the world to commence a L4 fully driverless testing outside of China and the U.S., according to CIC. Similarly, in Saudi Arabia, WeRide leads by approximately two years in L4 autonomous driving implementation, according to CIC.
Overseas markets, especially in Europe and the Middle East, present potentially higher penetration rates for the technology and more favorable cost-performance dynamics, making them ideal destinations for scaling our robotaxi services. For example, in Abu Dhabi, where we have already commercialized, riding fares are listed around more than four times higher than those in Tier 1 cities in China, according to CIC. We have over 100 robotaxis in the Middle East, where we believe our robotaxis deliver superior unit economics and higher profitability. We plan to continue to scale our current fleet and expand to more global cities, deploying tens of thousands of robotaxis in the coming years.
Recent Development
Continued Business and Revenue Growth
Since June 30, 2025, we have continued to steadily expand our business. According to our unaudited management accounts, we recorded higher revenue for the three months ended September 30, 2025 compared to the three months ended June 30, 2025. This growth was driven by an increase in both product revenue and service revenue.
Please note that the above information is prepared based on our unaudited management accounts, which are preliminary in nature and may be subject to change. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Material Accounting Policies,” “Risk Factors—Risks Related to the

Commercialization of Our Products and Technologies,” and “Risk Factors—Risks Related to Our Financial Condition and Need for Additional Capital” and “Special Note Regarding Forward-Looking Statements.”
Continued International Expansion
In April 2025, we announced that we are integrating our autonomous robotaxis into Dubai’s public transportation system through a partnership with Dubai’s Road and Transport Authority and Uber, which was formalized via a memorandum of understanding signed in March 2025. This latest launch in Dubai follows our successful robotaxi launch in Abu Dhabi in 2021, positioning us as a key player in autonomous mobility technology services in the Middle East. It also marks the second city in the region where we are collaborating with Uber to bring cutting-edge autonomous mobility solutions to the public. This collaboration represents a significant milestone in our mission to make autonomous mobility a global reality, reinforcing our position as a partner of choice in bringing innovative technology closer to people.
In May 2025, we and Uber announced a significant expansion of our previously announced strategic partnership, adding 15 additional cities globally over the next five years, including in Europe.
In June 2025, we announced that we are partnering with Renault Group for the second consecutive year, to provide a L4 autonomous minibus shuttle service during the 2025 Grand Slam tournament on the iconic clay courts.
In July 2025, our robotaxi was granted Saudi Arabia’s first robotaxi autonomous driving permit.
In August 2025, we and Grab, Southeast Asia’s leading superapp, announced a strategic partnership between us to accelerate the deployment and commercialization of L4 robotaxis in Southeast Asia, and reflects a shared vision to seamlessly integrate WeRide vehicles into Grab’s network to enhance service level.
In September 2025, our robobus was granted Belgium’s first federal test permit for a Level 4 autonomous shuttle, making us the only technology company in the world with products holding autonomous driving permits in seven countries: Belgium, China, France, the UAE, Saudi Arabia, Singapore, and the U.S.
Commitment to Equity Investment
Uber has committed to an equity investment of US$100 million, in addition to its existing investment, in our company as part of the recently announced expanded cooperation. This investment is expected to be called by us and completed by the fourth quarter of 2025, with closing subject to customary conditions, unless extended at our option. Uber will invest at a price based on the volume-weighted average price of our ADSs prior to the closing. Additionally, Grab has committed to a strategic equity investment in our company as part of the recently announced strategic partnership. The foregoing summary of the terms of Uber’s commitment is qualified in its entirety by reference to the text of the Uber Commitment Letter, which is filed hereto as Exhibit 10.23 and is incorporated herein by reference.
Potential Regulatory Development
Chinese government may increase its scrutiny over the use of proceeds raised by domestic companies from Hong Kong share sales or their overseas investment. When we repatriate funds to the PRC from overseas financing activities, we may be required to complete certain filing or approval procedures to transfer funds out of the PRC for purposes such as investment, acquisition, or other capital account activities. Such requirements may negatively affect our ability to pursue overseas expansion.
Continued Net Loss
We expect to record net loss in 2025 primarily due to anticipated increases in our research and development expenses and selling expenses. We expect our research and development expenses to increase in 2025 as we continue to expand our R&D team and invest in developing new technologies, products and solutions. We also expect our selling expenses to increase in absolute amount in 2025, as we continue accelerating market entry and global expansion through both zero-to-one expansion into new geographies and scaling in new markets once we have established operations. We may incur net loss, considering the initial fixed investments and preparation for scaled commercialization when entering new markets. See “Management’s Discussion and

Analysis of Financial Condition and Results of Operations—Description of Key Components of Results of Operations—Operating Expenses” for more details.
The information above is based on preliminary unaudited information and management estimates as of September 30, 2025, is not a comprehensive statement of our financial results nor predictive of our results for the year ending December 31, 2025, and is subject to completion of our financial closing procedures. Our independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, this preliminary estimate.
Summary of Risk Factors
Investing in our Class A ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment decision. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in “Risk Factors.”
Risks Related to Our Business and Industry
Risks and uncertainties related to our business and industry include, but are not limited to, the following:
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We are a company with a limited operating history and financial track record in the emerging and fast-evolving autonomous driving industry, which involves significant risks and uncertainties.

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We are making, and expect to continue to make in the foreseeable future, substantial investments in developing new offerings and technologies. These new initiatives are inherently risky, and we may not realize the expected benefits from them.

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Autonomous driving technology is an emerging technology, and we face significant challenges to develop and commercialize our technology. Our technology may not perform as well as we expect or may take us longer to commercialize than is currently projected.

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Since the market for autonomous driving products and services is relatively new and disruptive, if our autonomous driving products and services fail to gain acceptance from the general public, regulatory authorities, our target customers, users or other stakeholders, or fail to do so at the pace we expect, our business, prospects, operating results and financial condition could be materially harmed.

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Our business model has yet to be tested, and any failure to commercialize our strategic plans, technologies, products or services would have an adverse effect on our operating results and business.

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If our autonomous driving technology products and services fail to meet evolving customer needs, respond to the industry evolution appropriately, tailor to developing use cases or to perform as expected, our ability to market or sell our products and services could be adversely affected.

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Failure to continue to attract and retain customers, manage our relationship with them or increase their reliance on our products and services could materially and adversely affect our business and prospects.

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Our autonomous driving technology and related software and hardware could have undetected defects or contain serious errors, which could create safety issues, reduce market adoption, damage our brand image, subject us to product recalls or expose us to product liability and other claims that could materially and adversely affect our business.

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Our business generates and processes a large amount of data, and we are required to comply with PRC and other regions’ applicable laws relating to privacy and cybersecurity. The improper use or disclosure of data or failure to comply with applicable laws and regulations could have a material and adverse effect on our business and prospects.

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Our operations are subject to extensive and evolving governmental regulations and may be adversely affected by changes in automotive safety regulations that could impose substantial costs, legal prohibitions or unfavorable changes upon our operations, and we may incur material liabilities under, or costs in order to comply with, existing or future laws and regulations.

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The current tensions in international trade and rising political tensions, particularly between the U.S. and China, the U.S. and the European Union, or the European Union and China may adversely impact our business, financial condition, and results of operations.

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We are subject to export control, sanctions, trade policies and similar laws and regulations, and non-compliance of such laws, regulations, policies and administrative orders can subject us to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect our business, financial condition and results of operations.

Risks Related to Doing Business in Mainland China
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We face risks and uncertainties related to doing business in mainland China in general, including, but not limited to, the following:

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Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

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The PCAOB had historically been unable to inspect our auditor in relation to their audit work.

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Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting or prohibition of trading of the ADSs, or the threat of their being delisted or prohibited from trading, may materially and adversely affect the value of your investment.

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There may be changes from time to time in the interpretation and application of the laws of mainland China, and any failure to comply with laws and regulations could have a material adverse effect on our business, results of operations, financial condition and the value of our Class A ordinary shares and ADSs.

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The PRC government’s significant oversight and discretion over our business operation could result in a material adverse change in our operations and the value of our Class A ordinary shares and ADSs.

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We are required to complete the filing procedure with the China Securities Regulatory Commission in connection with our future offerings. We cannot predict whether we will be able to complete such filing on a timely manner, or at all.

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We may rely on dividends and other distributions on equity paid by our mainland China subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our mainland China subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

•
PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our offshore offerings to make loans or additional capital contributions to our mainland China subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Risks Related to Our Class A Ordinary Shares and the ADSs
•
Risks and uncertainties related to our Class A ordinary shares and the ADSs include, but are not limited to, the following:

•
The trading price and trading volume of our Class A Ordinary Shares or ADSs may be volatile, which could lead to substantial losses to investors.

•
Substantial future sales or perceived potential sales of our Class A Ordinary Shares and ADSs in the public market could cause the price of our Class A Ordinary Shares and ADSs to decline.

•
Certain principal shareholders have substantial influence over our key corporate matters.

•
Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial.

•
If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, or if they adversely change their recommendations regarding our Class A ordinary shares and ADSs, the market price for our Class A ordinary shares and ADSs and trading volume could decline.

•
Techniques employed by short sellers may drive down the market price of our Class A ordinary shares and/or ADSs.

•
Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A ordinary shares and ADSs for return on your investment.

•
Our management will have broad discretion over the use of the proceeds we receive in any offering and may not apply the proceeds in ways that increase the value of your investment.

•
The voting rights of holders of ADSs are limited by the terms of the deposit agreement, and the holders of ADSs may not be able to exercise the same rights as our shareholders.

Corporate History and Structure
We commenced our business in February 2017. In March 2017, our Cayman Islands holding company, WeRide Inc., was incorporated, and later became the sole shareholder of WeRide Corp. Our Cayman Islands holding company further established WeRide HongKong Limited, or WeRide HK, formerly known as JingChi Hong Kong Limited, as its wholly-owned subsidiary in Hong Kong in May 2017.
We commenced our operations in mainland China shortly after the establishment of our offshore structure. In December 2017, we selected Guangzhou as our global headquarters. In January 2018, WeRide HK established a wholly-owned subsidiary, Guangzhou Wenyuan Zhixing Technology Co., Ltd., or Wenyuan Guangzhou or the WFOE, in mainland China. In March 2018, our founder established Guangzhou Jingqi Technology Co., Ltd., or Guangzhou Jingqi, in mainland China. In July 2018, we started to direct the activities of and consolidate the financial results of Guangzhou Jingqi by entering into a series of contractual arrangements by and among Wenyuan Guangzhou, Guangzhou Jingqi and its nominee shareholders. In March 2023, we terminated such contractual arrangements and acquired Guangzhou Jingqi as a wholly-owned subsidiary of our company.
In August 2019, for the operation of our robotaxi business, Guangzhou Jingqi, WeRide HK, and two investors jointly established Wenyuan Yuexing (Guangdong) Travel Technology Co., Ltd., in which Guangzhou Jingqi currently holds 69% equity interests. In order to conduct test driving in Nanjing, Guangzhou Jingqi further established Wenyuan Suxing (Jiangsu) Technology Co., Ltd., its wholly-owned subsidiary. In addition, Guangzhou Jingqi established wholly-owned subsidiaries, Shenzhen Wenyuan Zhixing Intelligent Technology Co., Ltd. and Wenyuan Jingxing (Beijing) Technology Co., Ltd., for business operation and research and development center in Shenzhen and Beijing, respectively. From June 2022 to the date of this prospectus, Wenyuan Guangzhou further established wholly-owned subsidiaries in various cities, including Guangzhou, Shenzhen, Wuhan, Nanjing, Beijing, Shanghai, Zhengzhou, Wuxi, Xi’an, Anqing, Qionghai, Dongguan and Zhuhai.
We are a global provider of L4 autonomous driving products and solutions, including commercial robotaxi services, around the world. In October 2024, our ADSs were listed on Nasdaq under the symbol “WRD.”

The following diagram illustrates our corporate structure, including our principal subsidiaries, as of the date of this prospectus:

Dr. Han
4.4%
Dr. Li
4.3%
Dr. Zhong
1.8%
Yutong entities
7.0%
Alliance Ventures
6.8%
Qiming entities
6.7%
Other Shareholders[6]
69.0%
Our Company
(Cayman Islands)
100.0%
WeRide (Singapore) Pte. Ltd.
(Singapore)
100.0%
WeRide Middle East General Trading Ltd
(UAE)
100.0%
WeRide HK
(Hong Kong)
100.0%
WeRide Corp.
(Delaware, United States)
Offshore
Onshore
100.0%
Wenyuan Guangzhou
100.0%
Wenyuan Wuxi
100.0%
Guangzhou Jingqi
69.0%
10.0%
Wenyuan Yuexing[7]
100.0%
Wenyuan Shanghai
100.0%
Wenyuan Suxing
100.0%
Wenyuan Shenzhen
100.0%
Wenyuan Jingxing

Pursuant to our eighth amended and restated memorandum and articles of association, for so long as Tonyhan Limited and Yanli Holdings Limited, which we refer to as the Founder Entities, or their affiliates remain as shareholders of our company, such shareholders shall together be entitled to appoint, remove and replace at least two directors, which we refer to as the Founder Entity Appointed Directors, by delivering a written notice to us. There is no minimum share ownership threshold for Founder Entities or their affiliates to retain their director nomination rights. Pursuant to a nominating and support agreement dated July 26, 2024 with Alliance Ventures, B.V., Dr. Tony Xu Han and Dr. Yan Li, Alliance Ventures, B.V. is entitled to appoint, remove, and replace two directors by delivering a written notice to us. In the event Alliance Ventures, B.V. sells our shares equal to between 1% and 2% of our then current fully diluted shares, it shall lose the right to nominate one director, and in the event Alliance Ventures, B.V. sells our shares equal to 2% or more of our then current fully diluted shares, it shall lose all the right to nominate directors. In order to keep Alliance Ventures, B.V.’s nomination rights, Dr. Tony Xu Han and Dr. Yan Li shall exercise their director appointment right through the Founder Entities and appoint the nominees from Alliance Ventures, B.V. as Founder Entity Appointed Directors. As advised by our Cayman Islands counsel, these entities together would not be entitled to appoint more than two directors.
Our Holding Company Structure and Risks Related to Doing Business in Mainland China
WeRide Inc. is not an operating company in China, but a Cayman Islands holding company with operations mainly conducted by its subsidiaries in mainland China. As used in this prospectus, “we,” “us,” “our company,” “the Company” or “our” refers to WeRide Inc., our Cayman Islands holding company, and its subsidiaries.
We face various legal and operational risks and uncertainties associated with being based in or having our operations primarily in mainland China and the complex and evolving PRC laws and regulations. For example, we face risks associated with the fact that the PRC government has significant authority in regulating our operations and may influence or intervene in our operations at any time, regulatory approvals on offerings conducted overseas by, and foreign investment in, China-based issuers, anti-monopoly regulatory actions, and oversight on data security. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or become of little or no value. For a detailed description of risks related to doing business in mainland China, see “Risk Factors—Risks Related to Doing Business in mainland China.”
PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of such securities to significantly decline or become of little or no value. For more details, see “Risk Factors—Risks Related to Doing Business in mainland China—The PRC government’s significant oversight and discretion over our business operation could result in a material adverse change in our operations and the value of our ADSs.”
Risks and uncertainties arising from the legal system in mainland China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, which may also exist in other jurisdictions, could result in a material adverse change in our operations and the value of our ADSs. For more details, see “Risk Factors—Risks Related to Doing Business in mainland China—There may be changes from time to time in the interpretation and application of the laws of mainland China, and any failure to comply with laws and regulations could have a material adverse effect on our business, results of operations, financial condition and the value of our ADSs.”
Permissions Required from the PRC Authorities for Our Operations
We conduct our business primarily through our subsidiaries in mainland China. Our operations in mainland China are governed by PRC laws and regulations. As of the date of this prospectus, as advised by Commerce & Finance Law Offices, we have obtained all of the requisite licenses and permits from the PRC government authorities that are material for our business operations, including, among others, a license for ride hailing operations for the WeRide Go app, four urban solid waste licenses and several road testing permits held by our mainland China subsidiaries. However, we may be required to obtain additional licenses, permits, filings or approvals for our products and services in the future. If (i) we fail to obtain, maintain or renew the relevant licenses, permits, filings or approvals, (ii) we inadvertently conclude that such licenses, permits, filings or approvals are not required, while they actually are required, or (iii) we are required to obtain the relevant approval or complete other filing procedures as a result of changes of applicable laws, regulations or interpretations thereof but fail to do so, as the case may be, the competent PRC government authorities may have the power to, among other things, levy fines, confiscate our income, revoke our licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by government authorities may have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ADSs. See “Risk Factors—Risks Related to Our Business and Industry—Any lack of requisite approvals, licenses or permits applicable to our business operation may have a material and adverse impact on our business and results of operations.”
The Holding Foreign Companies Accountable Act
Pursuant to the Holding Foreign Companies Accountable Act, which was enacted on December 18, 2020 and further amended by the Consolidated Appropriations Act, 2023, signed into law on December 29, 2022, or the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board, or the PCAOB, because of a position taken by an authority in the foreign jurisdiction for two consecutive years, the SEC will prohibit our shares or the ADSs from being traded on a national securities exchange or in the over-the- counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. See “Risk Factors—Risks Related to Our Business and Industry—The PCAOB had historically been unable to inspect our auditor in relation to their audit work” and “Risk Factors—Risks Related to Our Business and Industry—Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting or prohibited from trading of the ADSs, or the threat of their being delisted or prohibited from trading, may materially and adversely affect the value of your investment.”
Cash Flows through Our Organization
WeRide Inc., our Cayman Islands holding company may transfer cash to WeRide HongKong Limited, the wholly-owned Hong Kong subsidiary of WeRide Inc., by making capital contributions or providing intra- group loans. WeRide HongKong Limited, in turn, may transfer cash to its wholly- owned subsidiary in mainland China by making capital contributions or providing intra-group loans to them. Our subsidiaries may also provide intra- group loans to WeRide Inc. If our existing PRC subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to WeRide HongKong Limited. In addition, our wholly foreign-owned subsidiaries in China are permitted to pay dividends to WeRide HongKong Limited only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under the PRC Company Law, each of our PRC subsidiary is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of their registered capital. In addition, our wholly foreign-owned subsidiaries in mainland China may allocate a portion of their after-tax profits based on PRC accounting standards to enterprise expansion funds, staff bonus and welfare funds at their discretion, and their subsidiaries may allocate a portion of their after-tax profits based on PRC accounting standards to a surplus fund at their discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of mainland China is subject to examination by the banks designated by SAFE. Upon satisfaction of the aforementioned statutory conditions and procedures, if our wholly-owned subsidiaries in mainland China generate accumulated profits and meet the requirements for statutory reserve funds, they may pay dividends or distribute earnings to WeRide HongKong Limited. WeRide HongKong Limited, in turn, may transfer cash to WeRide Inc. through dividends or other distributions. With necessary funds, WeRide Inc. may pay dividends or make other distributions to U.S. investors and service any debt it may have incurred outside of mainland China. As of the date of this prospectus, our wholly- owned subsidiaries in mainland China have not paid any dividends to WeRide HongKong Limited or other entities outside of mainland China.
We have established stringent controls and procedures for monitoring cash flows within our organization. The cash of our group is under the unified management of our finance department. Each cash requirement, after raised by the business department of an operating entity, is required to go through a two-to-five-level review process, depending on the relevant business department making such request and the amount of cash involved. A single employee is not permitted to complete all requisite reviews of a cash transfer, but rather only portions of the whole procedure. For special cash requirements that are out of the ordinary course of our business, additional review may be required to ensure the cash transfer is compliant with our internal policies and procedures. After such cash requirement is approved by the responsible persons in the finance department, the treasury department makes the cash transfer to the relevant operating entities. We strictly follow the foregoing controls and procedures to ensure that each transfer of cash among our Cayman Islands holding company and our subsidiaries is subject to internal approval. To date, we have not had any difficulty in transferring cash among our Cayman Islands holding company and our subsidiaries. In the future, we plan to continue to transfer cash within our organization based on the working capital needs of each operating entity within our organization.

The following table sets forth the amount of the transfers for the periods presented.
	Year Ended December 31,
	2022	2023(2)
	(RMB in thousands)
Loans from WeRide Inc. to subsidiaries	2,836,263	2,362,772
Repayment from subsidiaries to WeRide Inc.(1)	—	708,391
Capital contributions from HK subsidiary to mainland China subsidiaries	518,406	986,020
Amounts paid by Guangzhou Jingqi and its subsidiaries to WFOE under intra-group transactions	61,821	1,595
Amounts paid by WFOE to Guangzhou Jingqi and its subsidiaries under intra-group transactions	129,631	162,044
Loans from WFOE to Guangzhou Jingqi and its subsidiaries	195,100	251,142
Loans from Guangzhou Jingqi and its subsidiaries to WFOE	10,028	45,544

Note:
(1)
WeRide Corp., our subsidiary in the United States, was the only subsidiary that provided repayment in 2023.

(2)
On March 21, 2023, we completed the unwinding of the VIE structure by terminating the contractual arrangements and acquiring the VIE as our wholly-owned subsidiary.

For the year ended December 31, 2024, we provided loans to our subsidiaries totaling RMB3,574.5 million; our subsidiaries repaid RMB242.8 million to us, and our Hong Kong subsidiary contributed capital of RMB1,434.7 million to our mainland China subsidiaries. For the six months ended June 30, 2025, we provided loans to our subsidiaries totaling RMB316.1 million; our subsidiaries did not repay to us, and our Hong Kong subsidiary contributed capital of RMB431.0 million to our mainland China subsidiaries. For the years ended December 31, 2022, 2023 and 2024 and the six months ended June 30, 2025, no assets other than cash were transferred between the Cayman Islands holding company and its subsidiaries. As of the date of this prospectus, no subsidiary has paid dividends or made other distributions to the Cayman Islands holding company, and no dividends or distributions have been paid or made to U.S. investors. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. See “Dividend Policy.”
In light of our holding company structure as well as our substantive operation in mainland China, our ability to pay dividends to the shareholders, including the investors in the ADSs, and to service any debt we may incur, may highly depend upon dividends paid by our WFOE to us, despite that we may obtain financing at the Cayman Islands holding company level through other methods. However, under PRC laws and regulations, our mainland China subsidiaries are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us and the investors in the ADS. Remittance of dividends by a wholly foreign-owned enterprise out of mainland China is also subject to examination by the banks designated by SAFE. The amounts restricted, which represents the paid-in capital and additional paid-in capital of our WFOE, Guangzhou Jingqi and its subsidiaries, totaled RMB1,647.2 million, RMB2,352.2 million, RMB3,989.2 million (US$546.5 million) and RMB5,120.8 million (US$714.8 million) as of December 31, 2022, 2023 and 2024 and as of June 30, 2025, respectively. Furthermore, cash transfers from our mainland China subsidiaries to entities outside of mainland China are subject to PRC government control of currency conversion. Shortages in the availability of foreign currency may temporarily delay the ability of our mainland China subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. For risks relating to the fund flows of our operations in mainland China, see “Risk Factors—Risks Related to Doing Business in Mainland China—We may rely on dividends and other distributions on equity paid by our mainland China subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our mainland China subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business,” and “Risk Factors—Risks Related to Doing Business in Mainland China—PRC regulations of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our offshore offerings to make loans or additional capital contributions to our mainland China subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”
For the Cayman Islands, PRC and U.S. federal income tax considerations applicable to an investment in our securities, see the section titled “Taxation” herein, as may be supplemented by any amendments or prospectus supplements hereto. If any dividend is paid by our mainland China subsidiaries to us in the future, under the PRC Enterprise Income Tax Law, or the EIT Law, and its implementation rules, dividends from our PRC subsidiaries to its non-PRC shareholders may be subject to a 10% withholding tax if such dividends are derived from profits. If WeRide Inc. or our offshore subsidiaries are deemed to be a PRC resident enterprise (we do not currently consider WeRide Inc. or our offshore subsidiaries to be PRC resident enterprises), the withholding tax may be exempted, but WeRide Inc. or our offshore subsidiaries will be subject to a 25% tax on our worldwide income, and our non-PRC enterprise investors may be subject to PRC income tax withholding at a rate of 10%.
VIE Consolidation Schedule
We had historically relied on contractual arrangements among our WFOE, Guangzhou Jingqi, or the VIE, and the former shareholders of the VIE to direct the business operations of the VIE. On March 21, 2023, we completed the unwinding of the VIE structure by terminating the contractual arrangements and acquiring the VIE as our wholly-owned subsidiary. We do not believe that a VIE structure is necessary for our operations under PRC laws and regulations.
We terminated the VIE primarily due to economic reasons and the increased regulatory scrutiny over VIE structure. Before the unwinding of the VIE structure, the VIE historically held an ICP License and a surveying and mapping certificate, both of which are subject to foreign investment restrictions. The VIE obtained the ICP License because we believed that an ICP license might be required for our online ride-hailing platform. However, as subsequently confirmed with the relevant authorities, if the online ride-hailing platform only engages in the publication of information related to online ride-hailing, it does not need an ICP license. Maintaining the ICP License incurs incremental costs without bringing any material benefits. As a result, the VIE completed the deregistration of the ICP License. While the VIE historically conducted our surveying and mapping business, we have since been cooperating with Guangzhou Yuji Technology Co., Ltd., or Guangzhou Yuji, a service provider that possesses a navigation electronic map production and surveying license, for such functions. Based on our communications with investors, we believe that investors may prefer a simpler corporate structure that does not involve a VIE. Compared to relying on the VIE structure, our cooperation with Guangzhou Yuji for surveying and mapping presents better corporate governance, involves less burdensome disclosure requirements, and is more accepted by the investor community.
Guangzhou Yuji is a related party in which a substantial interest in the voting power is owned by a sibling of Dr. Tony Xu Han, our chairman and chief executive officer. On February 28, 2022, we, through Guangzhou Jingqi, entered into a Framework Agreement for the Procurement and Services of High-definition Maps with Guangzhou Yuji, pursuant to which Guangzhou Yuji provides us with the high definition maps to be used by our autonomous vehicles in China based on our requirements. The initial term of the agreement was set for one year, with the option to renew upon mutual consent. The agreement has since been renewed and is currently valid until December 31, 2025. We make quarterly service fee payments to Guangzhou Yuji under the agreement. Both parties are subject to a strict confidentiality clause under the Framework Agreement for the Procurement and Services of High-definition Maps. On October 8, 2022, we entered into a Data Service Framework Agreement with Guangzhou Yuji through our WFOE to further expand our cooperation scope with Guangzhou Yuji. Pursuant to the Data Service Framework Agreement, Guangzhou Yuji provides data collection, labeling and compliance services to our WFOE with an indefinite term. Specifically, Guangzhou Yuji provides services for the collection, storage, transmission and labelling of the surveying and mapping data used by our autonomous vehicles in China pursuant to the requirement of relevant PRC laws. Our WFOE pays Guangzhou Yuji for the services provided on a monthly basis. Both parties are subject to a strict confidentiality clause under the Data Service Framework Agreement.
The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in the Special Administrative Measures (Negative List) for the Access of Foreign Investment (2021 Edition), or the Negative List 2021. Any industry not listed on the Negative List 2021, including autonomous driving, is a permitted industry and generally accessible to foreign investment unless specifically prohibited or restricted by any PRC laws or regulations. Our PRC subsidiaries do not engage in any business activities that are prohibited or restricted for foreign investment under the Negative List 2021. As a result, we do not need a VIE structure to operate the business of our PRC subsidiaries.
We had historically entered into a series of contractual agreements with the VIE and its former shareholders, pursuant to which we had (i) the power to direct the management, financial and operating policies of the VIE, and (ii) exposure or rights to variable returns from our involvement with the VIE and the ability to use our power over the VIE to affect the amount of the returns. As a result, we treated the VIE and its subsidiaries as our consolidated entities under IFRS, and we consolidated the financial results of the VIE and its subsidiaries in our consolidated financial statements in accordance with IFRS before March 21, 2023. Revenue contributed by the VIE and its subsidiaries accounted for 7.2% of our total revenue for the year ended December 31, 2022.
The following table presents the condensed consolidating schedule of WeRide Inc. depicting the consolidated statement of profit or loss for the year ended December 31, 2022 of WeRide Inc., WFOE, other subsidiaries, the VIE and its subsidiaries, and the corresponding eliminating adjustments separately.
	For the Year Ended December 31, 2022
	WeRide Inc.	WFOE	Other subsidiaries	Eliminations	VIE and its subsidiaries	Consolidated Total
	(RMB in thousands)
Revenue(1)	—	546,255	76,821	181,539	(277,072)	527,543
Cost of revenue(1)	—	(298,644)	(84,207)	(86,965)	174,818	(294,998)
Gross profit/(loss)	—	247,611	(7,386)	94,574	(102,254)	232,545
Other net income(1)	—	15,932	59	80,290	(76,985)	19,296
Research and development expenses(1)	—	(290,279)	(329,423)	(241,508)	102,645	(758,565)
Administrative expenses	(16,440)	(64,430)	(33,308)	(123,058)	—	(237,236)
Selling expenses	—	(15,663)	(152)	(7,759)	—	(23,574)
Impairment loss on receivables and contract assets	—	(9,412)	(1,323)	(961)	—	(11,696)
Operating loss	(16,440)	(116,241)	(371,533)	(198,422)	(76,594)	(779,230)
Net foreign exchange gain	—	29,879	—	—	(9,670)	20,209
Interest income	—	7,191	17,934	10,986	—	36,111
Fair value changes of financial assets at fair value through profit or loss (“FVTPL”)	—	—	7,731	—	—	7,731
Other finance costs	—	(1,692)	(985)	(1,525)	—	(4,202)
Inducement charges of warrants	(125,213)	—	(125,213)	(125,213)	—	(125,213)
Fair value changes of financial liabilities measured at FVTPL	25,308	—	25,308	25,308	—	25,308
Changes in the carrying amounts of preferred shares and other financial instruments subject to redemption and other preferential rights	(479,210)	—	—	—	—	(479,210)
Share of loss from subsidiaries, the VIE and its subsidiaries(2)	(702,941)	(190,964)	(356,088)	—	1,249,993	—
Loss before taxation	(1,298,496)	(271,827)	(702,941)	(188,961)	1,163,729	(1,298,496)
Income tax	—	—	—	—	—	—
Loss for the year	(1,298,496)	(271,827)	(702,941)	(188,961)	1,163,729	(1,298,496)

Notes:
(1)
Represents the elimination of the intercompany services fees and intercompany sales. The service fees between the WFOE and the VIE and its subsidiaries amounted to RMB143.1 million for the year ended December 31, 2022. Other than service fees, the intercompany revenue and expenses between the WFOE and the VIE and its subsidiaries are nil for the year ended December 31, 2022.

(2)
Represents the elimination of the investment in our WFOE, other subsidiaries of WeRide Inc., the VIE and its subsidiaries. The WFOE’s share of loss from the VIE and its subsidiaries amounted to RMB189.0 million for the year ended December 31, 2022.

The following table presents the condensed consolidating schedule of WeRide Inc. depicting the consolidated statement of cash flows for the year ended December 31, 2022 of WeRide Inc., WFOE, other subsidiaries, the VIE and its subsidiaries, and the corresponding eliminating adjustments separately.
	For the Year Ended December 31, 2022
	WeRide Inc.	WFOE	Other subsidiaries	Eliminations	VIE and its subsidiaries	Consolidated Total
	(RMB in thousands)
Net cash used in operating (RMB in thousands) activities	(10,848)	(281,870)	(309,011)	(68,652)	—	(670,381)
Net cash used in investing activities(1)	(2,634,633)	(252,667)	(2,640,977)	(15,876)	3,341,739	(2,202,414)
Net cash generated from/(used in) financing activities(1)	2,782,671	745,443	2,636,465	(638,252)	(3,341,739)	2,184,588
Net increase/(decrease) in cash	137,190	210,906	(313,523)	(722,780)	—	(688,207)
Cash as of January 1	1,084,196	556,587	320,578	764,207	—	2,725,568
Effect of foreign exchange rate changes	105,116	23,686	67,528	—	—	196,330
Cash as of December 31	1,326,502	791,179	74,583	41,427	—	2,233,691

Note:
(1)
Represents cash received as the investment in other subsidiaries of WeRide Inc., and the VIE and its subsidiaries from WeRide Inc., our WFOE and other subsidiaries of WeRide Inc., which was eliminated as inter-company transaction upon consolidation.

Corporate Information
Our principal executive offices are located at 21st Floor, Tower A, Guanzhou Life Science Innovation Center, No. 51, Luoxuan Road, Guangzhou International Biotech Island, Guangzhou, People’s Republic of China. Our telephone number at this address is +86 (20) 2909-3388. Our registered office in the Cayman Islands is located at the offices of International Corporation Services Ltd, P.O. Box 472, Harbour Place, 2nd Floor, 103 South Church Street, George Town, Grand Cayman KY1-1106, Cayman Islands.
Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our main website is https://www.weride.ai/. The information contained on our websites is not a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.
Implication of Being a Foreign Private Issuer
We are a foreign private issuer within the meaning of the rules under the United States Securities Exchange Act of 1934, as amended, or Exchange Act, and as such we are exempt from certain provisions of the securities 20 rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market Rules. See “Risk

Factors—Risks Related to Our Class A Ordinary Shares and the ADSs—As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Stock Market’s corporate governance requirements; these practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Stock Market’s corporate governance requirements.”
Implication of Being an Emerging Growth Company
As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include an exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting.
We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenue of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of our US IPO; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the United States Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our ADSs that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above. Based on the aggregate market value of our Class A ordinary shares (including Class A ordinary shares represented by ADSs) held by non-affiliates as of June 30, 2025, we expect to become a “large accelerated filer” and no longer qualify as an emerging growth company as of December 31, 2025.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any prospectus supplement, and the information incorporated by reference herein may contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Sections of this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly the sections entitled “Prospectus Summary” and “Risk Factors,” among others, discuss factors which could adversely impact our business and financial performance.
You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our results of operations, financial condition, business strategy and financial needs. These forward-looking statements include statements about:
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our mission, goals and strategies;

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our future business development, financial condition and results of operations;

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the expected changes in our revenue, expenses or expenditures;

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the expected growth of the autonomous driving market in China and globally;

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our expectations regarding demand for and market acceptance of our products and services;

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our ability to improve and enhance our autonomous driving technology and offer quality products and services;

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competition in our industry;

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government policies and regulations relating to our industry;

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general economic and business conditions in China and globally;

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the outcome of any legal or administrative proceedings; and

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assumptions underlying or related to any of the foregoing.

The forward-looking statements made in this prospectus or any prospectus supplement, or the information incorporated by reference herein relate only to events or information as of the date on which the statements are made in such document. Except as required by U.S. federal securities law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and any prospectus supplement, and the information incorporated by reference herein, along with any exhibits thereto, completely and with the understanding that our actual future results may be materially different from what we expect. Other sections of this prospectus, prospectus supplement and the documents incorporated by reference herein include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.
This prospectus and any prospectus supplement, and the information incorporated by reference herein may also contain statistical data and estimates that we obtained from government and private publications, including industry data and information from CIC. Statistical data in these publications also include projections based on a number of assumptions. The market data contained in this prospectus involves a number of assumptions, estimates and limitations. The related markets in China and elsewhere may not grow at the rates projected by market data, or at all. The failure of the markets to grow at the projected rates may have a material adverse effect on our business and the market price of our securities. If any one of the assumptions underlying the market data turn out to be incorrect, actual results may differ from the projections based on these assumptions. In addition, due to the rapidly evolving nature of the advertising industry in China, projections or estimates about our business and financial prospects involve significant risks and uncertainties. You should not place undue reliance on these forward-looking statements.

RISK FACTORS
Investing in our securities involves risk. You should carefully consider the risk factors and uncertainties described under the heading “Item 3. Key Information—D. Risk Factors” in our most recently filed annual report on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act, and, if applicable, in any accompanying prospectus supplement or documents incorporated by reference before investing in any of the securities that may be offered or sold pursuant to this prospectus. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise indicated in any prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include acquisitions or strategic investments in complementary businesses or technologies, working capital, operating expenses and capital expenditures. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

SELLING SECURITYHOLDERS
Information about any selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to this registration statement, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

DESCRIPTION OF THE SECURITIES
We may issue, offer and sell from time to time, in one or more offerings, the following securities:
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Class A ordinary shares;

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Class B ordinary shares;

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ADSs representing Class A ordinary shares;

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preferred shares

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debt securities;

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warrants; and

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units.

The following is a description of the terms and provisions of our Class A ordinary shares, Class B ordinary shares, ADSs, preferred shares, debt securities, warrants and units, which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. We will set forth in the applicable prospectus supplement a description of the ADSs, Class B ordinary shares, preferred shares, debt securities, warrants, and units, in certain cases, the Class A ordinary shares that may be offered under this prospectus. The terms of the offering of securities, the offering price and the net proceeds to us, as applicable, will be contained in the prospectus supplement and other offering material relating to such offering. The supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

DESCRIPTION OF SHARE CAPITAL
We are a Cayman Islands exempted company incorporated with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Act (Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.
As of the date of this prospectus, our authorized share capital is US$50,000 divided into 5,000,000,000 shares of a par value of US$0.00001 each, comprising (i) 3,500,000,000 Class A ordinary shares of a par value of US$0.00001 each, (ii) 500,000,000 Class B ordinary shares of a par value of US$0.00001 each, and (iii) 1,000,000,000 shares of a par value of US$0.00001 each of such class or classes (however designated) as our board of directors may determine in accordance with our articles of association.
Our Memorandum and Articles of Association
The following are summaries of material provisions of memorandum and articles of association, or our memorandum and articles of association, and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.
Objects of Our Company.   Under our memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the Cayman Islands law.
Ordinary Shares.   Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form and are issued when registered in our register of members (shareholders). We may not issue shares to bearer. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares.
Conversion.   Class B ordinary shares may be converted into the same number of Class A ordinary shares by the holders thereof at any time, while Class A ordinary shares cannot be converted into Class B ordinary shares under any circumstances.
Dividends.   The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors or declared by our shareholders by ordinary resolution (provided that no dividend may be declared by our shareholders which exceeds the amount recommended by our directors). Our memorandum and articles of association provide that dividends may be declared and paid out of the funds of our Company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.
Voting Rights.   Holders of Class A ordinary shares and Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any general meeting of the Company. Each Class A ordinary share shall be entitled to one vote on all matters subject to the vote at general meetings of our company, and each Class B ordinary share shall be entitled to 40 votes on all matters subject to the vote at general meetings of our company. Voting at any meeting of shareholders is by poll.
An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the outstanding ordinary shares cast at a meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all members entitled to vote. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association. Our shareholders may, among other things, sub-divide or consolidate all or any of our company’s share capital by ordinary resolution.
General Meetings of Shareholders.   As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.
Shareholders’ general meetings may be convened by a majority of our board of directors or by the chairman of the board of directors. Advance notice of at least seven days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of at least one shareholder present in person or by proxy, representing not less than one-third of all votes attaching to the issued and outstanding shares in our company entitled to vote at general meeting.
The Companies Act does not provide shareholders with the right to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association provide that upon the requisition of any one or more of our shareholders who together hold shares which carry in aggregate a majority of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.
Transfer of Ordinary Shares.   Subject to the restrictions set out in our memorandum and articles of association as set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.
Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:
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the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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the instrument of transfer is in respect of only one class of ordinary shares;

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the instrument of transfer is properly stamped, if required;

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in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

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a fee of such maximum sum as the Nasdaq Stock Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our board of directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, after compliance with any notice required of the Nasdaq Stock Market, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.
Liquidation.   On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole of our share capital at the commencement of the winding up, the surplus shall be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of our share capital, the assets will be distributed so that the losses are borne by our shareholders in proportion to the par value of the shares held by them.
Calls on Shares and Forfeiture of Shares.   Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares.   We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variations of Rights of Shares.   If at any time, our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound-up, may be varied with the consent in writing of all the holders of the issued shares of that class or series or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with or subsequent to such existing class of shares, or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.
Issuance of Additional Shares.   Our memorandum and articles of association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.
Our memorandum and articles of association also authorize our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:
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the designation of the series;

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the number of shares of the series;

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the dividend rights, dividend rates, conversion rights, voting rights; and

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the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.
Inspection of Books and Records.   Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than our memorandum and articles of association, special resolutions, and our register of mortgages and charges). However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”
Anti-Takeover Provisions.   Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:
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authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

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limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Exempted Company.   We are an exempted company incorporated with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:
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does not have to file an annual return of its shareholders with the Registrar of Companies;

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is not required to open its register of members for inspection;

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does not have to hold an annual general meeting;

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may issue negotiable or bearer shares or shares with no par value;

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may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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may register as a limited duration company; and

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may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Exclusive Forum.   Unless we consent in writing to the selection of an alternative forum, the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States, including those arising from the Securities Act and the Exchange Act, regardless of whether such legal suit, action, or proceeding also involves parties other than our company. Any person or entity purchasing or otherwise acquiring any share or other securities in our company, or purchasing or otherwise acquiring American depositary shares issued pursuant to deposit agreements, shall be deemed to have notice of and consented to the provisions of this article. Without prejudice to the foregoing, if the provision in this article is held to be illegal, invalid or unenforceable under applicable law, the legality, validity or enforceability of the rest of articles of association shall not be affected and this article shall be interpreted and construed to the maximum extent possible to apply in the relevant jurisdiction with whatever modification or deletion may be necessary so as best to give effect to our intention.
Differences in Corporate Law
The Companies Act of the Cayman Islands is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and, accordingly, there are significant differences between the Companies Act of the Cayman Islands and the current Companies Act of England. In addition, the Companies Act of the Cayman Islands differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act of the Cayman Islands applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements.   The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the surviving or consolidated company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation; provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement; provided that the arrangement is approved by (a) 75% in value of the shareholders or class of shareholders, or (b) a majority in number representing 75% in value of the creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
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the statutory provisions as to the required majority vote have been met;

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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder(s) upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits.   In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where: a company acts or proposes to act illegally or ultra vires (and is therefore incapable of ratification by the shareholder);
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the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

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those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.   Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.
In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties.   Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and, therefore, it is considered that he owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third-party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Action by Written Consent.   Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our memorandum and articles of association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals.   Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Companies Act does not provide shareholders with the right to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow any one or more of our shareholders who together hold shares which carry in aggregate not less than a majority of all votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our memorandum and articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.
Cumulative Voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders (other than a Founder Entity Appointed Director as defined in our memorandum and articles of association). A director will also cease to be a director if he (i) becomes prohibited by applicable law from being a director; (ii) becomes bankrupt or makes any arrangement or composition with his creditors; (iii) dies or is found to be or becomes of unsound mind; (iv) resigns his office by notice in writing; (v) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated; or (vi) is removed from office pursuant to any other provision of our articles of association.
Transactions with Interested Shareholders.   The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding up.   Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by either an order of the courts of the Cayman Islands or by the board of directors.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Restructuring.   A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:
(a)
is or is likely to become unable to pay its debts; and

(b)
intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.
Variation of Rights of Shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, if at any time our share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not our company is being wound-up, may be varied with the consent in writing of the holders of at least two-thirds of the issued shares of that class or series or with the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with or subsequent to such existing class of shares, or the redemption or purchase of any shares of any class by our company. The rights of the holders of shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.
Amendment of Governing Documents.   Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.
Rights of Non-resident or Foreign Shareholders.   There are no limitations imposed by our memorandum and articles of association on the rights of nonresident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.
History of Securities Issuances
The following is a summary of our securities issuances in the past three years.
Class A Ordinary Shares
We issued an aggregate of 25,963,770 Class A ordinary shares in our US IPO, including (i) 23,227,200 Class A ordinary shares issued on October 28, 2024, and (i) 2,736,570 Class A ordinary shares issued on November 22, 2024 upon exercise of over-allotment option in part by the underwriters.
On October 28, 2024, we issued an aggregate of 62,036,452 Class A ordinary shares to the following investors in several private placements in accordance with Regulation S under the Securities Act concurrently with our US IPO:
(i)
18,774,193 Class A ordinary shares to Alliance Ventures, B.V. for a total consideration of US$97 million;

(ii)
13,455,810 Class A ordinary shares to JSC International Investment Fund SPC for a total consideration of US$69.5 million;

(iii)
9,677,419 Class A ordinary shares to Get Ride Inc. for a total consideration of US$50 million;

(iv)
8,903,225 Class A ordinary shares to Beijing Minghong Management Consulting Partnership (Limited Partnership) for a total consideration of US$46 million;

(v)
5,806,451 Class A ordinary shares to Kechuangzhixing Holdings Limited for a total consideration of US$30 million;

(vi)
3,870,967 Class A ordinary shares to Guangqizhixing Holdings Limited for a total consideration of US$20 million; and

(vii)
1,548,387 Class A ordinary shares to GZJK WENYUAN Inc. for a total consideration of US$8 million.

Ordinary Shares and Preferred Shares
We issued Series D and Series D+ preferred shares at higher prices per share relative to other ordinary shares and other series of preferred shares around the same time. The differences in the consideration paid for the ordinary and preferred shares issued from January 2022 to June 2024, during which the Series D and Series D+ preferred shares were issued, were mainly because of the following reasons:
(i)
Ordinary shares and different series of preferred shares have different fair values as a result of different shareholders’ rights attached to them.

(ii)
There was a large time gap between the share issuance date and the significantly earlier date when our company, which had a lower valuation back then, entered into the related investment agreements with the investors. Pursuant to PRC laws and regulations, PRC entities are required to complete certain filings and procedures to convert Renminbi consideration to U.S. dollars and remit the consideration out of China. These procedures led to the time gap between the signing of the investment agreements and the issuance of shares for certain PRC investors, who had committed to completing the relevant filings and procedures pursuant to the investment agreements.
(iii)
The shares were issued upon the exercise of warrants granted to the lead series A investor in 2018. Such warrants entitled the lead series A investor to acquire the shares at a significant discount, as an incentive for such investor to lead the series A financing round. This share issuance was treated as a deemed distribution, which was recorded in our historical financial statements.

Securities/Purchaser Ordinary Shares	Date of Signing Definitive Investment Agreement	Date of Issuance	Number of Securities	Consideration	Reason(s) for Difference in Consideration Compared to Series D and D+
Guangzhou Hengdazhixing Industrial Investment Fund Partnership (Limited Partnership)	February 2021	July 12, 2022	1,892,780	US$2,000,000	(i) and (ii)
Guangqizhixing Holdings Limited	December 2021	June 30, 2023	1,763,689	US$6,000,000	(i) and (ii)
China-UAE Investment Cooperation Fund, L.P., Allindrive Capital (Cayman) Limited, Catalpa Investments, MOMENTUM VENTURE CAPITAL PTE. LTD., CCB International Overseas Limited, Robert Bosch GmbH, Hainan Kaiyi Investment Partnership (Limited Partnership), Hainan Huifuchangyuan Equity Investment Fund Partnership (Limited Partnership), Guangzhou Yuexiu Jinchan III Equity Investment Fund Partnership (Limited Partnership), Guangzhou Zhiruo Investment Partnership (Limited Partnership), Xiamen Homericapital Junteng Investment Partnership (Limited Partnership), Sailing Innovation Inc, CDBC MANUFACTURING TRANSFORMATION AND UPGRADING FUND and Guangqizhixing Holdings Limited
	July and August 2024	August 9, 2024	12,806,568	US$128.07	—
Series Seed-1 Preferred Shares
Homeric Spirit HK Limited Partnership Fund	December 2021	January 20, 2022	286,246	US$1,000,000	(i)
Zto Ljf Holding Limited	December 2021	January 20, 2022	882,382	US$3,082,602	(i)
Series A Preferred Shares
Alliance Ventures B.V.	October 2018	May 29, 2023	4,400,229	US$4,400.23	(iii)
Shenzhen Yuanan Fule Investment Center Ltd.	October 2018	September 13, 2023	8,142,630	US$8,095,932.02	(ii)
Series B-1 Preferred Shares
Beijing Xufeng Zhiyuan Intelligent Technology Limited Partnership	December 2020	June 15, 2022	66,247,450	US$100,000,000	(ii)
Series B-2 Preferred Shares
Zto Ljf Holding Limited	December 2021	January 20, 2022	1,693,830	US$5,917,395	(i)

Securities/Purchaser Ordinary Shares	Date of Signing Definitive Investment Agreement	Date of Issuance	Number of Securities	Consideration	Reason(s) for Difference in Consideration Compared to Series D and D+
Series B-3 Preferred Shares
Guangzhou Ruosi Investment Partnership (Limited Partnership), Tianjin Wenze Equity Investment Fund Partnership (Limited Partnership), Nanjing Jianye Jushi Technology Innovation Growth Fund (Limited Partnership), Shanghai Daining Business Management Partnership (Limited Partnership), Anhui Hongxinli Equity Investment Partnership (Limited Partnership) and Guangzhou Hengdazhixing Industrial Investment Fund Partnership (Limited Partnership)	December 2020	Various dates from June 2021 to July 2022	18,855,050	US$37,000,000	(ii)
Series D Preferred Shares
China-UAE Investment Cooperation Fund, L.P., Allindrive Capital (Cayman) Limited, Catalpa Investments, MOMENTUM VENTURE CAPITAL PTE. LTD., CCB International Overseas Limited and Robert Bosch GmbH	December 2021	Various dates from January 20, 2022 to June 15, 2022	39,716,614	US$185,000,000	—
Hainan Kaiyi Investment Partnership (Limited Partnership)	December 2021	December 2, 2022	3,220,266	US$15,000,000	—
China-UAE Investment Cooperation Fund, L.P.	December 2021	December 28, 2022	10,734,220	US$50,000,000	—
Hainan Huifuchangyuan Equity Investment Fund Partnership (Limited Partnership)	December 2021	January 19, 2023	1,524,259	US$7,099,998.42	—
Guangqizhixing Holdings Limited	December 2021	June 30, 2023	5,152,425	US$24,000,000	—
Hainan Kaiyi Investment Partnership (Limited Partnership)	December 2021	December 2, 2022	3,220,266	US$15,000,000	—
China-UAE Investment Cooperation Fund, L.P.	December 2021	December 28, 2022	10,734,220	US$50,000,000	—
Hainan Huifuchangyuan Equity Investment Fund Partnership (Limited Partnership)	December 2021	January 19, 2023	1,524,259	US$7,099,998.42	—
Guangqizhixing Holdings Limited	December 2021	June 30, 2023	5,152,425	US$24,000,000	—
Guangzhou Yuexiu Jinchan III Equity Investment Fund Partnership (Limited Partnership)	December 2021	June 27, 2024	1,867,649	US$8,699,507.25	—
Guangzhou Zhiruo Investment Partnership (Limited Partnership)	December 2021	June 27, 2024	301,764	US$1,405,614.42	—
Xiamen Homericapital Junteng Investment Partnership (Limited Partnership)	December 2021	June 27, 2024	429,369	US$2,000,000	—
Series D+ Preferred Shares
Sailing Innovation Inc.	October 2022	November 28, 2023	7,495,687	US$37,800,000	—
CDBC MANUFACTURING TRANSFORMATION AND UPGRADING FUND	October 2022	December 26, 2023	14,934,910	US$70,000,000	—
Warrants
On January 20, 2022, we issued warrants to certain Series D investors, pursuant to which: (i) Hainan Kaiyi Investment Partnership (Limited Partnership) or its affiliate is entitled to purchase 3,220,266 Series D preferred shares with an aggregate exercise price of US$15,000,000; (ii) Shanghai Huitianfu Yijian Equity Investment Management Co., Ltd. or its designated affiliate is entitled to purchase 1,610,133 Series D preferred shares with an aggregate exercise price of up to US$7,500,000; (iii) Guangzhou Yuexiu Jinchan III Equity Investment Fund Partnership (Limited Partnership) or its affiliate is entitled to purchase 1,867,649 Series D preferred shares with an aggregate exercise price of up to US$10,000,000; and (iv) Guangzhou Zhiruo Investment Partnership (Limited Partnership) or its affiliate is entitled to purchase 301,764 Series D preferred shares with an aggregate exercise price of up to US$1,608,100. The warrants are exercisable within ten business days after the later of (A) the respective holder has delivered to us a certified true copy of the ODI approval, and (B) the principal amount of the loan was refunded to the respective holder. On December 2, 2022, we issued 3,220,266 Series D preferred shares to Hainan Kaiyi Investment Partnership (Limited Partnership) upon exercise of the warrant held by it. On January 19, 2023, we issued 1,524,259 Series D preferred shares to Hainan Huifuchangyuan Equity Investment Fund Partnership (Limited Partnership) upon exercise of the warrant held by Shanghai Huitianfu Yijian Equity Investment Management Co., Ltd. On June 27, 2024, we issued 1,867,649 and 301,764 Series D preferred shares to Guangzhou Yuexiu Jinchan III Equity Investment Fund Partnership (Limited Partnership) and Guangzhou Zhiruo Investment Partnership (Limited Partnership), respectively, upon the exercise of all outstanding warrants held by them.
On January 20, 2022, we issued additional warrants to certain Series D investors, pursuant to which: (i) China- UAE Investment Cooperation Fund, L.P. or its designated affiliates have the right to purchase up to 10,734,220 Series D preferred shares with an aggregate exercise price of up to US$50,000,000; (ii) Allindrive Capital (Cayman) Limited is entitled to purchase up to 10,734,220 Series D preferred shares with an aggregate exercise price of up to US$50,000,000; (iii) Catalpa Investments is entitled to purchase up to 2,146,844 Series D preferred shares with an aggregate exercise price of up to US$10,000,000; and (iv) Hainan Kaiyi Investment Partnership (Limited Partnership) or its affiliate is entitled to purchase 2,146,844 Series D preferred shares with an aggregate exercise price of up to US$10,000,000, each at a per share purchase price of US$4.6580. The warrants are exercisable at any time before the earlier of: (x) the later of (A) the expiration of the six (6)-month period following the date of the closing under the purchase agreement, and (B) the closing of the first bona fide equity financing of our company after the date on which the warrant was issued with a per share issue price higher than US$4.6580, and (y) consummation of the Qualified IPO of our company, which is defined as a firm commitment underwritten public offering of the ordinary shares of our company in the United States or another recognized international securities exchange with the per share issue price of no less than US$6.211 and the implied pre-offering market capitalization of our company of not less than US$6,000,000,000, and the gross proceeds to our company of at least US$250,000,000. On December 28, 2022, we issued 10,734,220 Series D preferred shares to China-UAE Investment Cooperation Fund, L.P. upon exercise of the warrant held by it. The other three warrants we issued on January 20, 2022 have expired.
On March 1, 2022, we issued a warrant to Xiamen Homericapital Junteng Investment Partnership (Limited Partnership) that grants it or its designated affiliates the right to purchase 1,133,534 Series D preferred shares or ordinary shares at a per share purchase price of US$4.6580 with an aggregate exercise price of up to US$5,280,000. The warrant is exercisable within ten business days after the later of (A) the holder has delivered to us a certified true copy of the ODI approval, and (B) the principal amount of the loan was refunded to the holder. On May 30, 2024, we entered into an amendment to the warrant, pursuant to which the number of Series D preferred shares that Xiamen Homericapital Junteng Investment Partnership (Limited Partnership) has the right to purchase was reduced to 429,369. On June 27, 2024, we issued 429,369 Series D preferred shares to the holder accordingly upon the exercise of all the outstanding warrants.
On October 31, 2022, we issued two warrants to National Development and Manufacturing Industry Transformation and Upgrading Fund (Limited Partnership) that grant it or its affiliate the right to purchase 11,834,910 Series D+ preferred shares and 3,100,000 Series D+ preferred shares, respectively, with an aggregate exercise price of up to US$59,682,280 and US$10,317,730, respectively. The warrants are exercisable within ten business days after the later of (A) the holder has delivered to us a certified true copy of the ODI approval, and (B) the principal amount of the loan (when provide) was refunded to the holder. On December 26, 2023, we issued 14,934,910 Series D+ preferred shares to CDBC MANUFACTURING TRANSFORMATION AND UPGRADING FUND upon the exercise of the warrants held by National Development and Manufacturing Industry Transformation and Upgrading Fund (Limited Partnership).
Options and Restricted Share Units
We have granted options to purchase our ordinary shares and restricted share units to certain of our directors, officers and employees. See the section titled “Management—Share Incentive Plan—2018 Share Plan” in our Current Report on Form 6-K (File No. 001-42213) filed with the SEC on November 3, 2025, as incorporated by reference herein.

Shareholders Agreement
We entered into the sixth amended and restated shareholders agreement and the sixth amended and restated right of first refusal and co-sale agreement on October 29, 2022, with our shareholders, consisting of holders of ordinary shares, preferred shares and golden shares. The sixth amended and restated shareholders agreement provides for certain shareholders’ rights, including information and inspection rights, registration rights, preemptive right and protective provisions, and contain provisions governing our board of directors and other corporate governance matters. Except for the registration rights, all of these special rights, as well as the corporate governance provisions, were automatically terminated upon the completion of our US IPO. The sixth amended and restated right of first refusal and co-sale agreement provides that shareholders of our preferred shares enjoy certain right of first refusal and co-sale rights, which was also automatically terminated upon the completion of our US IPO.

DESCRIPTION OF PREFERRED SHARES
Under our amended and restated memorandum and articles of association, our board of directors may, without further action by the members, fix the rights, preferences, privileges, restrictions and payment obligations of up to an aggregate of up to 1,000,000,000 (being the number of authorized but undesignated shares under our amended and restated memorandum and articles of association) preferred shares of a par value of US$0.00001 each, in one or more series and authorize their issuance. The undesignated shares authorized under our amended and restated memorandum and articles of association are available for issuance without further action by the members, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed, provided, however, before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, preemption rights, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of the Class A ordinary shares. The specific terms of any series of preferred shares offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred shares. Any issuance of preferred shares could adversely affect the voting power of holders of Class A ordinary shares and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of preferred shares could have the effect of delaying, deterring or preventing a change of control or other corporate action.
The preferred shares will have the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred shares. You should read the prospectus supplement relating to the particular series of preferred shares being offered for specific terms, including:
•
the designation and stated value per share of the preferred shares and the number of shares offered;

•
the amount of liquidation preference per share;

•
the price at which the preferred shares will be issued;

•
the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•
any redemption or sinking fund provisions;

•
if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred shares are denominated and/or in which payments will or may be payable;

•
any conversion provisions; and

•
any other rights, preferences, privileges, limitations and restrictions on the preferred shares.

The preferred shares will, when issued, be fully paid and non-assessable.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
Deutsche Bank Trust Company Americas, as depositary, will register and deliver the ADSs. Each ADS will represent ownership of three Class A ordinary shares, deposited with Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 1 Columbus Circle, New York, NY 10019, USA. The principal executive office of the depositary is located at 1 Columbus Circle, New York, NY 10019, USA.
The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.
We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the Class A ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs. See “—Jurisdiction and Arbitration.”
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see “Where You Can Find Additional Information.”
Holding the ADSs
How will you hold your ADSs?
You may hold ADSs either (1) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (2) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. ADSs will be issued through DRS, unless you specifically request certificated ADRs. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Dividends and Other Distributions
How will you receive dividends and other distributions on the shares?
The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on Class A ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Class A ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our Class A ordinary shares) set by the depositary with respect to the ADSs.
•
Cash.   The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the Class A ordinary shares or any net proceeds from the sale of any Class A ordinary shares, rights, securities or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis and can transfer the U.S. dollars to the United States, and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held for the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders.
Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. See the section titled “Taxation” herein, as may be supplemented by any amendments or prospectus supplements hereto. It will distribute only whole U.S. dollars and cents and will round down fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.
•
Shares.   For any Class A ordinary shares we distribute as a dividend or free distribution, either (1) the depositary will distribute additional ADSs representing such Class A ordinary shares or (2) existing ADSs as of the applicable record date will represent rights and interests in the additional Class A ordinary shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell Class A ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed Class A ordinary shares sufficient to pay its fees and expenses, and any taxes and governmental charges, in connection with that distribution.

•
Elective Distributions in Cash or Shares.   If we offer holders of our Class A ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must timely first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the Class A ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing Class A ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Class A ordinary shares.

•
Rights to Purchase Additional Shares.   If we offer holders of our Class A ordinary shares any rights to subscribe for additional shares, the depositary shall, having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper, distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. The Depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for Class A ordinary shares (rather than ADSs).
U.S. securities laws may restrict transfers and cancellation of the ADSs represented by Class A ordinary shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of Class A ordinary shares or be able to exercise such rights.
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Other Distributions.   Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposit Class A ordinary shares or evidence of rights to receive Class A ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.
How do ADS holders cancel an American Depositary Share?
You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the Class A ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office, to the extent permitted by law.
How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.
Voting Rights
How do you vote?
You may instruct the depositary to vote the Class A ordinary shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the Class A ordinary shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the Class A ordinary shares.

If we ask for your instructions and upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (a) such notice of meeting or solicitation of consents or proxies; (b) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the Class A ordinary shares or other deposited securities represented by such holder’s ADSs; and (c) a brief statement as to the manner in which such instructions may be given to the depositary or deemed given in accordance with the second to last sentence of this paragraph if no instruction is received by the depositary to give a discretionary proxy to a person designated by us. Voting instructions may be given only in respect of a number of ADSs representing an integral number of Class A ordinary shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to applicable law and the provisions of our memorandum and articles of association, to vote or to have its agents vote the Class A ordinary shares or other deposited securities (in person or by proxy) as you instruct. The depositary will only vote or attempt to vote as you instruct.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the Class A ordinary shares underlying your ADSs. In addition, there can be no assurance that ADS holders and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our Class A ordinary shares. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the Class A ordinary shares.
The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the Class A ordinary shares underlying your ADSs are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 30 business days in advance of the meeting date.
Compliance with Regulations
Information Requests
Each ADS holder and beneficial owner shall (a) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Cayman Islands law, any applicable law of the United States of America, our memorandum and articles of association, any resolutions of our Board of Directors adopted pursuant to such memorandum and articles of association, the requirements of any markets or exchanges upon which the Class A ordinary shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or Class A ordinary shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs,

ADRs or Class A ordinary shares may be transferred, to the same extent as if such ADS holder or beneficial owner held Class A ordinary shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.
Disclosure of Interests
Each ADS holder and beneficial owner shall comply with our requests pursuant to Cayman Islands law, the rules and requirements of Nasdaq and any other stock exchange on which the Class A ordinary shares are, or will be, registered, traded or listed or our memorandum and articles of association, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.
Fees and Expenses
As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs):
Service	Fees

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To any person to which ADSs are issued or to any person to which a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)

Up to US$0.05 per ADS issued
• Cancellation of ADSs, including in the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled
• Distribution of cash dividends	Up to US$0.05 per ADS held
• Distribution of cash entitlements (other than cash dividends) and/or cash proceeds from the sale of rights, securities and other entitlements	Up to US$0.05 per ADS held
• Distribution of ADSs pursuant to exercise of rights	Up to US$0.05 per ADS held
• Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to US$0.05 per ADS held
• Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank
As an ADS holder, you will also be responsible for paying certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:
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Fees for the transfer and registration of Class A ordinary shares charged by the registrar and transfer agent for the Class A ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of Class A ordinary shares).

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Expenses incurred for converting foreign currency into U.S. dollars.

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Expenses for cable, telex and fax transmissions and for delivery of securities.

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Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when Class A ordinary shares are deposited or withdrawn from deposit).

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Fees and expenses incurred in connection with the delivery or servicing of Class A ordinary shares on deposit.

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Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to Class A ordinary shares, deposited securities, ADSs and ADRs.

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Any applicable fees and penalties thereon.

The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.
The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.
In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.
The depositary may make payments to us or reimburse us for certain costs and expenses, by making available a portion of the ADS fees collected in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADRs, any surrender of ADRs and withdrawal of deposited securities or the termination of the deposit agreement.
Reclassifications, Recapitalizations and Mergers
If we:	Then:
Change the nominal or par value of our Class A ordinary shares	The cash, shares or other securities received by the depositary will become deposited securities.
Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.

Distribute securities on the Class A ordinary shares that are not distributed to you, or recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action

The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. If any new laws are adopted which would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.
How may the deposit agreement be terminated?
The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary, and in either case we have not appointed a new depositary within 90 days. In either such case, the depositary must notify you at least 30 days before termination.
After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver Class A ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary’s only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.
Books of Depositary
The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.
The depositary will maintain facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up and transfer of ADRs.
These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable written request.
Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:
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are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

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are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, of the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our memorandum and articles of association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions and computer failure);

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are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or provisions of or governing deposited securities;

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are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, any person presenting Class A ordinary shares for deposit or any other person believed by it in good faith to be competent to give such advice or information;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement;

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are not liable for any special, consequential, indirect or punitive damages for any breach of the terms of the deposit agreement, or otherwise;

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may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party;

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disclaim any liability for any action or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting Class A ordinary shares for deposit, holders and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and

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disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADS.

The depositary and any of its agents also disclaim any liability (i) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) for the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) for any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (iv) for any tax consequences that may result from ownership of ADSs, Class A ordinary shares or deposited securities, or (v) for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.
In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Jurisdiction and Arbitration
The laws of the State of New York govern the deposit agreement and the ADSs and we have agreed with the depositary that the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall have exclusive jurisdiction to hear and determine any dispute arising from or in any way relating to the deposit agreement and that the depositary will have the right to refer any claim or dispute arising from the relationship created by the deposit agreement to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration provisions of the deposit agreement do not preclude you from pursuing claims under the Securities Act or the Exchange Act in the United States District Court for the Southern District of New York (or such state courts if the United States District Court for the Southern District of New York lacks subject matter jurisdiction).
Jury Trial Waiver
The deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interests in the ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable law.
Requirements for Depositary Actions
Before the depositary will issue, deliver or register a transfer of an ADS, split up, subdivide or combine ADSs, make a distribution on an ADS, or permit withdrawal of Class A ordinary shares, the depositary may require:
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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any Class A ordinary shares or other deposited securities and payment of the applicable fees, expenses and charges of the depositary;

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satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the deposit agreement; and

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compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations and procedures as the depositary may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.
Your Right to Receive the Shares Underlying Your ADSs
You have the right to cancel your ADSs and withdraw the underlying Class A ordinary shares at any time except:
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when temporary delays arise because: (1) the depositary has closed its transfer books or we have closed our transfer books; (2) the transfer of Class A ordinary shares is blocked to permit voting at a shareholders’ meeting; or (3) we are paying a dividend on our Class A ordinary shares;

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when you owe money to pay fees, taxes and similar charges;

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when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of Class A ordinary shares or other deposited securities, or other circumstances specifically contemplated by Section I.A.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

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for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.

The depositary shall not knowingly accept for deposit under the deposit agreement any Class A ordinary shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such Class A ordinary shares.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
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the title of the series of debt securities;

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any limit upon the aggregate principal amount that may be issued;

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the maturity date or dates;

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the form of the debt securities of the series;

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the applicability of any guarantees;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

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if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

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additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

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additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

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additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

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additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

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whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

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any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
•
if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•
if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•
if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
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the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
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the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

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such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
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to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

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to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

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to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
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extending the fixed maturity of any debt securities of any series;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

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reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
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provide for payment;

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register the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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pay principal of and premium and interest on any debt securities of the series;

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maintain paying agencies;

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hold monies for payment in trust;

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recover excess money held by the trustee;

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compensate and indemnify the trustee; and

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appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS
We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.
General
We may issue warrants to purchase our Class A ordinary shares, Class B ordinary shares, preferred shares, ADSs or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
Equity Warrants
Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.
The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.
The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:
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the title of the equity warrants;

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the offering price;

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the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

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the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

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if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

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the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

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if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

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anti-dilution provisions of the equity warrants, if any;

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redemption or call provisions, if any, applicable to the equity warrants; and

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any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.
Debt Warrants
Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.
The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.
The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:
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the title of the debt warrants;

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the offering price;

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the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

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the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

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the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

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if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

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the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

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if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

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whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

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anti-dilution provisions of the debt warrants, if any;

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redemption or call provisions, if any, applicable to the debt warrants; and

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any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

DESCRIPTION OF UNITS
We may issue units composed of any combination of our Class A ordinary shares, Class B ordinary shares, preferred shares, ADSs, debt securities or warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.
This summary and any description of units in the supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before we issue a series of units. See “Where You Can Find More Information about Us” and “Incorporation of Documents by Reference” above for information on how to obtain a copy of a document when it is filed.
The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

•
whether the units will be issued in fully registered or global form; and

•
any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of American Depositary Shares,” “Description of Debt Securities” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION
We or any selling securityholders may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:
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through agents;

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to dealers or underwriters for resale;

•
directly to purchasers;

•
in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

•
through a combination of any of these methods of sale.

The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.
In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

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at prices related to prevailing market prices; or

•
at negotiated prices.

The prospectus supplement relating to any offering will identify or describe:
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any terms of the offering;

•
any underwriter, dealers or agents;

•
any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•
the net proceeds to us;

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the purchase price of the securities;

•
any delayed delivery arrangements;

•
any over-allotment options under which underwriters may purchase additional securities from us;

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the public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

•
any exchange on which the securities will be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.
If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.
We or any selling securityholders may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.
We or any selling securityholders may also sell securities directly to one or more purchasers without using underwriters or agents. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.
Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.
Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.
If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.
Unless otherwise specified in the applicable prospectus supplement or any free writing prospectus, each class or series of securities offered will be a new issue with no established trading market, other than our ADSs and Class A ordinary shares which are listed on the Nasdaq Global Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or a post-effective amendment.
We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus and applicable prospectus supplement, or otherwise.

TAXATION
Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:
•
political and economic stability;

•
an effective judicial system;

•
a favorable tax system;

•
the absence of exchange control or currency restrictions; and

•
the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:
•
the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

•
Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.
Most of our operations are conducted in China, and a majority of our assets are located in China. A majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.
We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent to receive service of process with respect to any action brought against us under the securities laws of the United States.
We have been informed by Travers Thorp Alberga, our counsel as to Cayman Islands law, that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the securities laws of the United States or any state in the United States. We have also been advised by Travers Thorp Alberga that although there is no statutory enforcement in the Cayman Islands of judgments obtained in a U.S. court (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign monetary judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay a liquidated sum for which such judgment has been given, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty, and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.
However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under civil liability provisions of the securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Commerce & Finance Law Offices, our PRC legal counsel, has advised us that there is uncertainty as to whether the courts of mainland China would:
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recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

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entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Commerce & Finance Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law and other applicable laws and regulations based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty and few other forms of reciprocity between China and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments as of the date of this prospectus. In addition, according to the PRC Civil Procedures Law, courts in China will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law and PRC Law on the Application of Laws to Foreign-related Civil Relations, foreign shareholders may originate actions based on PRC law before a PRC court against a company for disputes relating to contracts or other property interests, and the PRC court may accept a cause of action based on the laws or the parties’ express mutual agreement in contracts choosing PRC courts for dispute resolution if such foreign shareholders can establish sufficient nexus to the PRC for a PRC court to have jurisdiction and meet other procedural requirements, including, among others, that the plaintiff must have a direct interest in the case and that there must be a concrete claim, a factual basis and a cause for the case. The PRC court will determine whether to accept the complaint in accordance with the PRC Civil Procedures Law and PRC Law on the Application of Laws to Foreign-related Civil Relations. The shareholder may participate in the action by itself or entrust any other person or PRC legal counsel to participate on behalf of such shareholder. Foreign citizens and companies will have the same rights as PRC citizens and companies in an action unless the home jurisdiction of such foreign citizens or companies restricts the rights of PRC citizens and companies.
In addition, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding the ADSs or Class A ordinary shares, to establish a connection to mainland China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

LEGAL MATTERS
We are being represented by Cooley LLP with respect to certain legal matters of United States federal securities and New York state law. The validity of the Class A ordinary shares represented by the ADSs and other certain legal matters as to Cayman Islands law will be passed upon for us by Travers Thorp Alberga. Certain legal matters as to PRC law will be passed upon for us by Commerce & Finance Law Offices. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering. Cooley LLP may rely upon Travers Thorp Alberga with respect to matters governed by Cayman Islands law and Commerce & Finance Law Offices with respect to matters governed by PRC law.

EXPERTS
The consolidated financial statements of WeRide Inc. as of December 31, 2023 and 2024, and for each of the years in the three-year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG Huazhen LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The registered business address of KPMG Huazhen LLP is 8th Floor, KPMG Tower, Oriental Plaza 1 East Chang An Avenue, Beijing 100738, the People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing the content of proxy statements to shareholders, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 or visit the SEC website for further information on the operation of the public reference rooms. We also maintain a website at https://ir.weride.ai/, but information on our website, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus and any prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below:
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the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 25, 2025 (the “2024 Annual Report”);

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the Company’s Reports on Forms 6-K filed with the SEC on October 21, 2025, October 31, 2025 and November 3, 2025;

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the description of the securities contained in our registration statement on Form 8-A filed with the SEC on August 9, 2024 (File No. 001-42213) pursuant to Section 12 of the Exchange Act together with all amendments and reports filed for the purpose of updating that description; and

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with respect to each offering of the securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our 2024 Annual Report contains a description of our business and audited consolidated financial statements with reports by independent auditors.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus or the accompanying prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
21st Floor, Tower A, Guanzhou Life Science Innovation Center,
No. 51, Luoxuan Road, Guangzhou International Biotech Island,
Guangzhou 510005
People’s Republic of China
+86 (20) 2909-3388
You should rely only on the information that we incorporate by reference or provide in this prospectus or the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of those documents.

WeRide Inc.
Class A Ordinary Shares

Prospectus Supplement

CICC	(in alphabetical order)	Morgan Stanley
J.P. Morgan
BOC International FUTU Daiwa Capital Markets ABCI ICBCI
                 , 2025